                                                            EX. 4.4
















                               LOAN AGREEMENT

                                   among

                    ROCKEFELLER CENTER PROPERTIES, INC.,

                         THE LENDERS PARTIES HERETO

                                    and

                  GOLDMAN SACHS MORTGAGE COMPANY, as Agent

                                dated as of

                             December 18, 1994

                     TABLE OF CONTENTS

                                                              Page

SECTION  1  DEFINITIONS AND ACCOUNTING TERMS  . . . . . . . . .  1
      1.01  Definitions . . . . . . . . . . . . . . . . . . . .  1
      1.02  Computation of Time Periods . . . . . . . . . . .   11
      1.03  Accounting Terms  . . . . . . . . . . . . . . . .   11

SECTION  2  THE LOAN  . . . . . . . . . . . . . . . . . . . .   11
      2.01  The Loan  . . . . . . . . . . . . . . . . . . . .   11
      2.02  Maturity  . . . . . . . . . . . . . . . . . . . .   12
            (a)   Maturity Date . . . . . . . . . . . . . . .   12
            (b)   Payment . . . . . . . . . . . . . . . . . .   12
      2.03  Interest  . . . . . . . . . . . . . . . . . . . .   12
      2.04  The Notes . . . . . . . . . . . . . . . . . . . .   12
      2.05  Prepayments . . . . . . . . . . . . . . . . . . .   12
            (a)   Voluntary Prepayments . . . . . . . . . . .   12
            (b)   Mandatory Prepayments . . . . . . . . . . .   13
      2.06  Payments and Computations . . . . . . . . . . . .   13
      2.07  Taxes; Regulatory Change  . . . . . . . . . . . .   14
            (a)  Taxes  . . . . . . . . . . . . . . . . . . .   14
            (b)  Regulatory Change  . . . . . . . . . . . . .   16
      2.08  Unavailability  . . . . . . . . . . . . . . . . .   16
      2.09  Break Funding Costs . . . . . . . . . . . . . . .   17
      2.10  Mitigation  . . . . . . . . . . . . . . . . . . .   17
      2.11  Pro Rata Treatment  . . . . . . . . . . . . . . .   17
      2.12  Sharing of Payments . . . . . . . . . . . . . . .   17

SECTION  3  CONDITIONS PRECEDENT  . . . . . . . . . . . . . .   18
      3.01  Disbursement of Loan  . . . . . . . . . . . . . .   18
            (a)   Executed Loan Documents . . . . . . . . . .   18
            (b)   Procedures Regarding Collateral . . . . . .   18
            (c)   No Default; Representations and
                    Warranties  . . . . . . . . . . . . . . .   19
            (d)   Opinion of Counsel  . . . . . . . . . . . .   19
            (e)   Corporate Documents . . . . . . . . . . . .   19
            (f)   Related Transactions  . . . . . . . . . . .   19
            (g)   Fee and Expenses  . . . . . . . . . . . . .   20
            (h)   Other Documents . . . . . . . . . . . . . .   20
            (i)   Loan Agreement Default. . . . . . . . . . .   20
            (j)   Market Conditions . . . . . . . . . . . . .   20
            (k)   Consent to Assignment . . . . . . . . . . .   20
            (l)   Business Combination  . . . . . . . . . . .   20

      3.02  Obligation of Borrower to Close . . . . . . . . .   21

SECTION  4  REPRESENTATIONS AND WARRANTIES OF
            BORROWER  . . . . . . . . . . . . . . . . . . . .   21
      4.01  Existence, Power and Ownership  . . . . . . . . .   21

      4.02  Authorization . . . . . . . . . . . . . . . . . .   21
      4.03  No Violations or Conflicts  . . . . . . . . . . .   21
      4.04  Consents  . . . . . . . . . . . . . . . . . . . .   22
      4.05  Enforceable Obligations . . . . . . . . . . . . .   22
      4.06  Financial Condition; Securities and
                  Exchange Commission Filings . . . . . . . .   22
      4.07  No Default  . . . . . . . . . . . . . . . . . . .   23
      4.08  Liens   . . . . . . . . . . . . . . . . . . . . .   23
      4.09  Indebtedness  . . . . . . . . . . . . . . . . . .   23
      4.10  Litigation  . . . . . . . . . . . . . . . . . . .   23
      4.11  Material Agreements . . . . . . . . . . . . . . .   23
      4.12  Taxes   . . . . . . . . . . . . . . . . . . . . .   23
      4.13  Compliance with Law . . . . . . . . . . . . . . .   24
      4.14  ERISA . . . . . . . . . . . . . . . . . . . . . .   24
      4.15  Subsidiaries  . . . . . . . . . . . . . . . . . .   24
      4.16  Use of Proceeds; Margin Stock . . . . . . . . . .   24
      4.17  Government Regulation . . . . . . . . . . . . . .   25
      4.18  Pari Passu Obligations  . . . . . . . . . . . . .   25
      4.19  Ownership of Real Estate  . . . . . . . . . . . .   25
      4.20  No Pending Condemnation or Eminent Domain . . . .   26
      4.21  Capitalization  . . . . . . . . . . . . . . . . .   26

SECTION  5  AFFIRMATIVE COVENANTS OF THE BORROWER . . . . . .   26
      5.01  Information Covenants . . . . . . . . . . . . . .   26
            (a)   Annual Financial Statements . . . . . . . .   26
            (b)   Auditor's Certificate . . . . . . . . . . .   27
            (c)   Quarterly Financial Statements  . . . . . .   27
            (d)   Officer's Certificate . . . . . . . . . . .   27
            (e)   Auditor's Reports . . . . . . . . . . . . .   27
            (f)   Real Estate and Other Information . . . . .   28
            (g)   Other Information . . . . . . . . . . . . .   28
            (h)   Notice of Default or Litigation . . . . . .   28
            (i)   Changes to Indebtedness . . . . . . . . . .   29
      5.02  Preservation of Existence
                  and Franchises  . . . . . . . . . . . . . .   29
      5.03  Books, Records and Inspections  . . . . . . . . .   29
      5.04  Compliance with Law . . . . . . . . . . . . . . .   29
      5.05  Insurance . . . . . . . . . . . . . . . . . . . .   29
      5.06  Maintenance of Property . . . . . . . . . . . . .   30
      5.07  Plan Assets . . . . . . . . . . . . . . . . . . .   30
      5.08  Intercreditor Agreement . . . . . . . . . . . . .   30
      5.09  Resale of Loan  . . . . . . . . . . . . . . . . .   30

SECTION  6  NEGATIVE COVENANTS  . . . . . . . . . . . . . . .   31
      6.01  Indebtedness  . . . . . . . . . . . . . . . . . .   32
      6.02  Liens   . . . . . . . . . . . . . . . . . . . . .   32
      6.03  Nature of Business  . . . . . . . . . . . . . . .   32
      6.04  Consolidation, Merger, Sale or Purchase
              of Assets . . . . . . . . . . . . . . . . . . .   33

      6.05  Advances, Investments and Loans . . . . . . . . .   33
      6.06  Transactions with Affiliates  . . . . . . . . . .   33
      6.07  Operating Lease Obligations . . . . . . . . . . .   33
      6.08  Sale and Leaseback  . . . . . . . . . . . . . . .   34
      6.09  Governing Documents . . . . . . . . . . . . . . .   34
      6.10  ERISA   . . . . . . . . . . . . . . . . . . . . .   34
      6.11  Dividends . . . . . . . . . . . . . . . . . . . .   34
      6.12  Modifications to Mortgage . . . . . . . . . . . .   34
      6.13  Mortgage Conversion . . . . . . . . . . . . . . .   35
      6.14  Coverage Test . . . . . . . . . . . . . . . . . .   35
      6.15  Modification or Prepayment of
              Indebtedness  . . . . . . . . . . . . . . . . .   35

SECTION  7  EVENTS OF DEFAULT . . . . . . . . . . . . . . . .   35
      7.01  Events of Default . . . . . . . . . . . . . . . .   35
            (a)   Payment . . . . . . . . . . . . . . . . . .   35
            (b)   Representations . . . . . . . . . . . . . .   36
            (c)   Covenants . . . . . . . . . . . . . . . . .   36
            (d)   Other Agreements  . . . . . . . . . . . . .   36
            (e)   Bankruptcy, etc.  . . . . . . . . . . . . .   36
            (f)   Defaults under Other Agreements . . . . . .   37
            (g)   Judgments . . . . . . . . . . . . . . . . .   37
      7.02  Remedies  . . . . . . . . . . . . . . . . . . . .   38

SECTION  8  THE AGENT AND THE LENDERS . . . . . . . . . . . .   38
      8.01  The Agency  . . . . . . . . . . . . . . . . . . .   38
      8.02  The Agent's Duties  . . . . . . . . . . . . . . .   39
      8.03  The Agent's Liabilities . . . . . . . . . . . . .   39
      8.04  The Agent as a Lender . . . . . . . . . . . . . .   40
      8.05  Lender Credit Decision  . . . . . . . . . . . . .   40
      8.06  Indemnification . . . . . . . . . . . . . . . . .   40
      8.07  Successor Agent . . . . . . . . . . . . . . . . .   41

SECTION  9  MISCELLANEOUS . . . . . . . . . . . . . . . . . .   42
      9.01  Notices . . . . . . . . . . . . . . . . . . . . .   42
      9.02  Benefit of Agreement; Assignments and
                  Participations  . . . . . . . . . . . . . .   42
      9.03  No Waiver; Remedies Cumulative  . . . . . . . . .   44
      9.04  Payment of Expenses; Indemnification  . . . . . .   44
      9.05  Amendments, Waivers and Consents  . . . . . . . .   47
      9.06  Counterparts  . . . . . . . . . . . . . . . . . .   47
      9.07  Headings  . . . . . . . . . . . . . . . . . . . .   47
      9.08  Survival of Indemnities . . . . . . . . . . . . .   47
      9.09  Governing Law; Submission to Jurisdiction;
              Venue . . . . . . . . . . . . . . . . . . . . .   48
      9.10  Severability  . . . . . . . . . . . . . . . . . .   48

      9.11  Entirety  . . . . . . . . . . . . . . . . . . . .   48
      9.12  Survival of Representations and
              Warranties  . . . . . . . . . . . . . . . . . .   48

Schedules

Schedule 3.01 - Fees
Schedule 4.09 - Indebtedness
Schedule 4.10 - Litigation
Schedule 4.11 - Material Agreements
Schedule 5.05 - Insurance

Exhibits

Exhibit A - Form of Floating Rate Promissory Note
Exhibit B - Form of Officer's Certificate
Exhibit C - Form of Assignment of Mortgage
Exhibit D - Form of Collateral Trust Agreement
Exhibit E - Form of Letter Agreement
Exhibit F - Form of Registration Rights Agreement

                               LOAN AGREEMENT


            LOAN AGREEMENT, dated as of December 18, 1994 (the "Loan Agreement"), among Rockefeller Center Properties, Inc., a Delaware corporation (the "Borrower"), the lenders identified on the signature pages hereto (each, a "Lender" and, collectively, the "Lenders") and Goldman Sachs Mortgage Company, a New York limited partnership, as Agent for the Lenders (the "Agent").


                                  RECITALS

            WHEREAS, the Borrower has requested that the Lenders make loans to it in the aggregate principal amount of $150,000,000, the proceeds of such loans to be used by the Borrower to retire its outstanding commercial paper, to pay fees and expenses in connection with this Loan Agreement and to satisfy the interest rate swap agreements specified in Schedule 4.09; and

            WHEREAS, the Lenders have agreed to make the requested loans to the Borrower on the terms and conditions hereinafter set forth.

            NOW, THEREFORE, IT IS AGREED AS FOLLOWS:


                                 SECTION 1
                      DEFINITIONS AND ACCOUNTING TERMS

            1.01. Definitions. As used herein, the following terms shall have the meanings specified herein unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all partners, directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation or a partnership if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or to vote 10% or more of the partnership interests of such partnership or (ii) to direct or cause direction of the management and policies of such corporation or partnership, whether through the ownership of voting securities, as managing or general partner, by contract or otherwise.

            "Assignment of Mortgage" means the Assignment of Mortgage in the form of Exhibit C hereto from the Borrower to the Collateral Agent providing for an assignment of the Mortgage as security for the Loan, the 14% Debentures and the Indenture Securities.

            "Base Rate" means the average of the rates of interest per annum publicly announced by each of Citibank, N.A., Chemical Bank and Chase Manhattan Bank, N.A. from time to time as its prime or reference rate, the Base Rate to change as and when the base rate of any such bank shall change.

            "Business Day" means any day other than a Saturday, a Sunday, a legal holiday in New York, New York or a day on which banking institutions in New York, New York are authorized by law or other governmental action to close; provided, however, if the day in question relates to the determination of the LIBO Rate, an Interest Period or an Interest Payment Date, a "Business Day" means a day upon which banks are open for the transaction of business in London, England and New York, New York and dealings in U.S. dollar deposits are also carried on in the London interbank market.

            "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits and certificates of deposit of a bank (an "Approved Bank") that is either (x) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or
(y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof, in each case with maturities of not more than six months from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued or guaranteed by any Approved Bank rated at least A-1 (or the equivalent thereof) by S&P or at least P-1 (or the equivalent thereof) by Moody's and maturing within six months of the date of acquisition, (iv) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the

Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, and (v) publicly traded short-term notes, bonds and other obligations having short-term unsecured debt ratings of at least A-1 (or the equivalent thereof) by S&P or at least P-1 (or the equivalent thereof) by Moody's.

            "Closing Date" has the meaning specified in Section 2.01 hereof.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral Agent" means the Trustee under the Collateral Trust Agreement.

            "Collateral Trust Agreement" means the Collateral Trust Agreement in the form of Exhibit D hereto among the Collateral Agent, the Agent, Whitehall, the Borrower and the Trustee providing for a pledge of the Mortgage Note and other collateral as security for the Loans, the 14% Debentures and the Indenture Securities.

            "Common Stock" means common shares, par value $.01, of the Borrower.

            "Consistent Basis" or "consistent basis" means, with regard to the application of accounting principles, accounting principles consistent in all material respects with the accounting principles used and applied in preparation of the financial statements previously delivered to the Lenders and referred to in Section 4.06.

            "Debenture Purchase Agreement" means the Debenture Purchase Agreement dated the date hereof between the Borrower and Whitehall.

            "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

            "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) which together with the Borrower would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

            "Event of Default" has the meaning specified in Section 7.01 hereof.

            "Fixed Amortization Amount" has the meaning specified in
Section 2.05(b).

            "14% Debentures" means the Borrower's 14% Debentures issued pursuant to the Debenture Purchase Agreement.

            "Generally Accepted Accounting Principles" or "generally accepted accounting principles" means generally accepted accounting principles in the United States in effect as of the date of this Loan Agreement.

            "Guaranty Obligations" means any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness, leases, dividends or other obligations of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent, (i) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements), (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or obligation, or (iv) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof.

            "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money,
(ii) the deferred purchase price of assets which in accordance with generally accepted accounting principles would be shown to be a liability (or on the liability side of a balance sheet) of such Person, (iii) all Guaranty Obligations of such Person, (iv) the maximum amount of all letters of credit issued or acceptance facilities established for the account of such Person and, without duplication, all drafts drawn thereunder (other than letters of credit (x) supporting other Indebtedness of such Person, or
(y) offset by a like amount of cash or government securities held in escrow to secure such letter of credit and draws thereunder), (v) all capitalized lease obligations of such Person, (vi) all indebtedness of another Person secured by any lien on any property of such Person, whether or not such indebtedness has been assumed,
(vii) all obligations under take-or-pay or similar arrangements or under interest rate swap, currency swap, or commodities agreements of such Person, (viii) indebtedness created or arising under any conditional sale or title retention agreement of such Person, (ix) obligations of such Person with respect to withdrawal liability or insufficiency in excess of $5,000,000 (calculated on an accumulated benefit obligation basis) under ERISA or under any qualified plan or related trust and (x) all other obligations which in accordance with generally accepted accounting principles would be shown to be a liability (or on the liability side of a balance sheet) of such Person; provided, however, that Indebtedness shall not include trade payables and accrued expenses arising or incurred in the ordinary course of business.

            "Indenture Securities" means the securities of the Borrower issued pursuant to the 1985 Indenture.

            "Intercreditor Agreement" means the Intercreditor Agreement dated as of the date hereof among the Agent, the Lenders, Whitehall and the Borrower.

            "Interest Payment Date" means the last day of each Interest
Period.

            "Interest Period" means (a) with respect to the initial Interest Period, the period beginning on the Closing Date and ending on the first day of the next succeeding March, June, September or December, as the case may be, and (b) with respect to each succeeding Interest Period, the three-month period beginning on the day after the end of the preceding Interest Period; provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then the Interest Period shall end on the next preceding Business Day), (B) no Interest Period shall extend beyond the Maturity Date and (C) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

            "Lender" has the meaning given to such term in the first paragraph of this Loan Agreement.

            "Letter Agreement" means the letter agreement in the form of Exhibit E hereto regarding the assignment by the Borrower of its title insurance benefits to the Collateral Agent.

            "LIBO Rate" means, with respect to each Interest Period, a rate of interest per annum equal to either (i) the rate per annum for U.S. dollar deposits in the London interbank Eurodollar market appearing on Telerate Page 3750 as of 11:00 a.m. New York City time on the day that is two Business Days before the first day of the applicable Interest Period or
(ii) if the rate referred to in the preceding subparagraph (i) is not available or cannot be determined, the rate per annum as determined by the Agent to be the rate per annum then being paid by first-class banking organizations in the London interbank Eurodollar market at 11:00 a.m.
(New York City time) on the day that is two Business Days before the first day of the applicable Interest Period, in each case in an amount substantially equal to the then aggregate outstanding balance of the Loans and for a period equal to three months.

            "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice perfecting a security interest under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction, or other similar recording or notice statute, and any lease in the nature thereof).

            "Loan" and "Loans" shall have the meanings given to such terms in Section 2.01 hereof.

            "Loan Documents" means this Loan Agreement, the Note, the Assignment of Mortgage, the Collateral Trust Agreement, the Intercreditor Agreement, the Registration Rights Agreement, the Letter Agreement, the Debenture Purchase Agreement, the 14% Debentures, the Security Documents, the Stock Appreciation Rights Agreement, the Stock Appreciation Rights, the Warrant Agreement and the Warrants.

            "Maturity Date" shall have the meaning given to such term in
Section 2.02(a) hereof.

            "Moody's" means Moody's Investors Service, Inc.

            "Mortgage" means, collectively, the Mortgage and Security Agreement, dated as of September 19, 1985, by RCPA and RCP to the Borrower, the Consolidation, Extension, Modification and Spreader Agreement, dated as of September 19, 1985, among RCPA, RCP and the Borrower, recorded with and certified by the City Register of the City of New York, and the Assignment of Rents, dated as of September 19, 1985, by RCPA and RCP to the Borrower, recorded with and certified by the City Register of the City of New York, each as amended from time to time.

            "Mortgage Note" means, collectively, the Mortgage Note, dated as of September 19, 1985, in the amount of $1,255,160,004, in favor of the Borrower and the Consolidated Mortgage Note, dated as of September 19, 1985, in the amount of $44,839,996, each as amended from time to time.

            "Net Cash Flow" means, for the period in question and based on a cash basis of accounting (as modified to deduct accruals for any taxes and insurance), (i) gross receipts and/or income related to the Mortgage Note and Real Estate (including all rents, tax escrows, insurance proceeds, condemnation proceeds, and any other receipts or payments actually received by or on behalf of the Borrower under or in connection with the Real Estate or the Mortgage Note except tax escrows and condemnation and insurance proceeds legally or contractually required to be paid over to another Person by the Borrower whether or not within the period in question) and receipts from any other source, including the net proceeds of any sale of equity by the Borrower, minus (ii) the sum of (x) those actual operating, renting, administrative, legal and other ordinary expenses incurred by the Borrower, (y) interest paid or (without duplication) accrued (on a straight line basis) with respect to the Loan, the 14% Debentures, the Indenture Securities and any other Indebtedness permitted by Section 6.01, and
(z) dividends paid to holders of Common Stock or (without duplication) accrued (on a straight line basis) and distributions, if any, paid or (without duplication) accrued (on a straight line basis) to holders of the Warrants or the Stock Appreciation Rights as permitted by Section 6.11; provided, however, for purposes of this calculation, expenses specified in clause (x) shall not include (except for the accruals described in the first parenthetical of this definition) any non-cash charges of the Borrower, including, without limitation, any depreciation or amortization; and, provided, further, that amounts accrued in respect of interest, dividends or distributions as specified in clauses (y) and (z) above may not be used for any purpose other than such interest payments, dividends or distributions, and, if not so used, such amounts shall be included in the calculation of Net Cash Flow hereunder.

            "1985 Indenture" means the Indenture, dated as of September 15, 1985 from the Borrower to United States Trust Company (as successor to Manufacturers Hanover Trust Company), as Trustee, as amended by the First Supplemental Indenture dated as of December 15, 1985, as further amended from time to time.

            "1985 Loan Agreement" means the Loan Agreement dated as of September 19, 1985 among the Borrower, RCPA and RCP, as amended from time to time.

            "Notes" means, collectively, the floating rate promissory notes of the Borrower in favor of each of the Lenders evidencing the Loans and provided in accordance with Section 2.04 hereof, as such promissory notes may be amended, modified, supplemented or replaced from time to time.

            "Permitted Investments" means cash and Cash Equivalents.

            "Permitted Liens" means (i) Liens created by the Collateral Trust Agreement, the Security Documents, the Assignment of Mortgage and the Letter Agreement or otherwise created by, under or in connection with this Loan Agreement or the other Loan Documents in favor of the Collateral Agent; (ii) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established (and as to which the property subject to such Lien is not yet subject to foreclosure, sale or loss on account thereof); (iii) Liens in respect of property imposed by law arising in the ordinary conduct of business such as materialmen's, mechanics', warehousemen's and other like Liens; provided that such Liens secure only amounts not yet due and payable or amounts being contested in good faith by appropriate proceedings for which adequate reserves have been established (and as to which the property subject to such lien is not yet subject to foreclosure, sale or loss on account thereof); (iv) pledges or deposits made to secure payment under worker's compensation insurance, unemployment insurance, pensions, social security programs, public liability laws or similar legislation; (v) Liens arising from good faith deposits in connection with or to secure performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money); (vi) easements, rights-of-way, restrictions (including zoning restrictions), defects or irregularities in title and other similar charges or encumbrances not, in any material respect, interfering with the ordinary course of business of the Borrower; (vii) leases or subleases granted to others, whether existing now or hereafter entered into, in the ordinary conduct of business, not in any material respect, interfering with the ordinary conduct of business of the Borrower; and (viii) any attachment or judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay.

            "Person" means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise (whether or not incorporated), or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" means any multiemployer or tax-qualified single-employer plan as defined in Section 4001 of ERISA.

            "Plan Assets" means such term within the meaning and as defined in the Department of Labor Regulation 29 CFR Section 2510.3-101, as amended, and the advisory opinions or other administrative interpretations thereunder.

            "Purchase Option" means the Purchase Option, dated as of September 19, 1985, among RCPA, RCP and the Borrower.

            "RCP" means Rockefeller Center Properties, a New York general partnership.

            "RCPA" means RCP Associates, a New York limited partnership.

            "Real Estate" means the real property identified in Exhibit A to the Mortgage and Security Agreement, dated as of September 19, 1985, by RCPA and RCP to the Borrower, but excluding any Development Rights (as defined therein) available to the land identified in Exhibit A and Exhibit C thereto and the area identified in Exhibit B thereto.

            "Registration Rights Agreement" means the Registration Rights Agreement in the form of Exhibit F hereto among the Borrower, the Agent and Whitehall.

            "Regulation G, T, U or X" means, respectively, Regulation G, T, U and X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Required Lenders" means Lenders holding more than 50% of the aggregate outstanding principal amount of the Loans.

            "RGI Plan" shall have the meaning given to such term in Section
4.14 hereof.

            "S&P" means Standard & Poor's Corporation.

            "SAR Agent" means the SAR Agent under the Stock Appreciation Rights Agreement.

            "Security Documents" means the Assignment of Mortgage and the letters of credit delivered in accordance with the Collateral Trust Agreement.

            "Stock Appreciation Rights" means the stock appreciation rights issued pursuant to the Stock Appreciation Rights Agreement.

            "Stock Appreciation Rights Agreement" means the Stock
Appreciation Rights Agreement dated the date hereof between the Borrower and the SAR Agent.

            "Subsidiary" of any Person means, with respect to such Person,
(i) any corporation more than 25% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and
(ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 25% equity interest at any time.

            "Trustee" means United States Trust Company, as Trustee, under the 1985 Indenture, or any successor trustee thereto.

            "Warrant Agent" means the Warrant Agent under the Warrant
Agreement.

            "Warrant Agreement" means the Warrant Agreement dated the date hereof between the Borrower and the Warrant Agent.

            "Warrants" means the warrants for the purchase of shares of Common Stock issued pursuant to the Warrant Agreement.

            "Whitehall" means Whitehall Street Real Estate Limited Partnership V, a Delaware limited partnership.

            1.02. Computation of Time Periods. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

            1.03. Accounting Terms. Accounting terms used but not otherwise defined herein shall have the meanings provided, and be construed in accordance with, generally accepted accounting principles.


                                 SECTION 2
                                  THE LOAN

            2.01. The Loan. Subject to the terms and conditions set forth herein, each Lender agrees to make a term loan (each a "Loan", and collectively, the "Loans") to the Borrower on the Closing Date (as defined below) in a principal amount equal to its loan commitment as set forth on the signature pages hereto, the aggregate principal amount of the Loans to be equal to $150,000,000. Each Lender will make available to the Agent no later than 12:00 noon, New York time, on the Closing Date, the amount of its Loan in immediately available funds at the office of the Agent specified in Section 8.01. Upon receipt by the Agent of all such funds and upon satisfaction of the conditions set forth in Section 3.01, the Agent shall disburse the Loans to the Borrower by making a wire transfer in the aggregate principal amount of the Loans to the account designated by the Borrower. Subject to the provisions of Sections 3.01 and 3.02, the date of the making of the Loans (the "Closing Date") shall occur as soon as practicable but in no event more than 5 Business Days following satisfaction of the condition specified in Section 3.01(k); provided, that the Closing Date shall not occur later than the close of business on March 31, 1995 unless the parties hereto otherwise agree.

            2.02.  Maturity.

            (a) Maturity Date. The Loans shall be due and payable on December 31, 2000 (the "Maturity Date").

            (b) Payment. The Borrower agrees to pay the outstanding principal amount of the Loans, together with all accrued but unpaid interest thereon and all other amounts owing from the Borrower to the Lenders, on the Maturity Date.

            2.03. Interest. The outstanding principal balance of the Loans from time to time shall bear interest at a rate per annum equal to the LIBO Rate plus 4%, or, in the event the interest rate conversion provided by Section 2.08 is elected by the Agent, the Base Rate plus 3%, from the Closing Date through and including the Maturity Date. The interest rate shall be set two Business Days prior to the Closing Date and two Business Days prior to the first day of each Interest Period thereafter. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans shall bear interest, payable on demand, at a rate equal to 4% per annum in excess of the rate otherwise applicable hereunder. Except as otherwise provided herein, accrued interest shall be payable in arrears on each Interest Payment Date.

            2.04. The Notes. The Loans shall be evidenced by duly executed floating rate promissory notes of the Borrower, one such Note for each Lender in the principal amount of each such Lender's Loan, substantially in the form of Exhibit A attached hereto.

            2.05.  Prepayments.

            (a) Voluntary Prepayments. The Borrower shall have the right to prepay the Loans at any time in whole or in part upon 30 days advance written notice to the Agent; provided, however, such prepayments may be made only on the last day of an Interest Period (unless the Borrower pays the breakage costs provided for in Section 2.10 hereof). Voluntary prepayments made during the period from the Closing Date through the first anniversary thereof shall be made at 103% of the principal amount prepaid; voluntary prepayments made during the period from the day after the first anniversary of the Closing Date through the second anniver-sary of the Closing Date shall be made at 101.5% of the principal amount prepaid; and voluntary prepayments made thereafter shall be made at 100% of the principal amount prepaid, in each case with interest accrued to the date of prepayment. Voluntary prepayments of the Loans shall be applied first to accrued but unpaid interest and then to the principal balance of the Loans. Amounts prepaid hereunder may not be reborrowed.

            (b) Mandatory Prepayments. On each Interest Payment Date commencing June 1, 1995 through the Maturity Date the Borrower shall prepay the Loans in an amount equal to Net Cash Flow calculated as of the last day of the most recent fiscal quarter; provided, however, that for each fiscal year through 1999, the prepayment to be made by the Borrower on the last Interest Payment Date in each such fiscal year shall be in an amount equal to the greater of (i) the amount payable hereunder pursuant to the preceding clause and (ii) the Fixed Amortization Amount minus the aggregate amount of prepayments previously made pursuant to this Section 2.05(b) during such fiscal year. "Fixed Amortization Amount" means, for 1995, $3,000,000, for 1996, $9,000,000, for 1997, $10,000,000, for 1998,
$12,000,000 and, for 1999, $15,000,000. Amounts so prepaid may not be reborrowed.

            2.06. Payments and Computations. All payments hereunder shall be made to the Agent, for the benefit of the Lenders, in U.S. dollars in immediately available funds to the account of the Agent as notified to the Borrower not later than 2:00 p.m. (New York City time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. Subject to the definition of Interest Period, whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension). All computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of the Loans, but exclude the date on which the Loans are repaid. All payments received from the Borrower hereunder shall be applied in the following order: first, to the payment of any costs and expenses and other amounts due pursuant to Section 9.04; second, to the payment of any amount due under this Loan Agreement other than any amount referred to in this sentence; third, to the ratable payment of interest due on the Notes; fourth, to the ratable payment of principal and premium, if any, due on the Notes.

            2.07. Taxes; Regulatory Change. (a) Taxes. (i) To the extent permitted by law, all payments under this Loan Agreement and under the Notes (including payments of principal and interest) shall be payable to each Lender free and clear of any and all present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges (collectively, the "Taxes"); provided, that "Taxes" shall not include taxes imposed on or measured by the overall net income of each Lender by the United States of America or any political subdivision or taxing authority thereof or therein, or taxes on or measured by the net income of any foreign office, branch or subsidiary of such Lender by any foreign country or subdivision thereof in which such office, branch or subsidiary is doing business or is organized or considered to be resident. If any Taxes are required to be withheld or deducted from any amount payable under this Loan Agreement or any Note, then the amount payable under this Loan Agreement or such Note shall be increased to the amount which, after deduction from such increased amount of all Taxes required to be withheld or deducted therefrom, will yield to such Lender the amount stated to be payable under this Loan Agreement or such Note. The Borrower shall execute and deliver to any Lender upon its request such further instruments as may be necessary or desirable to give full force and effect to any such increase. The Borrower shall also hold each Lender harmless and indemnify it for any stamp or other similar taxes with respect to the preparation, execution, delivery, recording or enforcement of the Loan Documents (all of which shall be included within "Taxes"). If any of the Taxes specified in this Section 2.07(a) are paid by any Lender, the Borrower shall, upon demand of such Lender, promptly reimburse such Lender for such payments, together with any interest, penalties and expenses incurred in connection therewith. The Borrower shall deliver to the Agent certificates or other valid vouchers for all Taxes or other changes deducted from or paid with respect to payments made by the Borrower hereunder.

            (ii) If any Lender or the Agent receives an official notice of refund in respect of any Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.07, it shall promptly notify the Borrower of the availability of such refund and apply for such refund at the Borrower's expense. If any Lender or the Agent receives a refund in respect of any Taxes as to which it has been indemnified by the Borrower, it shall promptly pay such refund (including interest and penalties, if any) to the Borrower, net of reasonable out-of-pocket expenses of such Lender or the Agent.

            (iii) Each Lender organized under the laws of a jurisdiction outside the United States (a "Non-U.S. Lender"), on or prior to the date of its execution and delivery of this Loan Agreement in the case of each original Lender or on the date of the assignment and acceptance pursuant to which it becomes a Lender in the case of each other Lender (in each such case, the "Initial Date"), and from time to time thereafter as appropriate (but only so long as such Lender remains lawfully able to do so), shall provide each of the Borrower and the Agent two true and complete copies of Internal Revenue Service Form 1001 or 4224 or (in the case of a Lender that has delivered to the Borrower and the Agent a duly executed certificate described below) Form W-8, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Non-U.S. Lender is exempt from United States withholding tax on all payments pursuant to this Loan Agreement or the Notes or, in the case of a Lender providing a Form W-8, certifying that the Lender is a foreign corporation, partnership, estate or trust. If such Non-U.S. Lender delivers a Form W-8, it shall thereafter deliver a certificate representing that such Non-U.S. Lender is not a "bank" for the purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code). A Non-U.S. Lender shall not be entitled to indemnification under the Loan Documents in respect of United States withholding tax to the extent that the obligation to withhold amounts with respect to such tax is imposed under the law (including for purposes of this subparagraph (iii), without limitation, statutes, regulations, and proposed regulations) in existence on the Initial Date or, with respect to payments to a new lending office, the date such Non-U.S. Lender designated such new lending office with respect to a Loan. Nothing in the preceding sentence shall release the Borrower from its obligation to indemnify a Lender other than an original Lender in respect of United States withholding taxes to the extent that those taxes are imposed as a result of a change after the date hereof in the portfolio interest exemption. Further, for any period with respect to which a Non-U.S. Lender has failed to provide the Borrower with the appropriate form and, if applicable, certificate described in this subsection (other than if the Lender is legally unable to provide such form or certificate due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form or certificate otherwise is not required under the first sentence of this subsection (iii), such Lender shall not be entitled to indemnification under the Loan Documents with respect to withholding taxes imposed by the United States.

            (b) Regulatory Change. If, as a result of any change in law or regulation or in the interpretation thereof by any court or governmental or administrative authority or the enactment of any law or regulation, (a) any reserve, special deposit, capital adequacy or similar requirements (other than such requirements as are taken into account in determining the LIBO Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of any Lender is imposed, modified or deemed applicable; or (b) any other condition affecting a Loan subject to the LIBO Rate (other than in respect of taxes covered by Section 2.07(a)or expressly excluded from the definition of Taxes as specified in Section 2.07(a)) is imposed on any Lender and such Lender reasonably determines that, by reason thereof, the cost to such Lender of making or maintaining its Loan is increased, or any amount receivable by such Lender hereunder in respect of any portion of its Loan is reduced, in each case by an amount deemed by such Lender to be material (such increases in cost and reductions in amounts receivable being herein called "Increased Costs"), then the Borrower agrees that it will pay to such Lender upon its request such additional amount or amounts as will compensate such Lender for such Increased Costs to the extent such Lender reasonably determines that such Increased Costs are allocable to its Loan. Each Lender will notify the Borrower of any event occurring after the date hereof which will entitle such Lender to compensation pursuant to this Section 2.07 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Notwithstanding the foregoing, in no event shall the Borrower be required to compensate any Lender for any portion of its income or franchise taxes, whether or not attributable to payments made by such Lender. If any Lender requests compensation under this Section 2.07, the Borrower may, by notice to such Lender, require that such Lender furnish to the Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof.

            2.08. Unavailability. Without limiting the effect of Section 2.07, in the event that, (a) the Agent shall have determined in good faith after reasonable investigation that dollar deposits in the principal amount of the Loans are not generally available in the London interbank market, or
(b) reasonable means do not exist for ascertaining the LIBO Rate, then, if the Agent so elects, by notice to the Borrower, the interest rate applicable to the then outstanding principal balance of the Loans shall be converted to a rate equal to the then Base Rate as in effect from time to time plus 3%.
If the Agent elects to convert the interest rate applicable to the Loans to the Base Rate plus 3% pursuant to the terms of this Section 2.08 the Borrower may, by notice to the Agent, require that the Agent furnish to the Borrower a statement setting forth the basis for such election.

            2.09. Break Funding Costs. The Borrower agrees that it will reimburse each Lender on demand for any loss incurred or to be incurred by such Lender in the reemployment of the funds released by any prepayment of any principal balance of the Loans if such prepayment occurs other than on the last day of an Interest Period. Such loss shall be the difference as reasonably determined by such Lender between the amount that would have been realized by such Lender for the remainder of such Interest Period based on the LIBO Rate applicable for such Interest Period (without regard to the applicable spread over the LIBO Rate referred to in Section 2.03) and any lesser amount that would be realized by such Lender in reemploying the funds received in prepayment by making loans of the same type (but utilizing the then applicable LIBO Rate) in the principal amount prepaid during the period from the date of prepayment to the last day of the then applicable Interest Period.

            2.10. Mitigation. The Lenders shall use reasonable efforts to avoid or mitigate any indemnifiable Taxes, increased cost, reduced receivable or suspension of the availability of the LIBO Rate under Sections 2.07 and 2.08 to the greatest extent practicable (including transferring the Loan to an affiliate) unless, in the opinion of any Lender, such efforts would be likely to have any adverse effect upon it.

            2.11. Pro Rata Treatment. Except to the extent otherwise provided herein, each Loan, each payment or prepayment of principal of any Loan, and each payment of interest on the Loans, shall be allocated pro rata among the Lenders. The Agent agrees to forward to the Lenders such principal and interest payments on the same Business Day as such amounts are received, collected or applied by the Agent from the Borrower unless the Agent receives such amounts after 2:00 p.m., New York time, in which case such payments shall be forwarded by the Agent to the Lenders on the next Business Day.

            2.12. Sharing of Payments. Each Lender agrees that, in the event that any Lender shall obtain any payment in respect of any Loan owing to such Lender under this Loan Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its pro rata share as provided for in this Loan Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Lenders' Loans, in such amounts and with such other adjustments from time to time, as shall be equitable in order that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Loan Agreement. Each Lender further agrees that if a payment to a Lender (which is obtained by such Lender through the exercise of a right of set-off, banker's lien, counterclaim or otherwise) shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation.


                                 SECTION 3
                            CONDITIONS PRECEDENT

            3.01. Disbursement of Loan. The obligation of the Lenders to disburse the principal amount of the Loans is subject to the satisfaction (or waiver by the Lenders, provided, that the Lenders shall not waive the condition set forth in Section 3.01(k) without the consent of the Borrower which consent shall not be unreasonably withheld by the Borrower) on or prior to the Closing Date of the following conditions (in form and substance acceptable to the Lenders) and the Borrower agrees to use its best efforts to the extent possible to satisfy such conditions as promptly as practicable after the date hereof:

            (a) Executed Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the parties thereto and the Lenders shall have received executed copies of each of the Loan Documents, including the Assignment of Mortgage in recordable form.

            (b) Procedures Regarding Collateral. Completion to the satisfaction of the Lenders of all steps necessary to create in favor of the Collateral Agent a valid, binding and perfected first priority pledge of the Mortgage Note and assignment of the Mortgage, including recordation of the Assignment of Mortgage.

            (c) No Default; Representations and Warranties. Receipt by the Agent of a certificate signed by the President of the Borrower to the effect that both at the time of the making of the Loans and after giving effect thereto (i) there shall exist no Default or Event of Default, and
(ii) all representations and warranties contained herein and in the other Loan Documents then in effect shall be true and correct in all material respects.

            (d) Opinion of Counsel. Receipt by the Agent of a legal opinion, or opinions, in form and substance reasonably satisfactory to the Agent and dated as of the Closing Date, from legal counsel to the Borrower as to legal matters referred to in Section 4.

            (e) Corporate Documents. Receipt by the Agent of all documents reasonably requested by the Agent relating to the existence of the Borrower, the validity of the Loan Documents and other matters relating thereto, in form and substance satisfactory to the Agent, including, but not limited to:

                  (i) Certificates of Authorization and Incumbency. Certificate of the Secretary of the Borrower, dated as of the Closing Date, as to resolutions approving and adopting the Loan Documents and authorizing the execution and delivery thereof and as to the authority of the persons executing such documents.

                  (ii) Certificates of Incorporation and By-laws. Copies of the Certificate of Incorporation and By-laws of the Borrower, together with all amendments thereto certified as of the Closing Date.

                  (iii) Certificates of Good Standing or Existence. Certificates of good standing or existence for the Borrower issued as of a recent date by its state of organization and each other state where the Borrower, by the nature of its business, is required to qualify or register.

            (f) Related Transactions. Closing of the transactions relating to the issuance of the 14% Debentures, the Stock Appreciation Rights and the Warrants and review and approval by the Agent of the documents relating thereto.

            (g) Fee and Expenses. Payment to the Agent of a fee as set forth in Schedule 3.01 and all expenses of the Agent in connection herewith shall be made on the Closing Date. Such fee and expenses shall be paid out of the proceeds of the Loans.

            (h) Other Documents. Receipt by the Agent of such other certificates and documents as it may reasonably request.

            (i) Loan Agreement Default. No Event of Default under the 1985 Loan Agreement, no event of the nature described in Section 5.01(a) of the Mortgage which with the giving of notice or lapse of time or both would constitute such an Event of Default, and no event of the nature described in Sections 5.01(f) and (g) of the New Mortgage (as defined in the 1985 Loan Agreement) or Sections 5.01(e) and (f) of the Consolidated Mortgage (as defined in the 1985 Loan Agreement) shall have occurred and be continuing.

            (j) Market Conditions. There shall be no (i) suspension or material limitation in trading in securities generally on the New York Stock Exchange (the "NYSE"); (ii) suspension or material limitation in trading in the Company's securities on the NYSE; (iii) general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iv) since November 21, 1994, outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Agent makes it impracticable or inadvisable to proceed with the transactions contemplated hereunder on the terms and in the manner contemplated herein.

            (k) Consent to Assignment. The Borrower shall have obtained the unconditional consent of RCP and RCPA to the assignment to the Collateral Agent of the Mortgage and the Mortgage Note and such consent shall be in full force and effect.

            (l) Business Combination. Except with respect to the issuance of the Warrants and the Stock Appreciation Rights, the Borrower shall not have entered into any arrangement or agreement in respect of a "business combination" as defined in the Certificate of Incorporation of the Borrower (but disregarding any reference to an "Acquiring Person" in such definition).

            3.02. Obligation of Borrower to Close. The obligation of the Borrower to close the loan transaction contemplated hereby is subject to Whitehall not being in default of its obligation to close the purchase of the 14% Debentures.



                                 SECTION 4
                 REPRESENTATIONS AND WARRANTIES OF BORROWER

            The Borrower hereby represents and warrants to the Lenders that on the date hereof and on the Closing Date (before and after giving effect to the making of the Loans):

            4.01.  Existence, Power and Ownership.

            (a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and it has all power and authority under such laws and its certificate of incorporation and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            (b) It is subject to taxation as a real estate investment trust (a "REIT") under Subchapter M of the Code and has satisfied all requirements to continue to qualify as a REIT. It is not aware of any fact or circumstance that could reasonably be expected to prevent it from continuing to so qualify in the future.

            4.02. Authorization. It has the corporate power and authority to enter into this Loan Agreement and the other Loan Documents and to perform its obligations under and consummate the transactions contemplated by such Loan Documents and has by proper action duly authorized the execution and delivery of the Loan Documents.

            4.03. No Violations or Conflicts. Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will (i) violate or conflict with any provision of its certificate of Incorporation or By-laws, (ii) violate any law, regulation (including without limitation Regulation G, T, U or X), order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate or materially conflict with any contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, or (iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or in connection with the Loan Documents) upon or with respect to its properties.

            4.04. Consents. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person is required in connection with the execution, delivery or performance of this Loan Agreement or any of the other Loan Documents, except for the consent of RCP and RCPA to the assignment to the Collateral Agent of the Mortgage and the Mortgage Note and except for any Hart-Scott-Rodino Act filings in connection with the exercise of the Warrants.

            4.05. Enforceable Obligations. This Loan Agreement and the other Loan Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

            4.06. Financial Condition; Securities and Exchange Commission Filings. (a) Since January 1, 1992, the Borrower has made all required filings with the Securities and Exchange Commission, and such filings are complete and correct in all material respects and do not contain any untrue statement of a material fact or omit any material fact required to be stated therein necessary to make the statements therein not misleading.
The financial statements of the Borrower contained in such filings are true and correct and fairly present the financial condition and results of operations of the Borrower as of their dates and for the respective periods covered thereby; such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as noted therein); and since the date of such financial statements, except as disclosed in such filings with the Securities and Exchange Commission made on or prior to the date hereof, there have occurred no changes or circumstances which have had or are likely to have a material adverse effect on the Borrower and the financial statements referenced above.

            (b) The Borrower has delivered to the Agent true and correct copies of correspondence between the Borrower and the Securities and Exchange Commission relating to the Borrower's filing on Form 10-K for the year ended December 31, 1993.

            4.07. No Default. No Default or Event of Default presently exists.

            4.08. Liens. Except for Permitted Liens, it has good and marketable title to all of its properties and assets free and clear of all Liens.

            4.09. Indebtedness. It has no Indebtedness (including, without limitation, any Guaranty Obligations) except for the Loan, the 14% Debentures and the other Indebtedness specified on Schedule 4.09 hereto.

            4.10. Litigation. Except as specified in Schedule 4.10 hereto, there are no actions, suits or legal, equitable, arbitration or administrative proceedings (including those relating to environmental matters), pending or, to the knowledge of the Borrower threatened, against the Borrower which, if adversely determined, would have a material adverse effect on the financial condition of the Borrower. The Borrower is not aware of any fact or condition in respect of the Real Estate that could reasonably be expected to result in any such action, suit, or proceeding or in the incurrence of any material liability in respect of environmental matters.

            4.11.  Material Agreements.  Except as specified on
Schedule 4.11 hereto and except agreements filed as exhibits to its filings with the Securities and Exchange Commission prior to the date hereof, it is not a party to any material contract, lease, loan agreement, indenture, mortgage, security agreement or other material agreement or obligation other than (i) the Loan Documents, (ii) the documents evidencing the Indebtedness described in Section 4.09, and (iii) the Mortgage, Mortgage Note, 1985 Loan Agreements and any agreement or obligation relating to the mortgage loan evidenced by the foregoing. Except as specified in Schedule
4.11 hereto and except as disclosed in its filings with the Securities and Exchange Commission prior to the date hereof, it is not engaged in any negotiations with, and has no plans or intention to enter into any other agreements, or modifications of agreements, with RCP or RCPA.

            4.12. Taxes. It has filed, or caused to be filed, all material reports and returns with respect to taxes (federal, state, local and foreign) required to be filed and such reports and returns were true, complete and accurate in all material respects and it has paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other material taxes, fees, assessments and other governmental charges (including documentary stamp taxes and intangible taxes) owing (or necessary to preserve any Liens in favor of the Collateral Agent), by it, except for such taxes (i) which are not yet delinquent or (ii) as are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with generally accepted accounting principles, but only so long as there is no material liability or any risk of material loss, sale or forfeiture of any collateral pledged to the Collateral Agent. It is not aware of any proposed material tax assessments against it. No extension of time for assessment or payment by the Borrower of any federal, state or local tax is in effect. All mortgage recording taxes in respect of the Mortgage have been paid.

            4.13. Compliance with Law. It is in compliance with all laws, rules, regulations, orders and decrees applicable to it or to its properties.

            4.14. ERISA. Except for the Retirement Income Plan for Salaried Employees of Rockefeller Group, Inc., as amended or supplemented in the ordinary course of business from time to time (the "RGI Plan"), neither it nor its ERISA Affiliates have established, maintained or been obligated to contribute to any Plan at any time during the five calendar years preceding the Closing Date.

            4.15. Subsidiaries. It has no Subsidiaries other than Deucalion Capital Corporation, a Delaware corporation.

            4.16. Use of Proceeds; Margin Stock. It will use the proceeds of the Loans hereunder on the Closing Date solely to retire its outstanding commercial paper, to pay fees and expenses in connection with this Loan Agreement and to satisfy the interest rate swap agreements specified in paragraph B. of Schedule 4.09; provided, that, if any such commercial paper may not be prepaid on the Closing Date, the Borrower will place sufficient funds for prepayment in full thereof in escrow with the applicable paying agent. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation G, T, U, or X or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation G, T, U or X. As of the Closing Date the Borrower does not own any "margin stock".

             4.17. Government Regulation. It is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Interstate Commerce Act, each as amended. In addition, it is not (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            4.18. Pari Passu Obligations. The obligations of the Borrower hereunder and under the Notes and under the Debenture Purchase Agreement and the 14% Debentures rank and will at all times rank pari passu with all other obligations of the Borrower in respect of its unsubordinated indebtedness for borrowed money, and there is no indebtedness for borrowed money of the Borrower senior to the Notes or the 14% Debentures.

            4.19. Ownership of Real Estate. The Borrower has good and marketable title to the Mortgage Note, the Mortgage, the Letters of Credit (as specified on Schedule II to the Collateral Trust Agreement (the "Letters of Credit")) and the Title Insurance (as defined in the Collateral Trust Agreement), free and clear of all liens, except (i) the liens to be granted pursuant to the Loan Documents and (ii) the restrictions on transfer contained in the 1985 Loan Agreement, the Letters of Credit and the Title Insurance. The Borrower has not granted to any other person any rights, recorded or unrecorded, in the Mortgage or the Mortgage Note. To the best of the Borrower's knowledge, no person, other than the Borrower, has any right or option, recorded or unrecorded, to acquire the Real Estate or any portion thereof or interest therein. The Mortgage remains a valid lien on all the Real Estate and on the Lessor's interest in all Leases (as defined in the Mortgage), with a priority in all material respects no less than its priority as of September 19, 1985 except as such priority may be affected by the subordination referred to in Clause (ii) of Recital G to the Amendment and Restatement of the Mortgage dated as of December 1, 1988. The outstanding aggregate principal amount of the Mortgage Note is $1,300,000,000, and no default exists thereunder.

            4.20. No Pending Condemnation or Eminent Domain. The Borrower has no knowledge of any pending or threatened condemnation or eminent domain proceedings which would affect the Real Estate.

            4.21. Capitalization. As of the date hereof, the Borrower's authorized capital stock consists of 150,000,000 shares of Common Stock and 38,260,704 shares of Common Stock were issued and outstanding, no shares of Common Stock were held in treasury, and there were no outstanding employee stock options. The Common Stock constitutes all of the issued and outstanding capital stock of the Borrower. There are no other classes of capital stock of the Borrower authorized or outstanding. The outstanding Common Stock is duly authorized, validly issued, fully paid and non-assessable. Except for the transactions contemplated by the Loan Documents and except in respect of the Indenture Securities, there are no preemptive or other outstanding rights, options, warrants, conversion rights or agreements or commitments of any character relating to the Borrower's authorized and issued, unissued or treasury shares of capital stock, and the Borrower has not issued any debt securities, other securities, rights or obligations that are currently outstanding and are convertible into or exchangeable for, or giving any Person a right to subscribe for or acquire, capital stock of the Borrower.


                                 SECTION 5
                   AFFIRMATIVE COVENANTS OF THE BORROWER

            The Borrower hereby covenants and agrees that so long as this Loan Agreement is in effect and until the Loans, together with interest, fees and other obligations hereunder, have been paid in full:

            5.01. Information Covenants. The Borrower will furnish, or cause to be furnished, to the Lenders:

            (a) Annual Financial Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, a balance sheet of the Borrower as at the end of such fiscal year together with related statements of income and retained earnings and of cash flows for such fiscal year, all in reasonable detail and examined by independent certified public accountants of recognized national standing whose opinion shall be to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except for changes with which such accountants concur) and shall not be qualified as to the scope of the audit, all of the foregoing to be in reasonable detail and in form and substance satisfactory to the Agent.

            (b) Auditor's Certificate. At the time of delivery of the financial statements provided for in Section 5.01(a) hereof, a certificate from the accountants examining such financial statements, that, to the best of their knowledge, no Event of Default exists, or, if any Event of Default does exist, providing a reasonably detailed summary of all relevant information known to such accountants.

            (c) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year of the Borrower, (i) except for the fourth fiscal quarter of each fiscal year, a balance sheet of the Borrower as at the end of such quarterly period together with related statements of income and retained earnings for such quarterly period and for the portion of the fiscal year ending with such period, all in reasonable detail and in form and substance satisfactory to the Agent, and accompanied by a certificate of the President of the Borrower as being true and correct and as having been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments, (ii) a report showing the calculation of Net Cash Flow for such fiscal quarter and (iii) estimates made in good faith by the Borrower of the items specified in (ii) above relating to the next fiscal quarter. For so long as the Borrower is required to file reports pursuant to the Securities Exchange Act of 1934, the Borrower may satisfy its obligations under Section 5.01(a) and 5.01(c)(i) hereof by delivering to the Agent, within the time periods specified in such Sections, copies of its reports on Form 10-K and Form 10-Q, respectively, with the Securities and Exchange Commission.

            (d) Officer's Certificate. At the time of delivery of the financial statements provided for in Section 5.01(c) hereof, a certificate of the President of the Borrower substantially in the form of Exhibit B to the effect that no Default or Event of Default exists, or, if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

            (e) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or management letter submitted by independent accountants to the Borrower in connection with any annual, interim or special audit of the books of Borrower.

            (f) Real Estate and Other Information. Promptly upon receipt thereof, copies of all financial information, reports and other documents received by the Borrower pursuant to the 1985 Loan Agreement and the Mortgage, including without limitation, all documents delivered to Borrower pursuant to Sections 6.05 and 6.08 of the 1985 Loan Agreement and Sections 704 and 1010 of the Mortgage .

            (g) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Borrower as the Agent may reasonably request, including without limitation copies or summaries of, as the case may be, all non-routine correspondence to or from and summaries of contacts and conversations with RCP, RCPA or any of their affiliates, subject to compliance with any applicable confidentiality restrictions agreed to by the Borrower in good faith.

            (h) Notice of Default or Litigation. Upon the Borrower obtaining knowledge thereof, it will give written notice to the Agent promptly, but in any event within five Business Days, of the occurrence of any of the following with respect to the Borrower: (i) the occurrence of an event or condition consisting of a Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, (ii) the pendency or commencement of any litigation, arbitral or governmental proceeding against the Borrower in which damages are sought or environmental remediation demanded which exceeds $1,000,000 in any instance or $5,000,000 in the aggregate or which might otherwise materially adversely affect the business, properties, assets, condition (financial or otherwise) or prospects of the Borrower, (iii) any levy of an attachment, execution or other process against its assets in excess of $1,000,000, (iv) the occurrence of an event or condition which shall constitute a default or event of default under any other agreement for borrowed money in excess of $1,000,000, (v) any development in its business or affairs which has resulted in, or which the Borrower reasonably believes may result in, a material adverse effect on the business, properties, assets, condition (financial or otherwise) or prospects of the Borrower,
(vi) the institution of any proceedings against, or the receipt of notice of potential liability or responsibility for any violation, or alleged violation of, any federal, state or local law, rule or regulation, the violation of which could give rise to a material liability, or have a material adverse effect on the business, assets, properties condition (financial or otherwise) or prospects of the Borrower, or (vii) the occurrence of an event or condition which may render the Borrower unable to qualify as a REIT under the Code.

            (i) Changes to Indebtedness. Within 30 days prior thereto, notice of any proposed extension, renewal, refinancing or modification of Indebtedness made pursuant to Section 6.01(iv) or Section 6.15.

            5.02. Preservation of Existence and Franchises. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority and will at all times take all reasonable steps necessary to qualify to be taxed as a REIT as long as a REIT is accorded substantially the same treatment under the United States income tax laws from time to time in effect as under Sections 856-860 of the Code, in effect at the date of this Loan Agreement, as originally executed.

            5.03. Books, Records and Inspections. The Borrower will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of generally accepted accounting principles applied on a consistent basis (including the establishment and maintenance of appropriate reserves). The Borrower will permit, on reasonable notice, officers or designated representatives of the Lender to visit and inspect its books of account and records and any of its properties or assets and to discuss the affairs, finances and accounts of the Borrower with, and be advised as to the same by, its officers, directors and independent accountants.

            5.04. Compliance with Law. The Borrower will comply in all material respects with all applicable laws, rules, regulations and orders of, and all applicable restrictions imposed by, all applicable governmental bodies, foreign or domestic, or authorities and agencies thereof (including quasi-governmental authorities and agencies), in respect of the conduct of its business and the ownership of its property.

            5.05. Insurance. Except as specified in Schedule 5.05, the Borrower will at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

            5.06. Maintenance of Property. The Borrower will maintain and preserve its properties and assets in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and assets from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

            5.07. Plan Assets. The Borrower will use its best efforts to not take any action that would cause it to be deemed to hold Plan Assets at any time.

            5.08. Intercreditor Agreement. The Borrower will comply with the terms of the Intercreditor Agreement in respect of payments to be made in respect of the Notes and the 14% Debentures notwithstanding that such terms may alter the provisions set forth herein, in the Notes, in the Debenture Purchase Agreement or in the 14% Debentures.

            5.09. Resale of Loan. The Borrower, upon the request of the Required Lenders from time to time, will exchange the Notes for any other evidences of indebtedness or debt securities, whether floating rate notes, debentures or otherwise (the "New Debt"), and shall enter into any such agreements, whether in the form of an amendment hereto, an indenture, a note purchase agreement or otherwise (the "New Documents"), as shall be deemed necessary or desirable by the Lenders in connection with the resale of the Loans, whether as a private placement, a registered public offering or otherwise, provided only that the aggregate principal amount of the New Debt shall be equal to the unpaid principal amount of the Loans at the time of exchange and the business terms (including aggregate interest) of the New Documents shall be substantially the same as the business terms (including affirmative and negative covenants) contained herein. Notwithstanding the foregoing, it is understood by the parties that (a) the definition of the terms "LIBO Rate" and "Interest Period" may be revised to provide for one-month Interest Periods and a corresponding adjustment of the 4% margin if the definition of the term "Interest Period" (but not the definition of "LIBO Rate") should change, (b) the New Debt shall be in such denominations and tranches and have such other features (including, without limitation, intercreditor and/or priority arrangements) as may be deemed appropriate by the Lenders, (c) the New Documents will contain additional terms and provisions governing the voting rights of the holders of the New Debt including the requirement of unanimous approval of the holders of New Debt for waivers or amendments in respect of Section 6.12 and any release of security for the New Debt, in each case, to the extent desired by the Lenders, any provision relating to payment of interest, repayment of principal or payment of any fees or indemnities and any other provisions customarily so treated, (d) the New Documents will contain such additional terms and provisions as are customarily contained in such documents governing the issuance of debt including provisions governing the rights of indenture trustees and/or administrative agents and bank set-off and sharing provisions, as applicable, (e) the New Documents will contain such other additional terms and provisions as are reasonably requested by the Lenders in order to effectuate the resale of the Loans and such other additions hereto or variations herefrom as are requested by any rating agency rating the New Debt, including, without limitation, requiring accrual of payments that are due in escrow or trust accounts, except to the extent otherwise prohibited by the 1985 Indenture and except that no such escrow shall be required in respect of regularly scheduled payments on account of the Loans and (f) the New Documents will be in such form and will contain such terms and provisions as are necessary to comply with all applicable securities laws, including, in the case of an indenture, the Trust Indenture Act of 1939, as amended. In furtherance of the foregoing, the Borrower will provide the Lenders with all such documents and information, financial or otherwise, assist in all such due diligence and do such other things and enter into such other agreements as are necessary or, in the judgment of the Lenders, desirable to resell the Loans and carry out the intent of this Section 5.09. The term "Lender" as used in this Loan Agreement shall include any trustee for an indenture pursuant to which the New Debt is issued.


                                 SECTION 6
                             NEGATIVE COVENANTS

            The Borrower hereby covenants and agrees that so long as this Loan Agreement is in effect and until the Loans, together with all interest, fees and other obligations hereunder, have been paid in full:

            6.01.  Indebtedness.    The Borrower will not contract, create,
incur, assume or permit to exist any Indebtedness, except:

                (i) Indebtedness arising under this Loan Agreement and the other Loan Documents;

               (ii) Current liabilities for taxes and assessments incurred or arising in the ordinary course of business;

              (iii) Indebtedness in respect of current accounts payable or accrued (other than for borrowed money or purchase money obligations) and incurred in the ordinary course of business; provided, that all such liabilities, accounts and claims shall be paid when due (or in conformity with customary trade terms);

               (iv) Indebtedness in effect on the date hereof (as specified in Schedule 4.09) and any extensions, renewals or refinancings thereof in an amount not to exceed the outstanding accreted amount thereof on the date of refinancing; provided that no such Indebtedness may be renewed, extended or refinanced if, as a result thereof, quarterly debt service of the Borrower would be materially increased or Net Cash Flow of the Borrower would be materially decreased;

                (v) Unsecured Indebtedness in an aggregate amount not to exceed $10,000,000 at any time outstanding incurred by the Borrower to cover working capital needs; and

               (vi) 14% Debentures issued in connection with the conversion of Stock Appreciation Rights.

            6.02. Liens. Except with respect to Permitted Liens, the Borrower will not (i) contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, (ii) sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to it) or (iii) assign any right to receive income.

            6.03. Nature of Business. The Borrower (i) will not alter the character or conduct of its business from that conducted as of the Closing Date which is and shall be limited to the ownership and management of the Mortgage, the

Mortgage Note and the partnership interests in any partnership which owns the Real Estate and (ii) will not permit its Subsidiary to engage in any business activity whatsoever or to own any assets or incur any liabilities.

            6.04. Consolidation, Merger, Sale or Purchase of Assets. The Borrower will not dissolve, liquidate, or wind up its affairs, and will not enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or any part of its property or assets or, other than in the ordinary course of its business, purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any part of the property or assets of any Person, except that the Borrower may merge or be consolidated with any other U.S. corporation so long as (i) the Borrower shall be the surviving corporation, (ii) after giving effect to any such transaction, no Default or Event of Default shall exist, including, without limitation, any Default in respect of Section 6.03 and (iii) the surviving corporation shall have a number of authorized, issued and outstanding shares of capital stock no greater than that of the Borrower immediately prior to such transaction.

            6.05. Advances, Investments and Loans. The Borrower will not lend money or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person except for Permitted Investments.

            6.06. Transactions with Affiliates. The Borrower will not enter into any transaction or series of transactions with any stockholder, employee or Affiliate other than on terms and conditions substantially as favorable to the Borrower as would be obtainable by it in a comparable arm's-length transaction with a Person other than a stockholder, employee or Affiliate, except for employment contracts and other employee benefit plans and arrangements entered into in the ordinary course of business and approved by the compensation committee of the Board of Directors of the Borrower, and compensation arrangements with directors approved by the Board of Directors of the Borrower.

            6.07. Operating Lease Obligations. The Borrower will not enter into, assume or permit to exist any obligations for the payment of rent for any property (real, personal or mixed, tangible or intangible) under leases, subleases or similar arrangements as lessee, except for the Borrower's leases for office space on reasonable terms.

            6.08. Sale and Leaseback. The Borrower will not enter into any arrangement pursuant to which it will lease back, as lessee, any property (real, personal or mixed, tangible or intangible) previously owned by it and sold or otherwise transferred or disposed of, directly or indirectly, to the owner-lessor of such property.

            6.09. Governing Documents. The Borrower will not propose or initiate any action in respect of any amendment, modification, supplement, waiver or termination of any provisions of its Certificate of Incorporation or By-Laws, except for an amendment to its Certificate of Incorporation to eliminate or modify the "Limit" provided for in Article Ninth (A) thereof.

            6.10. ERISA. Except for the RGI Plan, the Borrower will not establish any Plan or take any action that would cause it to become obligated under any Plan.

            6.11. Dividends. The Borrower will not declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, Common Stock, (i) subject to clauses
(ii) and (iii) below, in an amount in excess of $.80 per share per annum, adjusted to reflect any stock splits, stock dividends or similar transactions, unless and to the extent required to meet qualification rules for a REIT requiring distributions of 95% (or such other percentage as may be required by a change in the Code applicable to REITs) (such required distributions are referred to herein as "REIT Distributions"), (ii) at any time when a payment default exists under the Mortgage, the Mortgage Note or the 1985 Loan Agreement except for REIT Distributions and (iii) if the Borrower shall not qualify to be taxed as a REIT under the Code. The Borrower will not make any payment on account of a Warrant or Stock Appreciation Right in an amount per share in excess of the positive difference between (x) any amounts per share paid to holders of Common Stock pursuant to the preceding sentence and (y) $.60 per annum, adjusted to reflect any stock splits, stock dividends or similar transactions; provided, that this Section 6.11 shall not operate to prevent the exercise of Warrants or conversion of Stock Appreciation Rights in accordance with their respective terms or any payment on 14% Debentures issued on conversion of Stock Appreciation Rights.

            6.12. Modifications to Mortgage. The Borrower will not amend or in any way waive or modify any payment provision of the Mortgage or the Mortgage Note and will not amend Article X of the 1985 Loan Agreement or the Purchase Option.

            6.13. Mortgage Conversion. The Borrower will not exercise the rights granted to it in the Purchase Option and Article X of the 1985 Loan Agreement.

            6.14. Coverage Test. Net Cash Flow of the Borrower for each twelve-month period ending December 31, determined as of December 1 in each such period (but giving effect to payments due and revenues anticipated through December 31), shall not be less than 125% of the Fixed Amortization Amount for such period.

            6.15. Modification or Prepayment of Indebtedness. The Borrower will not modify any Indebtedness if (i) quarterly debt service of the Borrower would be materially increased or Net Cash Flow of the Borrower would be materially decreased as a result thereof or (ii) the business, properties, assets, condition (financial or otherwise) or prospects of the Borrower might otherwise be materially adversely affected. The Borrower will not prepay or acquire any of its Indebtedness (other than as required by the terms thereof as in effect on the date hereof or permitted hereunder in respect of the Loans or under the Debenture Purchase Agreement in respect of the 14% Debentures and except for the Indebtedness permitted under Section 6.01(v)) and will cause to remain outstanding in full force and effect until their respective termination dates the interest rate swap agreements specified in paragraph A of Schedule 4.09.


                                 SECTION 7
                             EVENTS OF DEFAULT

            7.01. Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

            (a) Payment. The Borrower shall (i) default in the payment when due of any principal owing hereunder or under the Notes (including any mandatory prepayment required hereunder or any voluntary prepayment after giving notice thereof in accordance with
      Section 2.05), or (ii) default in the payment when due of any inter-est, fees or other amounts owing hereunder, under the Notes, the Collateral Trust Agreement, the Security Documents or the Letter Agreement or in connection herewith and such default referred to in this subpara-graph (ii) shall continue unremedied for at least ten days; or

            (b) Representations. Any representation, warranty or statement made on the date hereof or deemed to be made as of the Closing Date by the Borrower herein or in any of the Security Documents, the Collateral Trust Agreement or the Letter Agreement or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made; or

            (c) Covenants. The Borrower shall (i) default in the due performance or observance of any term, covenant or agreement contained in Section 5.01(h)(i) or in Section 6 (other than Sections 6.06, 6.07 and 6.10), or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsection (a), (b) or (c) (i) of this Section 7.01) contained in this Loan Agreement and such default referred to in this subparagraph (ii) shall continue unremedied for a period of at least 30 days after notice from the Agent of such default; or

            (d) Other Agreements. The Borrower shall default in the due performance or observance of any term, covenant or agreement in any of the Security Documents, the Collateral Trust Agreement or the Letter Agreement (subject to applicable grace or cure periods, if any) applicable to it, or the Security Documents, the Collateral Trust Agreement or the Letter Agreement shall fail to be in full force and effect or to give the Collateral Agent, the Agent and the Lenders the Liens, rights, powers and privileges purported to be created thereby (except insofar as such failure is due to the act of the Collateral Agent, the Agent or any Lender); or

            (e) Bankruptcy, etc. (i) The Borrower shall commence a voluntary case concerning itself under the Bankruptcy Code in Title 11 of the United States Code (as amended, modified, succeeded or replaced, from time to time, the "Bankruptcy Code"); or (ii) an involuntary case is commenced against the Borrower under the Bank-ruptcy Code and the petition is not dismissed within 90 days after commencement of the case; or (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of all or substantially all of the property of the Borrower; or (iv) the

      Borrower commences any other proceeding under any reorganization, arrangement, adjustment of the debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower; or (v) there is commenced against the Borrower any such proceeding which remains undismissed for a period of 90 days after commencement of such proceeding; or (vi) the Borrower is adjudicated insolvent or bankrupt; or (vii) any order of relief or other order approving any such case or proceeding is entered; or (viii) the Borrower suffers appointment of any custodian or the like for it or for any substantial part of its property and such appointment continues unchanged or unstayed for a period of 90 days after commencement of such appointment; or (ix) the Borrower makes a general assignment for the benefit of creditors; or (x) any corporate action is taken by the Borrower for the purpose of effecting any of the foregoing; or

            (f)  Defaults under Other Agreements.  (i) The Borrower shall
      (x) default in any payment in an amount of $1,000,000 or more (beyond the applicable grace period with respect thereto, if any) with respect to any other Indebtedness, or (y) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default, in the case of
      (y), or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness, in an amount of $1,000,000 or more, to become due prior to stated maturity, or (ii) any such Indebtedness of the Borrower, in an amount of $1,000,000 or more, shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof.

            (g) Judgments. One or more final judgments or decrees shall be entered against the Borrower involving a liability of $1,000,000 or more in any instance, or $5,000,000 or more in the aggregate for all such judgments and decrees collectively (not paid or fully covered by insurance provided by a carrier who has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged, paid or stayed or bonded pending appeal within the time permitted to appeal therefrom.

            7.02 Remedies. Upon the occurrence of an Event of Default, the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower, take any of the following actions without prejudice to its rights to enforce its claims against the Borrower, except as otherwise specifically provided for herein:

                (i) Acceleration of Loan. Declare the unpaid principal of and any accrued interest in respect of the Loans and the Notes to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and

               (ii) Enforcement of Rights. Enforce any and all Liens and security interests in favor of the Agent and the Lenders in respect of the Notes and the Loans and any other amounts due, including, without limitation, all rights and interests created and existing under any of the Security Documents, the Collateral Trust Agreement and the Letter Agreement and all rights of set-off;

provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 7.01(e) shall occur, then the Notes and the Loans shall immediately become due and payable without the giving of any notice or other action by the Agent or any Lender.


                                 SECTION 8
                         THE AGENT AND THE LENDERS

            8.01. The Agency. Each Lender appoints Goldman Sachs Mortgage Company as its Agent hereunder and irrevocably authorizes the Agent to take such action on its behalf and to exercise such powers hereunder and thereunder as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto, including the execution and delivery by the Agent on behalf of such Lender of the Collateral Trust Agreement and any documents related thereto and the exercise by the Agent of powers delegated to the Agent and the Lenders thereby, and the Agent hereby accepts such appointment subject to the terms hereof. The relationship between the Agent and the Lenders shall be that of agent and principal only and nothing herein or therein shall be construed to constitute the Agent a trustee for any Lender nor to impose on the Agent duties or obligations other than those expressly provided for herein.

            8.02. The Agent's Duties. The Agent shall promptly forward to each Lender copies, or notify each Lender as to the contents, of all notices and other communications received from the Borrower pursuant to the terms of this Loan Agreement, the Assignment of Mortgage, the Collateral Trust Agreement and the Letter Agreement and, in the event that the Borrower fails to pay when due the principal of or interest on any Loan, the Agent shall promptly give notice thereof to the Lenders. As to any other matter not expressly provided for herein or therein, the Agent shall have no duty to act or refrain from acting with respect to the Borrower, except upon the instructions of the Required Lenders. The Agent shall not be bound by any waiver, amendment, supplement, or modification of this Loan Agreement or the other Loan Documents which affects its duties hereunder and thereunder, unless it shall have given its prior written consent thereto. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements binding on the Borrower pursuant to this Loan Agreement, the Assignment of Mortgage, the Collateral Trust Agreement or the Letter Agreement nor shall it be deemed to have knowledge of the occurrence of any Default or Event of Default (other than a failure of the Borrower to pay when due the principal or interest on any Loan), unless it shall have received written notice from the Borrower or a Lender specifying such Default or Event of Default and stating that such notice is a "Notice of Default".

            8.03. The Agent's Liabilities. Each of the Lenders and the Borrower agrees that (i) neither the Agent in such capacity nor any of its officers or employees shall be liable for any action taken or omitted to be taken by any of them hereunder except for its or their own gross negligence or wilful misconduct, (ii) neither the Agent in such capacity nor any of its officers or employees shall be liable for any action taken or omitted to be taken by any of them in good faith in reliance upon the advise of counsel, independent public accountants or other experts selected by the Agent, and (iii) the Agent in such capacity shall be entitled to rely upon any notice, consent, certificate, statement or other document (including any telegram, cable, telex, facsimile or telephone transmission) believed by it to be genuine and correct and to have been signed and/or sent by the proper Persons.

            8.04. The Agent as a Lender. The Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" or "Lenders", unless the context otherwise indicated, include the Agent in its individual capacity. The Agent may, without any liability to account, maintain deposits or credit balances for, invest in, lend money to and generally engage in any kind of banking business with the Borrower or any affiliate of the Borrower as if it were any other Lender and without any duty to account therefor to the other Lenders.

            8.05. Lender Credit Decision. Neither the Agent nor any of its officers or employees has any responsibility for, gives any guaranty in respect of, nor makes any representation to the Lenders as to, (i) the condition, financial or otherwise, of the Borrower or the truth of any representation or warranty given or made herein or in any other Loan Document, or in connection herewith or therewith or (ii) the validity, execution, sufficiency, effectiveness, construction, adequacy, enforceability or value of this Loan Agreement, the Assignment of Mortgage, the Collateral Trust Agreement or the Letter Agreement or any other document or instrument related hereto or thereto. Except as specifically provided herein and in the Assignment of Mortgage, the Collateral Trust Agreement and the Letter Agreement to which the Agent is a party, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to the operations, business, property, condition or creditworthiness of the Borrower, whether such information comes into the Agent's possession on or before the date hereof or at any time thereafter. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Loan Agreement and to authorize the Agent to execute on its behalf the Collateral Trust Agreement. Each Lender also acknowledges that it will independently and without reliance upon the Agent or any other Lender, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Loan Agreement or any other Loan Document.

            8.06. Indemnification. Each Lender agrees (which agreement shall survive payment of the Loans and the Notes) to indemnify the Agent, to the extent not reimbursed by the Borrower, ratably in accordance with their Loans (as of the time of the incurrence of the liability being indemnified against), from and against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Loan Agreement or any other Loan Document, or any action taken or omitted to be taken by the Agent hereunder or thereunder; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Agent or any of its officers or employees. Without limiting the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in such capacity in connection with the preparation, execution or enforcement of, or legal advice in respect of rights or responsibilities under, this Loan Agreement, the Assignment of Mortgage, the Collateral Trust Agreement or the Letter Agreement or any amendments or supplements hereto or thereto, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

            8.07 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time by the Required Lenders by giving written notice thereof to the Agent, the other Lenders and the Borrower at least
10 Business Days prior to the effective date of such removal. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving of notice of resignation, or the Required Lenders' giving notice of removal, as the case may be, the resigning or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers privileges and duties of the resigned or removed Agent, and the resigned or removed Agent shall be discharged from its duties and obligations under this Loan Agreement. After any Agent's resignation or removal hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Loan Agreement.


                                 SECTION 9
                               MISCELLANEOUS

            9.01. Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

      if to the Agent:  Goldman Sachs Mortgage Company
                                    85 Broad Street, 27th Floor
                                    New York, New York  10004

                                    Attention:  Steven Mnuchin
                                    Telephone:  902-0100
                                    Telecopy:   902-3000

                                    Copy to:      Frances Bermanzohn
                                    Telephone:  902-2609
                                    Telecopy:   902-3000

      if to the Borrower:     Rockefeller Center Properties, Inc.
                                    1270 Avenue of the Americas
                                    New York, New York  10020

                                    Attention:  Secretary
                                    Telephone:  698-1440
                                    Telecopy:   698-1453

      if to the Lenders:      at the addresses set forth on the signature
                              pages hereto

            9.02.  Benefit of Agreement; Assignments and Participations.

            (a) This Loan Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign and transfer any of its interests without prior written consent of the Lenders.

            (b) Any Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Loan. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Loan Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including the right to approve any amendment, modification or waiver of any provision of this Loan Agreement; provided, that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Loan Agreement described in clauses (i) through (vi), inclusive, of Section
9.05 without the consent of the Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.07, 2.09 and
9.04 with respect to its participating interest; provided, that all amounts payable to a Lender for the account of a Participant under Sections 2.07,
2.09 and 9.04 shall be determined as if such Lender had not granted such participation to the Participant.

            (c) Any Lender may at any time assign to one or more banks or other institutions (each as "Assignee") all or a proportionate part, of its rights and obligations under this Loan Agreement and its Note, and such Assignee shall assume such rights and obligations, pursuant to an instrument executed by such Assignee, such transferor Lender and the Agent. Upon execution and delivery of such an instrument, notification to the Borrower of such Assignment and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Loan Agreement and shall have all the rights and obligations of a Lender and the transferor Lender shall be released from its obligations hereunder to a corresponding extent. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee.

            (d)   The Agent shall maintain at its address referred to in
Section 9.01 a register for the recordation of the names and addresses of the Lenders and the principal amount of the Loans owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders shall treat only the Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            9.03. No Waiver; Remedies Cumulative. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder or under any of the Security Documents, the Collateral Trust Agreement or the Letter Agreement and no course of dealing between the Borrower and any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any of the Security Documents, the Collateral Trust Agreement or the Letter Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Lenders would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lenders to any other or further action in any circumstances without notice or demand.

            9.04. Payment of Expenses; Indemnification. The Borrower agrees to:

                (i) pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery and administration of this Loan Agreement, the Security Documents, the Collateral Trust Agreement and the Letter Agreement and the documents and instruments referred to therein and in connection with the resale of the Loans, the exchange of the Notes for the New Debt and the negotiation, preparation, execution and delivery of any New Documents as contemplated by Section 5.09
      (including, without limitation, the fees and expenses of Sullivan & Cromwell and Cleary, Gottlieb, Steen & Hamilton, special counsel to the Agent, and any indenture trustee, administrative agent or like parties in respect of the New Debt, and the reasonable travel expenses of employees of the Agent) and any amendment, waiver or consent relating hereto or thereto including, but not limited to, any such amend-ments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrower under this Loan Agreement and of the Agent and the Lenders in connection with enforcement of the Security Documents, the Collateral Trust Agreement and the Letter Agreement and the documents and instruments referred to therein (including, without limitation, the fees and disbursements of counsel for the Agent and the Lenders);

               (ii) pay and hold the Agent and the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Agent or the Lenders) to pay such taxes;

          (iii) indemnify the Agent and the Lenders, their respective officers, directors, partners, employees, representatives, affiliates and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement, the Security Documents, the Collateral Trust Agreement or the Letter Agreement or the use of proceeds of the Loans hereunder or the consummation of any other transactions contemplated in this Agreement, the Security Documents, the Collateral Trust Agreement or the Letter Agreement (including the resale of the Loans and the exchange of the Notes as contemplated by Section 5.09), including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, as the same are incurred (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified); and

            (iv) if the indemnification provided for in Section 9.04(iii) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then the Borrower shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Borrower on the one hand and the Lenders and the Agent on the other from the consummation of the transactions contemplated in this Loan Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Borrower on the one hand and the Lenders and the Agent on the other in connection with the actions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Borrower on the one hand and the Agent and the Lenders on the other hand shall be deemed to be in the same proportion as the total net proceeds from the Loans (before deducting expenses) received by the Borrower bear to the net fees paid in accordance with Section 3.01(g) and retained by the indemnified Agent or Lender. The relative fault shall be determined by reference to, among other things, whether the action of the Borrower on the one hand or the Lenders and the Agent on the other and the parties relative intent, knowledge, access to informa-tion and opportunity to correct or prevent such statement or omission. The Borrower and the Lenders and the Agent agree that it would not be just and equitable if contributions pursuant to this subsection (iv) were determined by any method of allocation which does not take account of the equitable considerations referred to above in this subsection (iv). The amounts paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, as the same are incurred.

Neither the Agent nor any Lender, nor any of their partners, directors, officers, agents or employees, shall be liable to the Borrower for any action taken or omitted to be taken by it or any of them under or in connection with any Loan Document, except for gross negligence or willful misconduct attributable to such Person.

            9.05. Amendments, Waivers and Consents. Any provision of this Loan Agreement, the Notes, any of the Security Documents, the Collateral Trust Agreement or the Letter Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided, that no such amendment, waiver or modification shall, unless signed by all the Lenders
(i) subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the percentage of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this
Section 9.05 or any other provision of this Loan Agreement, (v) release all or substantially all of the collateral for the Loans or (vi) amend or waive the provisions of Section 6.12 or this Section 9.05.

            9.06. Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Loan Agreement to produce or account for more than one such counterpart.

            9.07. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Loan Agreement.

            9.08. Survival of Indemnities. All indemnities set forth herein, including, without limitation, in Section 9.04, shall survive the execution and delivery of this Loan Agreement, the making of the Loan, and the repayment of the Loan and other obligations hereunder.

            9.09.  Governing Law; Submission to Jurisdiction; Venue.

            (a) THIS LOAN AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Nothing herein shall affect the right of the Agent or any Lender to commence legal proceedings or to otherwise proceed against the Borrower in any other jurisdiction.

            (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Loan Agreement, any of the Security Documents, the Collateral Trust Agreement or the Letter Agreement brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (c) THE BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

            9.10. Severability. If any provision of this Loan Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

            9.11. Entirety. This Loan Agreement together with the other Loan Documents represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral or written, if any, relating to the Loan Documents or the transactions contemplated herein; provided, however, that nothing contained herein shall affect any of the obligations of the Borrower to Goldman, Sachs & Co. and Whitehall (and their respective affiliates) under the letter of intent, dated November 17, 1994 among the Borrower and Goldman, Sachs & Co. and Whitehall.

            9.12. Survival of Representations and Warranties. All representations and warranties made by the Borrower herein shall survive delivery of the Notes and the making of the Loans hereunder.

            IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Loan Agreement to be duly executed under seal and delivered as of the date first above written.


                        ROCKEFELLER CENTER PROPERTIES, INC.



                        By:/s/ Richard M. Scarlata
                           Richard M. Scarlata
                           President and CEO


                        GOLDMAN SACHS MORTGAGE COMPANY, as Agent and as
                        Lender


                              By:   Goldman Sachs Real Estate Funding
                                    Corp., General Partner


                              By:/s/ Steven T. Mnuchin
                                 Steven T. Mnuchin
                                 President


                        Loan Commitment:  $150,000,000

                               SCHEDULE 3.01


                                    Fees


            The Agent shall be paid a fee in the amount of 4.75% of the aggregate principal amount of the Loans.

                               SCHEDULE 4.09

                                Indebtedness


 A. Outstanding Indebtedness

    Current Coupon Convertible Debentures due
    2000                                             $213,170,000

    Zero Coupon Convertible Debentures due 2000       326,863,314(1)

    Letter of Credit supporting Company's
       Commercial Paper Program                       200,000,000
    Accrued interest payable in connection with
       Current Coupon Convertible Debentures
       due 2000                                        50,954,187(2)

    Dividends payable December 30, 1994                 5,739,106(3)
    Interest rate swaps (See Part C(i))                19,046,677(4)

                                                     $815,773,284

 (1)   Accreted value at 12/31/94
 (2)   Accrued balance at 11/30/94
 (3)   Dividend declared 12/12/94
 (4) Net mark-to-market settlement price at 11/30/94 as reported by SWAP counterparties


 B. Outstanding Indebtedness to be repaid on or after Closing Date Letter of Credit supporting Company's
       Commercial Paper Program                      $200,000,000

    Interest rate swaps (See Part C(ii))               13,005,995

                                                     $213,005,995






















                                   1 of 3

SWAPS
30-Nov-94

                                                                                           Net                  Floating  Mark-to
      Financial        Notional    Maturity    RCPI                 RCPI                 Receipt/               Rate      Market
C(i) Institution       Principal   Date       Receives              Pays                (Payment)   Net Rate    Resets  30-Nov-94

                  SWAP #                         Float               Fixed
                                                 Rate                Rate

   AIG Finan Pr  5   (30,000,000)  14-Jan-98  5.37500% 1,612,500  9.84000% (2,952,000) (1,339,500) 4.46500% 1/14, 7/14 (2,040,072)

   Barclay's     6   (25,000,000)  12-Mar-98  5.31250% 1,328,125  9.33000% (2,332,500) (1,004,375) 4.01750% 3/12, 9/12 (1,231,010)

   Barclay's     8   (50,000,000)  20-Apr-98  5.81250% 2,906,250  9.68500% (4,842,500) (1,936,250) 3.87250% 4/20,10/20 (2,769,600)

                    (105,000,000)             5.56845% 5,846,875  9.64476%(10,127,000) (4,280,125) 4.07631%            (6,040,682)


(ii)    SWAPS to be settled on or after closing date

      Liability   SWAP #                         Float               Fixed
      swaps                                      Rate                Rate

  Chase Manhat   7   (20,000,000) 02-Feb-98  5.31250% 1,062,500  9.14000% (1,828,000)   (765,500) 3.82750% 2/2,   8/2    (954,295)

  Chase Manhat   1   (30,000,000) 15-Oct-99  4.87500% 1,462,500  9.98000% (2,994,000) (1,531,500) 5.10500% 6/21, 12/21 (3,028,516)

  Chase Manhat   2   (30,000,000) 15-Oct-99  4.87500% 1,462,500  9.98000% (2,994,000) (1,531,500) 5.10500% 6/22, 12/22 (3,025,333)

  Chase Manhat   3   (20,000,000) 05-Oct-99  5.06250% 1,012,500  9.84000% (1,968,000)   (955,500) 4.77750% 6/29, 12/29 (1,853,551)

  Chemical Ban   9   (50,000,000) 10-Jun-99  5.81250% 2,906,250  9.73600% (4,868,000) (1,961,750) 3.92350% 4/20, 10/20 (3,581,000)

  Bank of Amer   4   (30,000,000) 30-Jun-97  5.25000% 1,575,000  9.84190% (2,952,570) (1,377,570) 4.59190% 1/12, 7/12  (1,906,000)

                    (180,000,000)            5.26736% 9,481,250  9.78032%(17,604,570) (8,123,320) 4.51296%            $14,348,695)







                                                 2 of 3

SWAPS to be settled on or after closing date (cont'd.)

(ii)
(cont.)

                                                                                     Net                 Floating         Mark-to
       Financial          Notional   Maturity    RCPI              RCPI            Receipt/              Rate             Market
C(i)  Institution         Principal   Date     Receives            Pays           (Payment)  Net Rate    Resets          30-Nov-94

                  SWAP #                        Fixed              Float
                                                Rate               Rate

  Chemical Ban   2   5,000,000  30-Nov-95  9.70000%  485,000  5.93750% (296,875) 188,125 3.76250% 2/16, 5/16, 8/16, 11/16 113,700

  Chemical Ban   4   5,000,000  29-Mar-96  9.23000%  461,500  5.25000% (262,500) 199,000 3.98000% 3/29, 6/29, 9/29, 12/29 161,000

  Chemical Ban   3   5,000,000  15-Sep-96  9.24500%  462,250  5.06250% (253,125) 209,125 4.18250% 3/15, 6/15, 9/15, 12/15 135,000

  Bank of Amer   8   5,000,000  15-Feb-96  9.43000%  471,500  5.81250% (290,625) 180,875 3.61750% 2/15, 5/15, 8/15, 11/15 245,000

  Bank of Amer   5   5,000,000  19-Sep-96  9.47000%  473,500  5.06250% (253,125) 220,375 4.40750% 3/21, 6/21, 9/21, 12/21 191,000

  Bank of Amer   7   5,000,000  30-Sep-97  9.56000%  478,000  5.26560% (263,280) 214,720 4.29440% 3/30, 6/30, 9/30, 12/30 241,000

  Bank of Amer   6   5,000,000  15-Apr-98  9.58700%  479,350  5.62500% (281,250) 198,100 3.96200% 1/17, 4/17, 7/17, 10/17 256,000

                    35,000,000             9.46029% 3,311,100 5.43080%(1,900,780) 1,410,320 4.02949%                    1,342,700

                                                                        SWAPS to be settled on or after closing date  (13,005,995)

                                                                                                   Total at 11/30/94  (19,046,677)



<TABLE/>

















                                   3 of 3


                               SCHEDULE 4.10

                                 Litigation


            Bear Stearns & Co. Inc. and Donaldson, Lufkin & Jenrette
Securities Corporation have threatened to initiate litigation against the Borrower to recover an investment banking fee in the amount of approximately $4 million claimed to be due from the Borrower to such firms.


                               SCHEDULE 4.11

                          Material Agreements and
                       Negotiations with RCP or RCPA


 Material Agreements           --    No exceptions

 Negotiations with RCP or      --    The Borrower has requested the
 RCPA                                consent specified in Section
                                     3.01(k) and discussions with
                                     respect to such consent are
                                     ongoing.


                               SCHEDULE 5.05

                                 Insurance


            The Borrower's Directors' and Officers' Insurance Policy contains an endorsement (No. 7) reading as follows:

            It is agreed that the Insurer shall not be liable to make any payment for Loss in connection with any claim made against the Insureds brought by or on behalf of Rockefeller Group, Inc., any of its subsidiaries (directly or indirectly owned), its management and all entities controlled by or affiliated with Rockefeller Group, Inc. and the management thereof.


                                 EXHIBIT A

                       Floating Rate Promissory Note


$___________                              December __, 1994


            ROCKEFELLER CENTER PROPERTIES, INC., a Delaware corporation
(the "Borrower"), for value received, hereby promises to pay to the order of ______________ (the "Lender"), to the account of ________________________ at __________________, in lawful money of the
United States, the principal sum of $____________ on December 31, 2000.
This Note shall bear interest on the unpaid principal amount hereof, payable at the rates and on the dates set forth in the Loan Agreement (as hereinafter defined).

            Except as provided in the Loan Agreement, if this Note becomes due and payable on a day which is not a Business Day (as defined in the Agreement), the maturity hereof shall be extended to the next succeeding
Business Day, and interest shall be payable hereon at the rate specified in the Agreement during such extension.

            Except as provided in the Loan Agreement, the Borrower waives presentment, demand, protest or other notice of any kind.

            This Note is one of the Notes referred to in the Loan
Agreement, dated as of December __, 1994, among the Borrower, the Lenders parties thereto and Goldman Sachs Mortgage Company, as Agent (the "Loan
Agreement"), and is entitled to the benefits provided therein. This Note is subject to prepayment in whole or in part and its maturity is subject to acceleration upon the terms provided in the Loan Agreement.

                              ROCKEFELLER CENTER PROPERTIES, INC.


                              By


























                                    A-1


                                 EXHIBIT B

                           Officer's Certificate


            I, _________________________, ________________ of Rockefeller
Center Properties, Inc. (the "Borrower"), hereby certify that, to the best of my knowledge, with respect to that certain Loan Agreement among the Borrower, the Lenders parties thereto and Goldman Sachs Mortgage Company, as Agent, dated as of December __, 1994, as of the date hereof no Default or Event of Default has occurred and is continuing.


            This the ________ day of _______________, 19___.


                                          _________________________
                                          Name:____________________
                                          Title:___________________












































                                    B-1


                                 EXHIBIT C

                       Form of Assignment of Mortgage

 [See EXHIBIT A to Collateral Trust Agreement which is attached as Exhibit
D]

























































                                    C-1



                                 EXHIBIT D










                                 COLLATERAL

                              TRUST AGREEMENT

                                by and among

                    ROCKEFELLER CENTER PROPERTIES, INC.

                                    and

                           BANKERS TRUST COMPANY

                                    and

                              GARY R. VAUGHAN,
                                  Trustees

                               ______________

                       Dated as of  December 29, 1994































                                    D-1


                             TABLE OF CONTENTS

Page

PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

DECLARATION OF TRUST  . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 1  DEFINITIONS; DELIVERY OF COLLATERAL  . . . . . . . . . . . .   3
   Section 1.1.   Definitions and Other Matters . . . . . . . . . . . .   3
   Section 1.2.   Delivery of Collateral  . . . . . . . . . . . . . . .   8

SECTION 2  ACTIONABLE DEFAULTS; REMEDIES  . . . . . . . . . . . . . . .   8
   Section 2.1.   Actionable Default  . . . . . . . . . . . . . . . . .   8
   Section 2.2.   Remedies  . . . . . . . . . . . . . . . . . . . . . .   9
   Section 2.3.   Right to Initiate Judicial Proceedings, Etc.  . . . .  10
   Section 2.4.   Appointment of a Receiver . . . . . . . . . . . . . .  10
   Section 2.5.   Exercise of Powers  . . . . . . . . . . . . . . . . .  11
   Section 2.6.   Control by Lenders  . . . . . . . . . . . . . . . . .  11
   Section 2.7.   Remedies Not Exclusive  . . . . . . . . . . . . . . .  11
   Section 2.8.   Waiver of Certain Rights  . . . . . . . . . . . . . .  12
   Section 2.9.   Borrower's and Trustee's Rights as to Collateral;
                   Limitation on Trustee's Duties in Respect of
                   Collateral.  . . . . . . . . . . . . . . . . . . . .  12
   Section 2.10.  Limitation by Law . . . . . . . . . . . . . . . . . .  13
   Section 2.11.  Absolute Rights of Holders  . . . . . . . . . . . . .  13
   Section 2.12.  Equal and Ratable Security  . . . . . . . . . . . . .  13

SECTION 3  COLLATERAL ACCOUNT; APPLICATION OF MONEYS  . . . . . . . . .  13
   Section 3.1.   The Collateral Account  . . . . . . . . . . . . . . .  13
   Section 3.2.   Control of Collateral Account . . . . . . . . . . . .  14
   Section 3.3.   Investment of Funds Deposited in Collateral Account .  14
   Section 3.4.   Application of Moneys.  . . . . . . . . . . . . . . .  15
   Section 3.5.   Application of Moneys Distributable to Holders of
                   Public Debt  . . . . . . . . . . . . . . . . . . . .  16

SECTION 4  AGREEMENTS WITH TRUSTEE  . . . . . . . . . . . . . . . . . .  16
   Section 4.1.   Delivery of Debt Instruments  . . . . . . . . . . . .  16
   Section 4.2.   Information as to Holders.  . . . . . . . . . . . . .  16
   Section 4.3.   Compensation and Expenses . . . . . . . . . . . . . .  17





















                                    D-2


   Section 4.4.   Stamp and Other Similar Taxes . . . . . . . . . . . .  17
   Section 4.5.   Filing Fees, Excise Taxes, Etc. . . . . . . . . . . .  17
   Section 4.6.   Indemnification . . . . . . . . . . . . . . . . . . .  17
   Section 4.7.   Further Assurances  . . . . . . . . . . . . . . . . .  18

SECTION 5  THE TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . .  18
   Section 5.1.   Acceptance of Trust . . . . . . . . . . . . . . . . .  18
   Section 5.2.   Exculpatory Provisions  . . . . . . . . . . . . . . .  18
   Section 5.3.   Delegation of Duties  . . . . . . . . . . . . . . . .  19
   Section 5.4.   Reliance by Trustee . . . . . . . . . . . . . . . . .  19
   Section 5.5.   Limitations on Duties of Trustee  . . . . . . . . . .  20
   Section 5.6.   Moneys to Be Held in Trust  . . . . . . . . . . . . .  21
   Section 5.7.   Resignation and Removal of the Trustee  . . . . . . .  21
   Section 5.8.   Status of Successors to the Corporate Trustee . . . .  22
   Section 5.9.   Merger of the Corporate Trustee . . . . . . . . . . .  22
   Section 5.10.  Additional Co-Trustees; Separate Trustees . . . . . .  22

SECTION 6  RELEASE OF COLLATERAL  . . . . . . . . . . . . . . . . . . .  24
   Section 6.1.   Condition to Release  . . . . . . . . . . . . . . . .  24
   Section 6.2.   Procedure for Release . . . . . . . . . . . . . . . .  24
   Section 6.3.   Effective Time of Release . . . . . . . . . . . . . .  25
   Section 6.4.   Release of Certain Collateral . . . . . . . . . . . .  25

SECTION 7  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . .  26
   Section 7.1.   Amendments, Supplements and Waivers . . . . . . . . .  26
   Section 7.2.   Notices . . . . . . . . . . . . . . . . . . . . . . .  27
   Section 7.3.   Headings  . . . . . . . . . . . . . . . . . . . . . .  28
   Section 7.4.   Severability  . . . . . . . . . . . . . . . . . . . .  28
   Section 7.5.   Treatment of Payee or Indorsee by Trustee;
                  Acknowledgment of
                     Intercreditor Agreement  . . . . . . . . . . . . .  28
   Section 7.6.   Dealings with the Borrower  . . . . . . . . . . . . .  29
   Section 7.7.   Claims Against the Trustee  . . . . . . . . . . . . .  29
   Section 7.8.   Binding Effect  . . . . . . . . . . . . . . . . . . .  29
   Section 7.9.   Conflict with Other Agreements  . . . . . . . . . . .  29
   Section 7.10.  Powers of Individual Trustee  . . . . . . . . . . . .  29
   Section 7.11.  Streit Act  . . . . . . . . . . . . . . . . . . . . .  30
   Section 7.12.  Governing Law . . . . . . . . . . . . . . . . . . . .  30
   Section 7.13.  Counterparts  . . . . . . . . . . . . . . . . . . . .  30

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31






















                                    D-3



ACKNOWLEDGMENTS





























































                                    D-4


                         COLLATERAL TRUST AGREEMENT

            COLLATERAL TRUST AGREEMENT ("Agreement") dated as of December
29, 1994 by and among ROCKEFELLER CENTER PROPERTIES, INC., a Delaware corporation (the "Borrower"), Bankers Trust Company, New York banking corporation (the "Corporate Trustee"), and Gary R. Vaughan (the "Individual
Trustee") (the Corporate Trustee and the Individual Trustee being herein referred to collectively as the "Trustee"), trustees for the Holders of the Secured Debt referred to below.


                                WITNESSETH:

            WHEREAS, the Borrower and the New Private Lenders are entering into the New Agreements;

            WHEREAS, to induce the New Private Lenders to enter into the New Agreements, the Borrower has agreed to secure, subject to the terms and conditions of this Agreement and the Security Documents, the payment of the Secured Debt; and

            WHEREAS, the effectiveness of the New Agreements is conditioned upon this Agreement and the related Security Documents having been duly executed and delivered;


                           DECLARATION OF TRUST:

            NOW, THEREFORE, to secure the payment, observance and performance of the Secured Debt and in consideration of the premises and the mutual agreements set forth herein, the Borrower hereby assigns and pledges to the Trustee for its benefit and the equal and ratable benefit of the Secured Parties, and hereby grants to the Trustee for its benefit and the equal and ratable benefit of the Secured Parties a security interest in, the following:

            (a) all of the Borrower's right, title and interest in and to that certain Mortgage Note, dated as of September 19, 1985, in the principal amount of $1,255,160,004.00 made by RCP Associates and Rockefeller Center Properties (collectively, the "Mortgagor") to the
      Borrower, as amended by that certain Consent and Agreement (the
      "Consent Agreement"), dated as of December 1, 1988, between the Borrower and the Mortgagor (as the same may hereafter be amended, supplemented or modified, the "Mortgage Note");



















                                    D-5


            (b) all of the Borrower's right, title and interest in and to that certain Consolidated Note, dated as of September 19, 1985, in the principal amount of $44,839,996.00 made by the Mortgagor to the Borrower, as amended by the Consent Agreement (as the same may hereafter be amended, supplemented or modified, the "Consolidated
      Note", and, together with the Mortgage Note, the "Notes");

            (c) all of the Borrower's right, title and interest in and to those certain mortgages listed in Schedule I hereto which secure the Notes, each of which has been recorded in the Office of the City
      Register of the County of New York and encumbers (i) the land described therein, (ii) the appurtenances, easements and other rights pertaining to such land and (iii) the buildings, improvements and fixtures now or hereafter located or constructed thereon
      (collectively, as the same may hereafter be amended, supplemented or modified, the "Mortgages");

            (d) all of the Borrower's right, title and interest, in and to all amounts payable to the Borrower as a result of any drawing under the letters of credit described in Schedule II hereto or any additional or substitute letters of credit naming the Borrower as beneficiary provided to the Borrower pursuant to the Loan Agreement dated as of September 19, 1985, as amended (the "Loan Agreement"), between the Mortgagor and the Borrower (each such letter of credit being a "Letter of Credit");

            (e)   all of the Borrower's right, title and interest in and to
      (x) the Escrow Account (as defined in the Loan Agreement), if any, and (y) the Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Escrow Account or the Collateral Account, as the case may be (the "Account Collateral");

            (f) all of the Borrower's right, title and interest in and to that certain Amended and Restated Purchase Option, dated as of December 1, 1988, as amended, among RCP Associates, Rockefeller
      Center Properties and the Borrower (the "Assigned Agreement"), provided that this clause (f) shall have no effect unless and until all necessary consents have been obtained, which the Borrower shall use its best efforts to obtain;

            (g)   all of the Borrower's right, title and interest in and to
      (x) the title insurance policy set forth in Schedule III hereto and
      (y) any amounts paid to the Borrower under the title insurance policy described in the Letter Agreement (the "Title Insurance"); and

            (h)   all Proceeds of any and all of the foregoing.
















                                    D-6



            TO HAVE AND TO HOLD the foregoing Collateral, the Security
Documents and the Proceeds of any and all thereof (the right, title and interest of the Trustee in the Security Documents and the Collateral and such Proceeds being hereinafter referred to as the "Trust Estate") unto the Trustee and its successors in trust under this Agreement and its assigns and the assigns of its successors in trust forever.

            IN TRUST NEVERTHELESS, under and subject to the terms and conditions set forth herein and in the Security Documents, and for the benefit of the Secured Parties and for the enforcement of the payment of all Secured Debt, and for the performance of and compliance with the covenants and conditions of this Agreement, the New Agreements, the Public
Indenture and each of the Security Documents.

            PROVIDED, HOWEVER, that these presents are upon the condition that if the Borrower, or its successors or assigns, shall satisfy all of the conditions set forth in Section 6 of this Agreement with respect to all or any part of the Collateral, as the case may be, then (if with respect to all of the Collateral) this Agreement, and the estates and rights assigned in this Agreement and in the Security Documents, shall cease and determine or (if with respect to part of the Collateral) this Agreement, and the estates and rights assigned in this Agreement and in the Security
Documents, shall cease and determine with respect to such part of the Collateral; otherwise they shall remain and be in full force and effect.

            IT IS HEREBY FURTHER COVENANTED AND DECLARED that the Trust
Estate is to be held and applied by the Trustee, subject to the further covenants, conditions and trust hereinafter set forth.


                                 SECTION 1

                    DEFINITIONS; DELIVERY OF COLLATERAL

            Section 1.1. Definitions and Other Matters. (a) As used in this Agreement, including the introductory provisions hereof, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Actionable Default" means (i) the nonpayment at maturity of any New Lender Debt or an acceleration of the maturity of any New
      Lender Debt; or (ii) the nonpayment at maturity of the Public Debt or the declaration prior to its stated maturity that the Public Debt is due and payable pursuant to Section 502 of the Public Indenture.


















                                    D-7


            "Affiliate" means "Affiliate" as defined in the New Agreements.


            "Assignment of Mortgage" means the Assignment of Mortgage dated
      December 29, 1994 from the Borrower to the Trustee in substantially the form of Exhibit A hereto.

            "Bankruptcy Code" means the federal Bankruptcy Code, as amended from time to time.

            "Business Day" means any day other than a Saturday, a Sunday, a legal holiday in New York, New York or a day on which banking institutions in New York, New York are authorized by law or other governmental action to close.

            "Collateral" means all property of the Borrower in which liens or security interests have been, or have purportedly been, granted to the Trustee from time to time under this Agreement and the Security
      Documents.

            "Collateral Account" means the "Collateral Account" as defined in Section 3.1 of this Agreement.

            "Debt Instruments" means the New Agreements, the Public
      Indenture and the notes or other instruments or securities issued pursuant thereto.

            "Discharge Notice" means a written notice, signed by a Responsible Officer of the Borrower, which requests a discharge of the Security Documents in accordance with the provisions of Section
      6.2 of this Agreement and which certifies to the Trustee that

                  (i) the event enumerated in Section 6.1(a)(ii)(A) of this Agreement has occurred, and

                  (ii) the Borrower would not be in default under or otherwise in breach of any provision or covenant contained in the New Agreements or the Public Indenture after, or as a result of, the release of the Collateral.

            "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "GSMC Agreement" means the Loan Agreement dated as of December
      18, 1994 among the Borrower, the lenders parties thereto and Goldman
      Sachs















                                    D-8


      Mortgage Company, as Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

            "Holder" means, as of any date, any holder of Secured Debt on such date, including, without limitation, the New Lenders, any New
      Trustee and the Public Trustee.

            "Letter Agreement" means the letter agreement dated the date hereof regarding the assignment by the Borrower of its title insurance benefits to the Trustee, in substantially the form of Exhibit E hereto.

            "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice perfecting a security interest under the Uniform Commercial
      Code as adopted and in effect in the relevant jurisdiction, or other similar recording or notice statute, and any lease in the nature thereof).

            "Majority Holders" means, as of any date, Holders holding more than 50% of the aggregate unpaid principal amount of the Secured Debt then outstanding under the New Agreements and the Public Indenture.

            "Moody's" means Moody's Investor Service Inc.

            "New Agreements" means the New Indentures, if any, the GSMC
      Agreement and the Whitehall Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

            "New Indenture" means any indenture executed by the Borrower in connection with the refinancing of any New Private Debt, as amended, modified and supplemented from time to time.

            "New Indenture Debt" means, as of any date, the amount of indebtedness of the Borrower outstanding on such date under any New
      Indenture.

            "New Indenture Lender" means, as of any date, a holder of New
      Indenture Debt on such date.

            "New Lender Debt" means, as of any date, the then outstanding and unpaid New Indenture Debt and New Private Debt.

















                                    D-9



            "New Lenders" means as of any date, the New Indenture Lenders and the New Private Lenders.

            "New Private Debt" means, as of any date, the then outstanding and unpaid indebtedness on such date under the GSMC Agreement and the Whitehall Agreement.

            "New Private Lender" means, as of any date, any holder of New
      Private Debt on such date.

            "New Trustee" means, as of any date, any trustee under any New
      Indenture.

            "Notice of Actionable Default" means a written certification to the Trustee and the Borrower (i) from a New Trustee in the case of New Indenture Debt or a New Private Lender in the case of New Private
      Debt certifying that the indebtedness due under the respective New
      Agreement has not been paid in full at the stated maturity thereof or has been declared to be due and payable prior to the stated maturity thereof in accordance with the terms thereof; or (ii) from the Public
      Trustee certifying that the indebtedness due under the Public
      Indenture has not been paid in full at the stated maturity thereof or has been declared to be due and payable prior to the stated maturity thereof.

            "Payment Default" means the nonpayment when due of any principal of or premium or interest on Public Debt or New Lender Debt without regard to any grace period for payment.

            "Person" means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise (whether or not incorporated) or any governmental or political subdivision or any agency, department or instrumentality thereof.

            "Proceeds" shall have the meaning ascribed to it in Section 9-
      306(1) of the Uniform Commercial Code as in effect in the State of New York and, whether or not constituting proceeds under such section, shall include, but shall not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower from time to time with respect to any of the Collateral,
      (ii) any and all payments (in any form whatsoever) made or due and payable to the Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority, and
      (iii) any and all other amounts

















                                    D-10


      from time to time paid or payable to the Borrower upon the sale, exchange, collection or other disposition of any part of the Collateral.

            "Public Debt" means, as of any date, the amount of indebtedness outstanding on such date under the Public Indenture.

            "Public Indenture" means the Indenture, dated as of September
      15, 1985, as amended by the First Supplemental Indenture, dated as of December 15, 1985, between the Borrower and United States Trust
      Company of New York, as successor trustee, providing for the issuance by the Borrower of Current Coupon Convertible Debentures due 2000,
      Zero Coupon Convertible Debentures due 2000 and Floating Rate Notes due 2007, if any, as amended, modified and supplemented from time to time.

            "Public Lenders" means, as of any date, the holders of indebtedness outstanding on such date under the Public Indenture.

            "Public Trustee" means, as of any date, the trustee under the Public Indenture.

            "Required Lenders" means as of any date, Holders holding not less than 80% of the aggregate unpaid principal amount of the Secured
      Debt then outstanding under the New Agreements and the Public
      Indenture.

            "Requisite Lenders" means, as of any date, Holders holding not less than 50% of the aggregate principal amount of any of (i) the Public Debt then outstanding, (ii) the indebtedness then outstanding under the GSMC Agreement or, if there shall have been any refinancing of such indebtedness through the issuance of securities under any New
      Indenture,  the indebtedness then outstanding under such New
      Indenture, or (iii) the indebtedness then outstanding under the Whitehall Agreement or, if there shall have been any refinancing of such indebtedness through the issuance of securities under any New
      Indenture, the indebtedness then outstanding under such New
      Indenture.

            "Responsible Officer" means, with respect to the Borrower, its President and with respect to any other Person, the chief executive officer, the chief financial officer or the chief accounting officer of such Person.

            "S & P" means Standard & Poor's Corporation.

            "Secured Debt" means, as of any date, (i) the unpaid principal of, and any accrued interest and premiums on, the indebtedness then outstanding under the















                                    D-11


      New Agreements and the Public Indenture, and (ii) fees, expenses and charges (including, without limitation, indemnification obligations) due or owing to any Secured Party arising under any Debt Instrument, this Agreement or any Security Document.

            "Secured Party" means any New Lender, any New Trustee, the
      Trustee, any Public Lender, the Public Trustee or any other obligee or indemnified party under any New Agreement, New Indenture, Public
      Indenture or Security Document.

            "Security Documents" means this Agreement, the Assignment of Mortgages, the Letter Agreement, any additional documents executed to reflect the grant to the Corporate Trustee, the Individual Trustee or the Trustee of a lien upon or security interest in any Collateral, and any agreement or document referred to in Section 4.7, Section
      7.1(a) or Section 7.1(b) of this Agreement, as the same may be amended, supplemented or otherwise modified in accordance with their respective terms.

            "Trustee's Fees" means all fees, costs and expenses of the Trustee of the types described in Sections 4.3, 4.4, 4.5 and 4.6 of this Agreement.

            "Whitehall Agreement" means the Debenture Purchase Agreement dated as of December 18, 1994 between the Borrower and Whitehall
      Street Real Estate Limited Partnership V, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

            (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and section references are to this Agreement unless otherwise specified.

            (c) In each case herein where "Holders" are entitled to vote on any matter or to instruct the Trustee, the Public Trustee shall so vote or instruct the Trustee on behalf of the Holders of Public Debt and any New
Trustee shall so vote or instruct the Trustee on behalf of the Holders of the respective New Indenture Debt. Subject to Section 3.5 of this
Agreement, in each case herein where any payment or distribution is to be made or notice is to be given to "Holders," such payments, distributions and notices (i) in respect of the Public Debt, shall be made to the Public
Trustee for the benefit of the Holders thereof and (ii) in respect of the any New Indenture Debt, shall be made to the respective New Trustee for the benefit of the Holders thereof.


















                                    D-12


            (d) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.

            (e) Terms not otherwise defined herein which are defined in or used in Article 9 of the Uniform Commercial Code as in effect in the State of New York shall herein have the respective meanings given to them in Article 9.

            (f) For purposes of this Agreement, the unpaid principal amount at any time of the Zero Coupon Convertible Debentures due 2000 issued under the Public Indenture shall equal the Acceleration Amount (as defined in the Public Indenture) thereof at such time.

            Section 1.2. Delivery of Collateral. (a) On the date hereof the Borrower hereby delivers to the Trustee for the benefit of the Secured
Parties the following:

            (i) the Notes duly endorsed in blank, together with a letter to the obligors thereof to pay amounts due on the Notes to the Collateral Account, in the form of Exhibit B hereto;

            (ii)  the letters of credit described in Schedule II hereto;

            (iii) the Assignment of Mortgages;

            (iv)  the Letter Agreement; and

            (v) a letter in the form of Exhibit C hereto sent to each issuer of an insurance policy set forth in Schedule III hereto acknowledged by such issuer.

            (b) The Borrower hereby agrees that (i) to the extent permitted by the Letters of Credit, it will direct each issuer of a Letter of Credit to pay the proceeds of any draw thereunder directly to the Collateral Account and (ii) in case an Escrow Account is established, it will deliver to the Trustee a letter in the form of Exhibit D hereto acknowledged by the institution maintaining the Escrow Account.


                                 SECTION 2

                       ACTIONABLE DEFAULTS; REMEDIES

            Section 2.1.  Actionable Default.  (a)  Upon receipt of a
Notice of Actionable Default, the Trustee shall, within five (5) days thereafter, notify each New Trustee, each New Private Lender and the Public
Trustee that an Actionable Default















                                    D-13


exists. Upon receipt of any written directions pursuant to Section 2.2(a), 2.6(a) or 2.6(b) the Trustee shall, within five (5) days thereafter, send a copy thereof to each New Trustee, each New Private Lender and the Public
Trustee.

            (b) The party or parties (or successors in interest thereto) giving a Notice of Actionable Default shall be entitled (but not obligated) to withdraw it by delivering written notice of withdrawal to the Trustee
(i) before the Trustee takes any action to exercise any remedy with respect to the Collateral, or (ii) thereafter, if the Borrower certifies to the Trustee that it believes that all actions the Trustee has taken to exercise any remedy or remedies with respect to the Collateral can be reversed without undue difficulty. The Trustee shall immediately notify the Borrower as to the receipt and contents of any such notice of withdrawal and shall promptly notify each Holder of the withdrawal of any Notice of Actionable
Default.

            Section 2.2. Remedies. (a) The Trustee may, and upon the written direction of the Requisite Lenders to initiate the exercise of remedies with respect to the Collateral shall, exercise the rights and remedies provided in this Section 2 and the rights and remedies provided in any of the Security Documents if and only if the Trustee shall have received a Notice of Actionable Default, such Notice shall not have been withdrawn in accordance with the provisions hereof and no direction inconsistent with such written direction has been given to the Trustee by the Required Lenders. The Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at such time (the "N.Y. Uniform Commercial Code") (whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral) and also may (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Trustee forthwith, assemble all or part of the Collateral as directed by the Trustee and make it available to the Trustee at a place to be designated by the Trustee that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The
Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.














                                    D-14


            (b) The Borrower hereby waives presentment, demand, protest or any notice (to the extent permitted by applicable law and except as otherwise expressly provided in this Agreement) of any kind in connection with this Agreement, any Collateral or any Security Document.

            (c) The Borrower hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Borrower or in its own name, from time to time in the Trustee's discretion, only upon the occurrence and during the continuance of any Actionable Default, for the purpose of carrying out the terms of this Agreement and any of the Security Documents, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes hereof and thereof and, without limiting the generality of the foregoing, hereby gives the Trustee the power and right on behalf of the Borrower, without notice to or assent by the Borrower, to the extent permitted by applicable law, to do the following:

            (i) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due with respect to the Collateral,

            (ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and nonnegotiable instruments, documents and chattel paper taken or received by the Trustee in connection herewith and therewith,

            (iii) to commence, file, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to the Collateral,

            (iv) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof pursuant to the terms and conditions hereunder, and

            (v) to do, at its option and at the expense and for the account of the Borrower, at any time or from time to time, all acts and things which the Trustee deems necessary to protect or preserve the security interest granted hereby, the Collateral or the Trust
      Estate and to realize upon the Collateral.

            Section 2.3. Right to Initiate Judicial Proceedings, Etc. If and only if the Trustee shall have received a Notice of Actionable Default and during such time as such Notice of Actionable Default shall not have been withdrawn in accordance with the provisions of Section 2.1(b) hereof,
(i) the Trustee shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and each Security
Document, and













                                    D-15


(ii) the Trustee may, either after entry or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Trust
Estate under the judgment or decree of a court of competent jurisdiction.

            Section 2.4. Appointment of a Receiver. If a receiver of the Trust Estate shall be appointed in judicial proceedings, the Corporate
Trustee may be appointed as such receiver. Notwithstanding the appointment of a receiver, the Trustee shall be entitled to retain possession and control of all cash held by or deposited with it or its agents or co-trustees pursuant to any provision of this Agreement or any Security
Document.

            Section 2.5. Exercise of Powers. All of the powers, remedies and rights of the Trustee as set forth in this Agreement may be exercised by the Trustee in respect of any Security Document as though set forth at length therein and all the powers, remedies and rights of the Trustee as set forth in any Security Document may be exercised from time to time as herein and therein provided.

            Section 2.6.  Control by Lenders.  (a)  Subject to Section
2.6(b) of this Agreement, if the Trustee shall have received a Notice of Actionable Default and during such time as such Notice of Actionable
Default shall not have been withdrawn in accordance with the provisions of
Section 2.1(b) hereof, (i) the Requisite Lenders shall have the right, by an instrument in writing executed and delivered to the Trustee, to direct the Trustee to initiate the exercise of remedies with respect to the Collateral and (ii) the Required Lenders shall have the right, by an instrument in writing executed and delivered to the Trustee, to direct the Trustee to refrain from exercising any right, remedy, trust or power available to or conferred upon the Trustee hereunder.

            (b) The Trustee shall not be obligated to follow any written directions received pursuant to Section 2.2(a) or 2.6(a), (i) to the extent the Trustee has received an opinion of independent counsel, to the effect that such written directions are in conflict with any provisions of law or this Agreement or (ii) in the case of directions from the Requisite
Lenders, if the Trustee has received written directions from the Required
Lenders inconsistent with such directions of the Requisite Lenders. If the Trustee shall receive written instructions from the Required Lenders that are inconsistent with the directions received by the Trustee from the Requisite Lenders pursuant to Section 2.2(a) or 2.6(a) the Trustee shall perform in accordance with such directions of the Required Lenders to the extent that all actions the Trustee has taken to exercise any remedy with respect to the Collateral may be reversed or modified as so directed without undue difficulty.

















                                    D-16


            (c) Nothing in this Section 2.6 shall impair the right of the Trustee in its discretion to take or omit to take any action deemed proper by the Trustee and which action or omission is not inconsistent with any direction of the Requisite Lenders, subject to Section 2.6(b), or Required
Lenders; provided, however, subject to Section 5.5(a), the Trustee shall not be under any obligation to take any action under Section 2 which is discretionary with the Trustee under the provisions hereof or under any Security Document unless so directed by the Requisite Lenders or Required
Lenders as provided herein.

            Section 2.7. Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Trustee herein or in the Security Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any of the Security Documents or now or hereafter existing at law or in equity or by statute.

            (b) No delay or omission of the Trustee to exercise any right, remedy or power accruing upon any Actionable Default shall impair any such right, remedy or power or shall be construed to be a waiver thereof or an acquiescence therein; and every right, power and remedy given by this Agreement or any Security Document to the Trustee may be exercised from time to time and as often as may be deemed expedient by the Trustee.

            (c) In case the Trustee shall have proceeded to enforce any right, remedy or power under this Agreement or any Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Borrower, the Trustee and the Holders shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder and under such Security Document with respect to the Trust Estate and in all other respects, and thereafter all rights, remedies and powers of the Trustee shall continue as though no such proceeding had been taken.

            (d) All rights of action and rights to assert claims upon or under this Agreement and the Security Documents may be enforced by the Trustee without the possession of any Debt Instrument or the production thereof in any trial or other proceeding relative thereto.

            Section 2.8. Waiver of Certain Rights. The Borrower, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, expressly waives and releases any, every and all rights to demand or to have any marshalling of the Trust
Estate upon any sale, whether made under any power of sale
















                                    D-17


granted hereunder or under the Security Documents, or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or the Security Documents and consents and agrees that all the Trust Estate may at any such sale be offered and sold as an entirety.

            Section 2.9.  Borrower's and Trustee's Rights as to Collateral;
Limitation on Trustee's Duties in Respect of Collateral. So long as no Notice of Actionable Default shall have been received by the Trustee (or if received, shall have been withdrawn in accordance with the provisions hereof), the Borrower shall be entitled to exercise all rights, powers, privileges and remedies in respect of the Collateral, in each case free and clear of any liens or encumbrance arising out of this Agreement, notwithstanding the grant of security provided for in this Agreement, subject, however, to the provisions of Section 3.1. After receipt by the Trustee of a Notice of Actionable Default and prior to withdrawal of such Notice in accordance with the provisions hereof, the Trustee shall be entitled to exercise all rights, powers, privileges and remedies of the Borrower in respect of the Collateral, including, without limitation, all rights, powers, privileges and remedies afforded to the Borrower pursuant to the terms of the Mortgages and the Notes.

            (b) Beyond its duties set forth in this Agreement as to the custody thereof and the accounting to the Borrower and the Holders for moneys received by it hereunder, the Trustee shall not have any duty to the Borrower or the Holders as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent, however, that the Trustee or an agent or nominee of the Trustee maintains possession or control of any of the Collateral or the Security Documents, the Trustee shall, or shall instruct such agent or nominee to, grant the Borrower the access to such Collateral or Security Documents which the Borrower requires for the conduct of its business so long as the Trustee shall not have received a Notice of Actionable Default.

            Section 2.10.  Limitation by Law.  All the provisions of this
Section 2 are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable in whole or in part.

            Section 2.11. Absolute Rights of Holders. Notwithstanding any other provision of this Agreement or any provision of any Security
Document, the right of each Holder, which is absolute and unconditional, to receive payments of the Secured Debt held by such Holder as therein expressed, to institute suit for the enforcement of such payment on or after such due date, or to assert its position and views as a secured creditor in, and to otherwise exercise any right (other than the right to enforce the security interest in and lien on the Collateral, which shall in all circumstances be













                                    D-18


exercisable only by the Trustee) it may have in connection with, a case under the Bankruptcy Code in which the Borrower is a debtor, or the obligation of the Borrower, which is also absolute and unconditional, to pay the Secured Debt owing by the Borrower to each Holder at the time and place expressed therein shall not be impaired or affected without the consent of such Holder.

            Section 2.12. Equal and Ratable Security. This Agreement and the Security Documents are intended to secure the unpaid principal of and accrued interest and premium, if any, on the Public Debt, together with all expenses, charges or other amounts arising under the Public Indenture, equally and ratably with all other indebtedness secured under this Agreement and the Security Documents to the extent required by the Public
Indenture, and shall be construed and enforced to give effect to such intention.


                                 SECTION 3

                 COLLATERAL ACCOUNT; APPLICATION OF MONEYS

            Section 3.1. The Collateral Account. On the date hereof there shall be established and, at all times thereafter until the trusts created by this Agreement shall have terminated, there shall be maintained with the Corporate Trustee an account which shall be entitled the "RCPI Collateral
Account" (herein called the "Collateral Account"). The Collateral Account shall be established and maintained by the Corporate Trustee at the office of its corporate trust department. All moneys paid with respect to the Collateral shall be deposited in the Collateral Account and thereafter shall be held and applied by the Corporate Trustee in accordance with the terms of this Agreement.

            Section 3.2. Control of Collateral Account. All right, title and interest in and to the Collateral Account shall vest in the Corporate
Trustee, and funds on deposit in the Collateral Account shall constitute part of the Trust Estate. The Collateral Account shall be subject to the exclusive dominion and control of the Corporate Trustee in accordance with the terms hereof.

            Section 3.3.  Investment of Funds Deposited in Collateral
Account. The Corporate Trustee shall invest and reinvest moneys on deposit in the Collateral Account as directed by the Borrower, so long as the Trustee has not received a Notice of Actionable Default, at any time in:

            (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is















                                    D-19


      pledged in support thereof) having maturities of not more than six months from the date of acquisition,

            (ii) U.S. dollar denominated time deposits and certificates of deposit of a bank (an "Approved Bank") that is either (x) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least
      P-1 or the equivalent thereof, in each case with maturities of not more than six months from the date of acquisition,

            (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued or guaranteed by any Approved
      Bank rated at least A-1 (or the equivalent thereof) by S&P or at least P-1 (or the equivalent thereof) by Moody's and maturing within six months of the date of acquisition,

            (iv) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, and

            (v) publicly traded short-term notes, bonds and other obligations having short-term unsecured debt ratings of at least A-1 (or the equivalent thereof) by S&P or at least P-1
      (or the equivalent thereof) by Moody's;

provided, however, that if no investment directions are received the Trustee shall invest such moneys in such investments, to the extent such investments are available, in the order set forth above; provided, further, that the maximum amount of the funds held in the Collateral Account which may be invested in obligations of the types described in clauses (ii),
(iii), (iv) and (v) above of any one issuer shall not exceed the lesser of five percent (5.0%) of such funds or $10,000,000. All such investments and the interest and income received thereon and therefrom and the net proceeds realized on the sale thereof shall be held in the Collateral Account as part of the Trust Estate.

            Section 3.4. Application of Moneys. (a) Prior to the occurrence and after the curing of a Payment Default all moneys received by the Trustee for deposit in the
















                                    D-20


Collateral Account pursuant to Section 3.1 shall be paid to the Borrower on the date received by the Trustee if practicable, and otherwise on the next
Business Day.

            (b) Subject to Section 3.1 and Section 3.5 hereof, after the occurrence and during the continuance of a Payment Default or an Actionable
Default all moneys held by the Corporate Trustee in the Collateral Account shall, to the extent available for distribution, be distributed (or, in the case of moneys to be distributed to the Holders of Public Debt, deposited in a separate account for the benefit of the Public Trustee pursuant to
Section 3.5, if applicable) by the Corporate Trustee as follows:

            FIRST:  To the Trustee in an amount equal to the unpaid
      Trustee's Fees, and to any Secured Party which has theretofore advanced or paid any such Trustee's Fees in an amount equal to the amount thereof so advanced or paid by such Secured Party;

            SECOND: Provided the Trustee has not received a Notice of Actionable Default, to the Holders of Secured Debt with respect to which a Payment Default has occurred and is continuing, in an amount equal to the amount of such Payment Default and, in case such moneys shall be insufficient to pay in full such amount, then to the payment of such amount ratably (without priority of any one over any other) to each such Holder in proportion to the amount thereof;

            THIRD: To the Secured Parties in an amount equal to the costs and expenses of and any other amounts due to the Secured Parties and their representatives not otherwise referred to in this Section
      3.4(b) which are payable by the Borrower to the Secured Parties under the relevant Debt Instrument, and, in case such moneys shall be insufficient to pay in full such costs and expenses and other amounts, then to the payment thereof ratably (without priority of any one over any other) to each Secured Party in proportion to the unpaid amounts thereof;

            FOURTH: To the Secured Parties in an amount equal to the unpaid interest on the Secured Debt whether or not then due and payable, and, in case such moneys shall be insufficient to pay in full such interest, then to the payment thereof ratably (without priority of any one over any other) to each Secured Party in proportion to the unpaid amounts thereof;

            FIFTH: To the Secured Parties in an amount equal to the unpaid principal of, and all premium on, the Secured Debt whether or not then due and payable, and, in case such moneys shall be insufficient to pay in full such principal and premium, then to the payment thereof ratably (without priority of any one over any other) to each Secured Party in proportion to the unpaid amounts thereof; and















                                    D-21



            SIXTH: Any surplus then remaining shall be paid to the Borrower or its successors or assigns, or to whomever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

            (c) The term "unpaid" as used in such clause FIRST, FOURTH and FIFTH of subsection (b) shall mean all amounts of outstanding Trustee's
Fees and Secured Debt as to which prior distributions (whether actually distributed or set aside pursuant to Section 3.5) have not been made, or if made, have subsequently been recovered from the recipient thereof.

            Section 3.5.  Application of Moneys Distributable to Holders of
Public Debt. If at any time any moneys collected or received by the Trustee pursuant to this Agreement or any of the Security Documents are distributable pursuant to Section 3.4(b) of this Agreement to the Public
Trustee, and if the Public Trustee shall notify the Trustee that no provision is made under the Public Indenture (i) for the application by the Public Trustee of such amounts so distributable (whether by virtue of the Secured Debt issued under the Public Indenture not having become due and payable or otherwise), or (ii) for the receipt and the holding by the Public Trustee of such amounts pending the application thereof, then the Corporate Trustee shall invest such amounts in obligations of the kinds referred to in Section 3.3(i) of this Agreement having maturities of ninety
(90) days or less, and shall hold all such amounts so distributable, and all such investments and the proceeds thereof, in trust solely for the Public Trustee (in its capacity as trustee) and for no other purpose until such time as the Public Trustee shall request the delivery thereof by the Trustee to the Public Trustee for application by it pursuant to the Public
Indenture.


                                 SECTION 4

                          AGREEMENTS WITH TRUSTEE

            Section 4.1. Delivery of Debt Instruments. On the date hereof, the Borrower will deliver to the Trustee true and complete copies of the New Agreements and the Public Indenture. The Borrower agrees that, promptly upon the execution thereof, the Borrower will deliver to the Trustee a true and complete copy of any and all amendments, modifications or supplements to any New Agreement or the Public Indenture entered into by the Borrower subsequent to the date hereof.

            Section 4.2. Information as to Holders. The Borrower agrees that it shall deliver to the Trustee by December 1 in each year and from time to time within 10 days of a request by the Trustee, a list setting forth (i) the aggregate principal amount outstanding under the Public
Indenture and any New Indenture, (ii) the interest rates then














                                    D-22


in effect under the Public Indenture and each New Indenture, (iii) with respect to any New Private Debt, to the extent known to the Borrower, the names of the Holders thereof and the aggregate any outstanding amount of any New Private Debt, and (iv) the names of the Public Trustee and any New
Trustee. The Borrower will furnish to the Trustee on the date hereof a list setting forth the name and address of the Public Trustee, any New
Trustee and the New Private Lenders, and the Borrower agrees to furnish promptly to the Trustee any changes or additions to such list.

            Section 4.3. Compensation and Expenses. The Borrower agrees to pay to the Trustee from time to time upon demand (i) reasonable compensation for its services hereunder and under the Security Documents and for administering the Trust Estate, and (ii) all of the fees, costs and expenses of the Trustee (including, without limitation, the reasonable fees and disbursements of its counsel and such special counsel as the Trustee elects to retain) (A) arising in connection with the preparation, execution, delivery, modification, or termination of this Agreement and each Security Document or the enforcement of any of the provisions hereof or thereof, or (B) incurred or required to be advanced in connection with the administration of this Agreement, the Security Documents and the Trust
Estate, the sale or other disposition of Collateral pursuant to any Security Document and the preservation, protection or defense of any security interest granted pursuant to the Security Documents and the Trustee's rights under this Agreement and in and to the Collateral and the Trust Estate. As security for such payment, the Trustee shall have a lien prior to the Secured Debt upon all Collateral and other property and funds held or collected by the Trustee as part of the Trust Estate.

            Section 4.4. Stamp and Other Similar Taxes. The Borrower agrees to indemnify and hold harmless the Trustee and each Holder from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Security Document, the Trust Estate, or any Collateral. The obligations of the Borrower under this Section 4.4 shall survive the termination of the other provisions of this Agreement.

            Section 4.5. Filing Fees, Excise Taxes, Etc. The Borrower agrees to pay or to reimburse the Trustee for any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement and each Security Document. The obligations of the Borrower under this Section 4.5 shall survive the termination of the other provisions of this Agreement.

            Section 4.6. Indemnification. (a) The Borrower agrees to pay, indemnify and hold the Trustee harmless from and against any and all liabilities, obligations, losses,














                                    D-23


damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Trust Estate and the Security Documents, unless arising from the negligence or willful misconduct of such of the Trustee. As security for such payment, the Trustee shall have a lien prior to the Secured Debt upon the Trust Estate.

            (b) In any suit, proceeding or action brought by the Trustee under or with respect to the Trust Estate for any sum owing thereunder, or to enforce any provisions thereof, or of any of the Security Documents or this Agreement, the Borrower will save, indemnify and keep the Trustee and the Holders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligee thereunder, arising out of a breach by the Borrower of any of its obligations hereunder or thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from the Borrower, and all such obligations of the Borrower shall be and remain enforceable against and only against the Borrower and shall not be enforceable against the Trustee or any Holder.

            (c) The agreements in this Section 4.6 shall survive the termination of the other provisions of this Agreement.

            Section 4.7. Further Assurances. At any time and from time to time, upon the written request of the Trustee, and at the expense of the Borrower, the Borrower will promptly execute and deliver any and all such further instruments and documents and take such further action as the Trustee reasonably deems necessary or desirable in obtaining the full benefits of this Agreement and the Security Documents and of the rights and powers herein and therein granted, including, without limitation, the filing of any financing or continuation statements with respect to the liens and security interests granted thereby.


                                 SECTION 5

                                THE TRUSTEE

            Section 5.1. Acceptance of Trust. The Trustee, for itself and its successors, hereby accepts the trusts created by this Agreement upon the terms and conditions hereof, including those contained in this Section
5.

            Section 5.2. Exculpatory Provisions. (a) The Trustee shall not be responsible in any manner whatsoever for the correctness of any recitals, statements,















                                    D-24


representations or warranties contained herein or in the Security
Documents. The Trustee makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Borrower thereto or as to the security afforded by the Security
Documents or this Agreement or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement, any Security Document or of the Secured Debt secured hereby and thereby, and the Trustee shall incur no liability or responsibility in respect of any such matters. The Trustee shall not be responsible for insuring the Trust Estate or for the payment of taxes, charges, assessments or liens upon the Trust Estate or otherwise as to the maintenance of the Trust
Estate, except that in the event the Trustee enters into possession of a part or all of the Trust Estate, the Trustee shall preserve the part in its possession.

            (b) The Trustee shall not be required to ascertain or inquire as to the performance by the Borrower of any of the covenants or agreements contained herein, in any Security Document or in any Debt Instrument.
Whenever it is necessary or in the opinion of the Trustee advisable, for the Trustee to ascertain the amount of Secured Debt then held by a Holder, the Trustee may rely on a certificate of such Holder as to such amount.

            (c) The Trustee shall not be personally liable for any acts or omissions by it in accordance with this Agreement or any Security
Document except for those arising out of or in connection with the Trustee's negligence or willful misconduct. Notwithstanding anything set forth herein to the contrary, the Trustee shall have a duty of reasonable care with respect to any Collateral delivered to the Trustee or its designated representatives that are in the Trustee's or its designated representatives' possession and control.

            Section 5.3. Delegation of Duties. The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents, nominees or attorneys-in-fact, provided that the Trustee shall obtain a written acknowledgment from such agents, nominees or attorneys-in-fact that they shall be liable to the Holders for losses or damages incurred by any such Holder as a result of such agent's, nominee's or attorneys-in-fact negligence or willful misconduct as and to the extent the Trustee would be liable for such losses or damages if the actions or omissions of such agents, nominees or attorneys-in-fact constituting such negligence or willful misconduct had been actions or omissions of the Trustee. The Trustee shall not be responsible for the negligence or misconduct of any agents, nominees or attorneys-in-fact selected by it without negligence or willful misconduct.

            Section 5.4. Reliance by Trustee. (a) Whenever in the administration of the trusts of this Agreement the Trustee shall deem it necessary or desirable that a matter be proved or established with respect to the Borrower in connection with the taking,















suffering or omitting of any action hereunder by the Trustee, such matter
(unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided or established by a certificate of a Responsible Officer of the Borrower delivered to the Trustee and such certificate shall be full warranty to the Trustee for any action taken, suffered or omitted in reliance thereon; subject, however, to the provisions of Section 5.5.

            (b) The Trustee may consult with counsel, accountants and other experts, and any opinion of independent counsel reasonably satisfactory to the Majority Holders, any such accountant, and any such other expert shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Trustee shall have the right at any time to seek instructions concerning the administration of the Trust Estate from any court of competent jurisdiction.

            (c) The Trustee may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties, including, for the purpose of identifying the Majority Holders, the Requisite Lenders, the Required Lenders, and the amounts of Secured
Debt held by them, the information provided by the Borrower to the Trustee pursuant to Section 4.2 of this Agreement. In the absence of its negligence or willful misconduct, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement or any Security Document.

            (d) The Trustee shall not be under any obligation to exercise any of the rights or powers vested in the Trustee by this Agreement or any Security Document unless the Trustee shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Trustee.

            Section 5.5. Limitations on Duties of Trustee. (a) Prior to receipt of a Notice of an Actionable Default, the Trustee shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement or in any Security Document, and no implied covenants or obligations shall be read into this Agreement or any Security
Document against the Trustee. The Trustee shall, upon receipt of a Notice of Actionable Default and during such time as such Notice of Actionable
Default shall not have been withdrawn in accordance with the provisions of
Section 2.1(b) hereof, (i)















                                    D-26


exercise the rights and powers vested in it by this Agreement or by any Security Document, and the Trustee shall not be liable with respect to any action taken or omitted by it in accordance with the direction of the Requisite Lenders or Required Lenders pursuant to Section 2.2(a) or 2.6 of this Agreement or (ii) if the Trustee shall have initiated, or shall have received the written direction of the Requisite Lenders to initiate, the exercise of any remedy with respect to the Collateral, exercise such of the rights and powers vested in it by this Agreement or by any Security
Document, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs, notwithstanding any provision to the contrary contained herein or in any Security Document. Notwithstanding the foregoing, the Trustee shall follow written instructions of the Required Lenders, if any are received, as to the time, method and place of conducting any proceeding for any right or remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, or for the appointment of a receiver, or for the taking of any other action authorized by Section 2.

            (b) Except as herein otherwise expressly provided, the Trustee shall not be under any obligation to take an action which is discretionary with the Trustee under the provisions hereof or under any Security Document. The Trustee shall furnish to each New Private Lender, any New Trustee and the Public Trustee promptly upon receipt thereof, a copy of each certificate or other paper furnished to the Trustee by the Borrower under or in respect of this Agreement, any Security Document or any of the Trust Estate, unless by the express terms of any Security
Document a copy of the same is required to be furnished by some other
Person directly to the New Private Lenders, any New Trustee and the Public
Trustee, or the Trustee shall have determined that the same has already been so furnished.

            Section 5.6. Moneys to Be Held in Trust. All moneys received by the Trustee under or pursuant to any provision of this Agreement or any Security Document shall be held in trust for the purposes for which they were paid or are held.

            Section 5.7.  Resignation and Removal of the Trustee.  (a)  The
Corporate Trustee or the Individual Trustee may at any time, by giving thirty (30) days' prior written notice to the Borrower, the New Private
Lenders, any New Trustee and the Public Trustee, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the appointment of a successor trustee or trustees by the Borrower and the acceptance of such appointment by such successor trustee or trustees. The Corporate Trustee or the Individual Trustee may be removed at any time and a successor trustee appointed by the affirmative vote of the Majority Holders; provided that the Corporate Trustee and the Individual Trustee shall be entitled to its or his fees and expenses to the date of removal. If no successor trustee or trustees shall be appointed and approved within thirty (30) days from the date of the giving of the














                                    D-27


aforesaid notice of resignation or within thirty (30) days from the date of such removal, the Corporate Trustee or the Individual Trustee, as applicable, shall, or any Holder may, apply to any court of competent jurisdiction to appoint a successor trustee or trustees (which may be an individual or individuals) to act until such time, if any, as a successor trustee or trustees shall have been appointed as above provided. Any successor trustee or trustees so appointed by such court shall immediately and without further act be superseded by any successor trustee or trustees approved by the Majority Holders as above provided.

            (b)   If at any time the Corporate Trustee or the Individual
Trustee shall resign, be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Corporate
Trustee or the Individual Trustee for any other cause, a successor trustee or trustees may be appointed by the Borrower, and the powers, duties, authority and title of the predecessor trustee or trustees terminated and cancelled without procuring the resignation of such predecessor trustee or trustees, and without any other formality (except as may be required by applicable law) than the appointment and designation of a successor trustee or trustees in writing, duly acknowledged, delivered to the predecessor trustee or trustees and the Borrower, and filed for record in each public office, if any, in which this Agreement is required to be filed.

            (c)   The appointment and designation referred to in Section
5.7(b) of this Agreement shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor or trustee or trustees, without any further act, deed or conveyance, all of the estate and title of its predecessor or their predecessors, and upon such filing for record the successor trustee or trustees shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor or their predecessors; but such predecessor or predecessors shall, nevertheless, on the written request of the Majority
Holders, the Borrower, or its or their successor trustee or trustees, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor or predecessors hereunder and shall deliver all securities and moneys held by it or them to such successor trustee or trustees. Should any deed, conveyance or other instrument in writing from the Borrower be required by any successor trustee or trustees for more fully and certainly vesting in such successor trustee or trustees the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor trustee or trustees, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor trustee or trustees, be so executed, acknowledged and delivered.

            (d) Any required filing for record of the instrument appointing a successor trustee or trustees as hereinabove provided shall be at the expense of the













                                    D-28


Borrower. The resignation of any trustee or trustees and the instrument or instruments removing any trustee or trustees, together with all other instruments, deeds and conveyances provided for in this Section 5 shall, if required by law, be forthwith recorded, registered and filed by and at the expense of the Borrower, wherever this Agreement is recorded, registered and filed.

            Section 5.8.  Status of Successors to the Corporate Trustee.
Every successor to the Corporate Trustee appointed pursuant to Section 5.7 of this Agreement and every corporation resulting from a merger or consolidation pursuant to Section 5.9 of this Agreement shall be a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States or any State thereof or the District of Columbia, and having its principal corporate trust office within the forty-eight (48) contiguous States, and shall also have capital, surplus and undivided profits of not less than $100,000,000.

            Section 5.9. Merger of the Corporate Trustee. Any corporation into which the Corporate Trustee shall be merged, or with which it shall be consolidated, or any corporation resulting from any merger or consolidation to which the Corporate Trustee shall be a party, shall be the Corporate
Trustee under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

            Section 5.10.  Additional Co-Trustees; Separate Trustees.  (a)
If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Trustee shall be advised by counsel, satisfactory to it, that it is so necessary or prudent in the interest of the Holders, or the Majority Holders shall in writing so request, or the Trustee shall deem it desirable for its own protection in the performance of its duties hereunder, the Trustee and the Borrower shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Trustee and the Borrower either to act as co-trustee or co-trustees of all or any of the Collateral, jointly with the Trustee originally named herein or any successor or successors, or to act as separate trustee or trustees of any such property. In the event the Borrower shall not have joined in the execution of such instruments and agreements within ten (10) days after the receipt of a written request from the Trustee so to do, or in case an Actionable Default shall have occurred and be continuing, the Trustee may act under the foregoing provisions of this Section 5.10 without the concurrence of the Borrower, and the Borrower hereby irrevocably appoints the Trustee as its agent and attorney to act for it under the foregoing provisions of this Section 5.10 in either of such contingencies.

            (b) Every separate trustee and every co-trustee, other than any trustee which may be appointed as successor to Bankers Trust Company or Gary R. Vaughan,














                                    D-29


shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions, namely:

            (i) all rights, powers, duties and obligations conferred upon the Trustee in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Corporate Trustee, or its successors as Corporate Trustee hereunder;

            (ii) all rights, powers, duties and obligations conferred or imposed upon the Trustee hereunder shall be conferred or imposed and exercised or performed by the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;

            (iii) no power given hereby to, or which it is provided hereby may be exercised by, any such co-trustee or co-trustees or separate trustee or separate trustees, shall be exercised hereunder by such co-trustee or co-trustees or separate trustee or separate trustees, except jointly with, or with the consent in writing of, the Trustee, anything herein contained to the contrary notwithstanding;

            (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

            (v) the Borrower and the Trustee, at any time by an instrument in writing, executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee, and in that case, by an instrument in writing executed by the Borrower and the Trustee jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything herein contained to the contrary notwithstanding. In the event that the Borrower shall not have joined in the execution of any such instrument within ten (10) days after the receipt of a written request from the Trustee so to do, or in case an Actionable Default shall have occurred and be continuing, the Trustee shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of the Borrower, the Borrower hereby irrevocably appointing the Trustee its agent and attorney to act for it in such connection in either of such contingencies. In the event that the Trustee shall have appointed a separate trustee or separate trustees or co-trustee or co-















                                    D-30


      trustees as above provided, it may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee, the successor to any such separate trust or co-trustee to be appointed by the Borrower and the Trustee, or by the Trustee alone, as hereinabove provided in this Section 5.10.


                                 SECTION 6

                           RELEASE OF COLLATERAL

            Section 6.1.  Condition to Release.  (a)  Subject to Section
6.1(b), all the Collateral shall be released on the earlier of:

            (i) the date on which (A) all obligations owing by the Borrower under the New Agreements shall have been satisfied and (B) accrued and unpaid Trustee's Fees shall have been paid in full; or

            (ii) the date on which (A) the Borrower shall have received written instructions from the Holders of 100% of the outstanding principal amount of New Lender Debt instructing the Borrower to direct the Trustee to release the Collateral, and (B) accrued and unpaid Trustee's Fees shall have been paid in full.

            (b) On the dates referred to in clauses 6.1(a)(i) and 6.1(a)(ii) above, the Collateral shall not be released unless and until the Borrower would not be in default under or otherwise in breach of any provision or covenant contained in the New Agreements or the Public
Indenture after, or as a result of, the release of the Collateral.

            Section 6.2. Procedure for Release. (a) Upon the occurrence of the event specified in Section 6.1(a)(i)(A), the Trustee shall forthwith send written notice thereof to the Public Trustee, any New Trustee and the New Private Lenders and shall release the Collateral in accordance with
Section 6.3.  Upon the occurrence of the events specified in Section
6.1(a)(ii)(A), the Borrower shall deliver a Discharge Notice to the Trustee
(with a copy thereof to the Public Trustee, any New Trustee and the New
Private Lenders). If, within thirty (30) days after receipt by the Trustee of a Discharge Notice certifying that the event set forth in Section
6.1(a)(ii)(A) of this Agreement has occurred, the Trustee shall not have received a certificate in writing from the Public Trustee, any New Trustee or any New Private Lender stating that it believes in good faith, and stating the basis therefor, that one of the following statements is true:

            (i) the event specified in such Discharge Notice has not occurred, or

















                                    D-31



            (ii) the Borrower would be in default under or otherwise in breach of any provision or covenant contained in the New Agreements or in the Public Indenture after, or as a result of, the release of the Collateral, then the Trustee shall, to the extent requested by the Borrower, take the actions set forth in Section 6.3.

            (b) If the Trustee receives a certificate to the effect set forth in Section 6.2(a) within the period therein specified, the Collateral will not be released, and the Trustee will not take any actions requested of it by the Borrower until such certificate shall be withdrawn in writing by the entity which shall have delivered the same to the Trustee, or the Trustee shall have received a final order of a court of competent jurisdiction either directing it to release the Collateral or determining that the conditions to the release of the Collateral specified in Section
6.1 have been satisfied.

            Section 6.3.  Effective Time of Release.  (a)  The release of
Collateral shall be effective (i) upon the expiration of fifteen days following the date of notice from the Trustee pursuant to the first sentence of Section 6.2(a), upon the occurrence of the event specified in
Section 6.1(a)(i)(A) and payment in full of accrued and unpaid Trustee's
Fees or (ii) upon the expiration of thirty (30) days following receipt by the Trustee of a Discharge Notice and upon payment in full of accrued and unpaid Trustee's Fees, unless, prior to the expiration of such thirty (30) day period, the Trustee shall have received a certificate in writing from the Public Trustee, any New Trustee or any New Private Lender to the effect set forth in Section 6.2(a), in which event the release of Collateral shall not be effective until the date on which any of the events set forth in
Section 6.2(b) shall occur.

            (b) Upon the effectiveness of the release of the Collateral, all right, title and interest of the Trustee in, to and under the Trust
Estate, the Collateral and the Security Documents shall terminate and shall revert to the Borrower or its successors and assigns, and the estate, right, title and interest of the Trustee therein shall thereupon cease and determine, and in such case, upon the written request of the Borrower or its successors or assigns, and at the cost and expense of the Borrower or its successors or assigns, the Trustee shall execute a satisfaction of the Security Documents and such instruments as are necessary or desirable to terminate and remove of record any documents constituting public notice of the Security Documents and the security interests and assignments granted thereunder and shall assign and transfer, or cause to be assigned and transferred, and shall deliver or cause to be delivered to the Borrower, all property, including all moneys, instruments and securities of the Borrower then held by the Trustee. The cancellation and satisfaction of the Security Documents shall be without prejudice to the rights of the Trustee or any successor trustee to charge and be reimbursed for any expenditures which it may thereafter incur in connection therewith.












                                    D-32



            Section 6.4. Release of Certain Collateral. To the extent that the security interest in any Collateral granted pursuant to any of the Security Documents is terminated or released in accordance with the terms thereof upon the sale, transfer or other disposition of any part of the Collateral as permitted by such Security Document, all right, title and interest of the Trustee in, to and under such Collateral shall thereupon cease and determine. Following such request, instructions or other termination or release, Trustee shall, upon the written request of the Borrower or its successors or assigns and at the cost and expense of the Borrower or its successors or assigns, execute such instruments and take such other actions as are necessary or desirable to terminate any such security interest and otherwise to effectuate the release of the specified portions of the Collateral from the lien of such security interest. Such termination and release shall be without prejudice to the rights of the Trustee or any successor trustee to charge and be reimbursed for any expenditures which it may thereafter incur in connection therewith.


                                 SECTION 7

                               MISCELLANEOUS

            Section 7.1.  Amendments, Supplements and Waivers.  (a)
Subject to Section 7.1(b), with the prior written consent of the Holders of 100% of the outstanding principal amount of New Lender Debt, the Trustee and the Borrower may, from time to time, enter into written agreements supplemental hereto for the purpose of adding to or waiving any provision of this Agreement or any of the Security Documents or amending the definition of any capitalized term used herein or therein, as such capitalized term is used herein or therein, or changing in any manner the rights of the Trustee, the Holders or the Borrower hereunder or thereunder;
provided, however, that no such supplemental agreement shall:

            (i) amend, modify or waive any provision of this Section 7.1 without the written consent of each Holder,

            (ii) reduce the percentage specified in the definition of Majority Holders or Requisite New Lenders without the written consent of all the New Lenders,

            (iii) result in a breach of a provision or covenant contained in the Public Indenture providing for the securing of indebtedness thereunder equally and ratably with other indebtedness or obligations of the Borrower or any of its subsidiaries,


















                                    D-33


            (iv) amend, modify or waive any provision of Section 3.4 of this Agreement or the definition of the term "Secured Debt" without the written consent of any Secured Party whose rights would be adversely affected thereby, or

            (v) amend, modify or waive any provision of this Agreement or any Security Document so as to adversely affect any of the Trustee's rights, immunities or indemnities hereunder or thereunder or enlarge its duties hereunder or thereunder, without the written consent of the Trustee.

Any such supplemental agreement shall be binding upon the Borrower, the Holders and the Trustee and their respective successors and assigns. The
Trustee shall not enter into any such supplemental agreement unless it shall have received a certificate signed by the chief financial officer of the Borrower to the effect that such supplemental agreement will not result in a breach of any provision or covenant contained in the Public Indenture.

            (b) Without the consent of the Holders, the Borrower and the Trustee, at any time and from time to time, may enter into additional
Security Documents or one or more agreements supplemental hereto or to any Security Document, in form satisfactory to the Trustee,

            (i) to add to the covenants of the Borrower for the benefit of the Holders;

            (ii) to mortgage, pledge or grant a security interest in favor of the Trustee as additional security for the Secured Debt pursuant to any Security Document; or

            (iii) to cure any ambiguity, to correct or supplement any provision herein or in any Security Document which may be defective or inconsistent with any other provision herein or therein; provided, however, that any such action contemplated in this clause (iii) shall not adversely affect the interests of any Holder in any material manner.

            Section 7.2. Notices. Except as otherwise expressly provided herein, all notices and other communications shall be given to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

                  if to the Borrower:

                  Rockefeller Center Properties, Inc.


















                                    D-34


                  1270 Avenue of the Americas
                  New York, New York  10020
                  Attention:  Secretary
                  Telecopy No.:  (212) 698-1453

                  if to the Corporate Trustee and the Individual Trustee:
                  Bankers Trust Company
                  Four Albany Street
                  New York, New York  10015
                  Attention:  RCPI Collateral Trust
                  Telecopy No.:  (714) 253-7577

                  if to the Public Trustee, any New Trustee or any New Private Lender: to it at the address specified from time to time in the list provided by the Borrower to the Trustee.

All such notices, requests, demands and communications shall, to be effective hereunder, be in writing or by a telecommunications device capable of creating a written record, and shall be deemed to have been given or made when delivered by hand or five (5) Business Days after its deposit in the mail, first class or air postage prepaid, or in the case of notice by such a telecommunications device, when properly transmitted or in the case of notice by publication, when such notice appears in such publication; provided, however, that any notice, request, demand or other communication to the Trustee shall not be effective until received.

            Section 7.3. Headings. Section, subsection and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

            Section 7.4. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, provided that this Agreement shall be construed so as to give effect to the intention expressed in Section 2.12 hereof.

            Section 7.5.  Treatment of Payee or Indorsee by Trustee;
Acknowledgment of Intercreditor Agreement. (a) The Trustee may treat the registered holder of any registered note, and the payee or indorsee of any note or debenture which is not registered, as the absolute owner thereof for all purposes hereunder and shall not be



















                                    D-35


affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.





























































                                    D-36


            (b) Any Person which shall be designated as the duly authorized representative of one or more Holders of Secured Debt to act as such in connection with any matters pertaining to this Agreement or any Security Document or the Collateral shall present to the Trustee such documents, including, without limitation, opinions of counsel, as the Trustee may reasonably require, in order to demonstrate to the Trustee the authority of such Person to act as the representative of such Holders.

            (c)   The Trustee acknowledges receipt of the Intercreditor
Agreement dated as of December 18, 1994 between Goldman Sachs Mortgage
Company and Whitehall Street Real Estate Limited Partnership V and the rights of the parties thereunder including, without limitation, the rights of subrogation pursuant to Paragraph 6 thereof.

            Section 7.6. Dealings with the Borrower. (a) Upon any application or demand by the Borrower to the Trustee to take or permit any action under any of the provisions of this Agreement or any Security
Document, the Borrower shall furnish to the Trustee a certificate signed by a Responsible Officer of the Borrower stating that all conditions precedent, if any, provided for in this Agreement or any Security Document relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Security Document, relating to such particular application or demand, no additional certificate or opinion need be furnished.

            (b) Any opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate of Responsible Officers of the Borrower delivered to the Trustee.

            Section 7.7. Claims Against the Trustee. Any claims or causes of action which the New Lenders, the Public Trustee, any other Holders of Secured Debt or the Borrower shall have against the Trustee shall survive the termination of this Agreement and the release of the Collateral hereunder.

            Section 7.8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of the Holders and their respective successors and assigns, and nothing herein or in any Security Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement, any Security Document, the Collateral or the Trust Estate.

            Section 7.9. Conflict with Other Agreements. The parties agree that in the event of any conflict between the provisions of this Agreement and the provisions of any of the Security Documents, the provisions of this Agreement shall control.















                                    D-37



            Section 7.10.  Powers of Individual Trustee.  The Individual
Trustee has been joined as a party hereunder for purposes of acting as mortgagee or beneficiary, as the case may be, with respect to the mortgages assigned pursuant to the Security Agreement and so that if, by any present or future law in any jurisdiction in which it may be necessary to perform any act in the execution of the trust hereby created, the Corporate Trustee may be deemed incompetent or unqualified to act as such Corporate Trustee, then all the acts required to be performed in such jurisdiction, in the execution of the trusts hereby created, shall and will be performed by the Individual Trustee, acting alone. Therefore, notwithstanding any other term or provision hereof to the contrary, the Corporate Trustee alone shall have and shall exercise the rights and powers granted herein, except, however, with respect to the mortgages assigned pursuant to the Security
Agreement and shall be solely charged with the performance of the duties herein declared on the part of the Trustees, or either of them, to be had and exercised or to be performed, provided, however, that if the Corporate
Trustee deems it necessary for the Individual Trustee to act in a particular jurisdiction, the Individual Trustee shall have and shall exercise the rights and powers granted herein and shall be charged with the performance of the duties herein declared on the part of the Trustees, or either of them, to be had and exercised or to be performed, but only in such particular jurisdiction.

            Section 7.11.  Streit Act.  In acting under this Agreement the
Trustee shall comply with Article 4-A of the New York Real Property Law
("NYRPL"), to the extent applicable. If any provision of this Agreement shall conflict with any applicable provision of Article 4-A of the NYRPL, the applicable provision of said Article 4-A shall control.

            Section 7.12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            Section 7.13. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.



























                                    D-38


            IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                        ROCKEFELLER CENTER PROPERTIES, INC.


                        By



                        Richard M. Scarlata
                        President

Attest:


By:



      Name:
      Title:


[CORPORATE SEAL]



                        BANKERS TRUST COMPANY


                        By



                              Name:
                              Title:























                                    D-39



Attest:


By


      Name:
      Title:


[CORPORATE SEAL]


                        GARY R. VAUGHAN
















































                                    D-40


STATE OF NEW YORK       }
COUNTY OF NEW YORK      }  ss:


            On this   day of December, 1994 before me personally came
Richard M. Scarlata and ________________to me personally known and known to me to be the persons described in and who executed the foregoing instrument as President and_______________ respectively, of ROCKEFELLER CENTER
PROPERTIES, INC., a Delaware corporation, who, being by me duly sworn, did depose and say that they reside at
and                                    , respectively; that they are
President and                 , respectively, of ROCKEFELLER CENTER
PROPERTIES, INC., one of the corporations described in and which executed the foregoing instrument; that they know the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that said instrument was signed and sealed on behalf of said corporation by order of its Board of Directors; that they signed their names thereto by like order, and that they acknowledged said instrument to be the free act and deed of said corporation.



                                     Notary Public


                                                      County,


[SEAL]

                                     My commission expires:
































                                    D-41


STATE OF NEW YORK       }
COUNTY OF NEW YORK      }  ss:



      On this          day of December, 1994 before me personally came
            , to me personally known and known to me to be the person
described in and who executed the foregoing instrument as _________________
of Bankers Trust Company, a New York banking corporation, who, being by me duly sworn, did depose and say that he resides at
                         ; that he is
of Bankers Trust Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that said instrument was signed and sealed on behalf of said corporation pursuant to its by-laws; that he signed his name thereto by like authority, and that he acknowledged said instrument to be the free act and deed of said corporation.




                                     Notary Public


                                                        County,


[SEAL]

                                     My commission expires:
































                                    D-42




STATE OF NEW YORK       }
COUNTY OF NEW YORK      }  ss:



            On this           day of December, 1994 before me personally
came Gary R. Vaughan, to me personally known and known to me to be the person described in and who executed the foregoing instrument not in his individual capacity (except as otherwise expressly provided in this
Agreement) but solely as trustee, who, being by me duly sworn, did depose
and say that he resides in              , and that he acknowledged said
instrument to be his free act and deed.




                                     Notary Public


                                                        County,


[SEAL]

                                     My commission expires:




































                                    D-43


                  EXHIBIT A to Collateral Trust Agreement
___________________________________________________________________________

                          ASSIGNMENT OF MORTGAGES

                       Dated as of December 29, 1994

                                     by

                    ROCKEFELLER CENTER PROPERTIES, INC.

                                ("Assignor")

                                     to

                           Bankers Trust Company

                         (the "Corporate Trustee")

                                    and

                              Gary R. Vaughan

                         (the "Individual Trustee";
            and together with the Corporate Trustee, "Assignee")
___________________________________________________________________________

This Pledge and Assignment should be indexed against the following tax lots:

Parcel A-1:   Block 1265 Lots 1001-1109  (30 Rockefeller Plaza and 1250
                                         Avenue of the Americas)
Parcel A-2:   Block 1265, Lot 50         (610 Fifth Avenue and 620 Fifth
                                         Avenue)
Parcel A-3:   Block 1265 Lot 40          (No street address)
Parcel A-4:   Block 1265 Lot 8040        (No street address)
Parcel B:     Block 1266 Lot 1           (1270 Avenue of the Americas, 50
                                         Rockefeller Plaza and 630 Fifth
                                         Avenue)
Parcel C:     Block 1264 Lot 5           (1230 Avenue of the Americas, 10
                                         Rockefeller Plaza and 1
                                         Rockefeller Plaza)
Parcel D:     Block 1265 Lot 71          (1256 Avenue of the Americas)
Parcel E-1:   Block 1264 Part of Lot 30  (600 Fifth Avenue)
Parcel E-2:   Block 1264 Part of Lot 30  (600 Fifth Avenue)
Parcel E-3:   Block 1264 Part of Lot 30  (600 Fifth Avenue)

















                                   D-A-1


                          ASSIGNMENT OF MORTGAGES


            THIS ASSIGNMENT OF MORTGAGES (this "Assignment") made as of the
29th day of December, 1994, by ROCKEFELLER CENTER PROPERTIES, INC., a
Delaware corporation having an office at 1270 Avenue of the Americas, New
York, New York 10020 ("Assignor"), to Bankers Trust Company, a New York banking corporation having an office at Four Albany Street, New York, New
York 10015 (the "Corporate Trustee") and Gary R. Vaughan, an individual having an office at c/o Bankers Trust Company, Four Albany Street, New
York, New York 10015 (the "Individual Trustee", and, together with the
Corporate Trustee, "Assignee") as trustees under that certain Collateral
Trust Agreement, dated as of the date hereof, among Assignor and Assignee
(the "Trust Agreement").

            NOW THEREFORE, in order to secure the payment of all Secured
Debt (as defined in the Trust Agreement) of Assignor, Assignor hereby assigns unto Assignee all of the Assignor's right, title and interest in and to all of those certain mortgages listed in Annex A hereto, each of which has been recorded in the office of the City Register of the County of New York and covers the land described in Annex B hereto and the appurtenances, easements and other rights pertaining to such land and the buildings, improvements and fixtures now or hereafter located or constructed thereon.

            TO HAVE AND TO HOLD the same unto Assignee and its successors and assigns from and after the date hereof forever, SUBJECT, HOWEVER, to all of the terms, provisions and conditions of the Trust Agreement, including, but not limited to, reassignment to Assignor or its designee pursuant to Section 6 thereof.

            This Assignment shall be governed by the laws of the State of New York.

            IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first set forth above.

                                    ASSIGNOR

                                    ROCKEFELLER CENTER PROPERTIES, INC.



                                    By:_________________________________
                                          Richard M. Scarlata
                                          President

















                                   D-A-2


                                  Annex A

                                 MORTGAGES


1.    Mortgages 1 and 2 as consolidated affect Block 1264 - Lot 5 and 30,
      Block 1265 - Lots 40, 8040, 50, 1001-1109, 71 and Block 1266 - Lot 1

      MORTGAGE made by Rockefeller Center Inc. -to- Emigrant Savings Bank dated 10/1/75, recorded 10/1/75 in Reel 352 Page 231 to secure the sum of $50,000,000.00 and interest.  (Mortgage tax paid:
      $625,000.00)

      ASSIGNMENT OF MORTGAGE
      MORTGAGE 1 was assigned by Emigrant Savings Bank -to- Rockefeller
      Center Properties Inc. by assignment dated 9/18/85, recorded 9/19/85, in Reel 962 Page 1808.

2.    MORTGAGE made by Rock-Sinclair Inc. -to- Chase Manhattan Bank, N.A.
      dated 5/15/63, recorded 5/16/63 in Liber 6169 Page 6 to secure the sum of $9,000,000.00 and interest.  (Mortgage tax paid:  $45,000.00)

      ASSIGNMENT OF MORTGAGE
      MORTGAGE 2 was assigned by Chase Manhattan Bank, N.A. -to-
      Rockefeller Center Properties, Inc. by assignment dated 9/19/85, recorded 9/19/85, in Reel 962 Page 1802.

      Mortgage Consolidation and Spreader Agreement made by RCP Associates,
      Rockefeller Center Properties and Rockefeller Center Properties, Inc.
      dated 9/19/85 and recorded 12/19/85 in Reel 962 Page 1813.
      Consolidates mortgages recorded in Reel 352 Page 231 and Liber 6169
      Mp. 6 to form a single mortgage lien of $44,839,996 and spread to cover Block 1265 Lot 1, Block 1266 Lot 1, Block 1264 Lot 5 and 30,
      Block 1265 Lots 1 and 71.

      Amended and Restated Consolidation and Security Agreement made by RCP
      Associates, Rockefeller Center Properties, Inc. dated 12/1/88 and recorded 12/21/88 in Reel 1510 Page 1049. Amends and restates mortgages recorded in Reel 352 Page 231 and Liber 6169 Page 6, as consolidated.

      Amendment to Consolidated Mortgage made by and between RCP
      Associates, Rockefeller Center Properties and Rockefeller Center
      Properties, Inc. dated 4/6/93 and recorded 5/5/93 in Reel 1967 Page
      2102.
      Amends terms  of Amended and Restated Consolidation and Security
      Agreement recorded in Reel 1510 Page 1049 and spreads lien of mortgages 1 and 2 as consolidated to cover "Pledged Development
      Rights".














                                   D-A-3



      Mortgages 1 and 2 as consolidated may be satisfied or assigned by:
      Rockefeller Center Properties Inc.

3.    MORTGAGE made by RCP Associates and Rockefeller Center Properties
      -to- Rockefeller Center Properties Inc. dated 9/19/85 recorded 9/6/94 in Reel 2135 Page 1703 to secure the sum of $1,255,160,004.00 and interest.  (Mortgage tax paid:  $34,516900.00)

      Amended and Restated mortgage made by and between RCP Associates and Rockefeller Center Properties with Rockefeller Center Properties,
      Inc. dated 12/1/88 recorded 9/6/94 in Reel 2135 Page 1759. Amends and restates mortgage in Reel 2135 Page 1703 now due and owing in the principal amount of $1,255,160,004.00.

      Amendment to Amended and Restated mortgage made by and tween RCP
      Associates and Rockefeller Center Properties with Rockefeller Center
      Properties, Inc. dated 4/6/93 recorded 9/6/94 in Reel 2135 Page 1868.
      Amends restated and amended mortgage in Reel 2135 Page 1759. Spreads lien to cover "Pledged Development Rights".

      Amendment to Amended and Restated mortgage made by and between RCP
      Associates and Rockefeller Center Properties with Rockefeller Center
      Properties, Inc. dated 4/6/93 recorded 9/6/94 in Reel 2135 Page 1892.

      Mortgage 3 may be satisfied or assigned by:
      Rockefeller Center Properties Inc.




































                                   D-A-4


                                  Annex B

                          Description of the Land


PARCEL A-1 (F/K/A Block 1265 Lot 1, N/K/A Block 1265 Lots 1001-1109)

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the intersection of the northerly side of 49th Street and the easterly side of Avenue of the Americas;

running thence easterly along the northerly side of 49th Street 545 feet 0 inches to the westerly side of Rockefeller Plaza;

thence northerly along the westerly side of Rockefeller Plaza 200 feet 10 inches to the southerly side of 50th Street;
thence westerly along the southerly side of 50th Street 478 feet 6-1/2 inches;

thence southerly parallel with the easterly side of Avenue of the Americas
25 feet 4-1/2 inches;

thence westerly parallel with 50th Street and partly through a party wall
66 feet 5-1/2 inches to the easterly side of Avenue of the Americas;

thence southerly along the easterly side of Avenue of the Americas 175 feet
5-1/2 inches to the northerly side of 49th Street the point or place of BEGINNING.


PARCEL A-2 (Block 1265, Lot 50)

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of manhattan, City, County and State of New York bounded and described as follows:

BEGINNING at the intersection of the northerly side of 49th Street and the westerly side of 5th Avenue;

running thence along the westerly side of 5th Avenue 200 feet 10 inches to the intersection of the westerly side of 5th Avenue and the southerly side of 50th Street;

thence westerly along the southerly side of 50th Street, 315 feet 0 inches to the easterly side of Rockefeller Plaza;















                                   D-A-5



thence southerly along the easterly side of Rockefeller Plaza 200 feet 10 inches to the northerly side of 49th Street;

thence easterly along the northerly side of 49th Street 315 feet 0 inches to the westerly side of 5th Avenue to the point or place of BEGINNING.


PARCEL A-3 (block 1265 Lot 40)

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the point (hereinafter, "Point A") on the southerly side of West 50th Street distant 545 feet easterly from the corner formed by the intersection of the easterly side of Avenue of the Americas with the southerly side of 50th Street;

thence southerly at right angles with West 50th Street, 200 feet 10 inches to a point at the northerly side of 49th Street (hereinafter, "Point B");

thence easterly along the northerly side of 49th Street, 60 feet to a point
(hereinafter, "Point C");

thence northerly at right angles with West 49th Street 200 feet 10 inches to the southerly side of 50th Street;

thence westerly along the southerly side of 50th Street, 60 feet to the point or place of BEGINNING.

Which lies above a plane located an elevation at Point A of 65.87 feet, at Point B of 63.47 feet at Point C of 63.75 feet.

Elevations refer to the datum in use by the department of Highways, Borough of Manhattan, which is 2.75 feet above the U.S. Coast and Geodetic Survey datum of mean sea level at Sandy Hook.


PARCEL A-4 (Block 1265 Lot 8040)

ALL THAT certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:



















                                   D-A-6


BEGINNING at a point (hereinafter, "Point A") on the southerly side of West
50th Street distant 545 feet easterly from the corner formed by the intersection of the easterly side of Avenue of the Americas with the southerly side of 50th Street;

thence southerly at right angles with West 50th Street, 200 feet 10 inches to a point at the northerly side of 49th Street (hereinafter, "Point B");

thence easterly along the northerly side of 49th Street, 60 feet to a point
(hereinafter, "Point C");

thence northerly at right angles with West 49th Street, 200 feet 10 inches to the southerly side of 50th Street;

thence westerly along the southerly side of 50th Street, 60 feet to the point or place of BEGINNING.

Which lies below a plane located at an elevation at Point A of 65.87 feet, at Point B of 63.47 feet and at Point C of 63.75 feet.

Elevations refer to the datum in use by the department of Highways, Borough of Manhattan, which is 2.75 feet above the U.S. Coast and Geodetic Survey datum of mean sea level at Sandy Hook.


PARCEL B (Block 1266 Lot 1)

ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, State and County of New York, bounded and described as follows:

BEGINNING at the intersection of the northerly side of Fiftieth Street and the westerly side of Fifth Avenue;

running thence northerly along the westerly side of Fifth Avenue 200 feet
10 inches to the intersection of the westerly side of Fifth Avenue and the southerly side of Fifty-first Street;

thence Westerly along the southerly side of Fifty-first Street 920 feet to the intersection of the southerly side of Fifty-first Street and the easterly side of Sixth Avenue;

thence Southerly along the easterly side of Sixth Avenue, 200 feet 10 inches to the intersection of the easterly side of Sixth Avenue and the northerly side of Fiftieth Street; and thence Easterly along the northerly side of Fiftieth Street, 920 feet to the point or place of Beginning.

















                                   D-A-7



PARCEL C (Block 1264 Lot 5)

ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, State and County of New York, bounded and described as follows:

BEGINNING at a point on the north side of West 48th Street distant 200 feet westerly from the corner formed by the intersection of the north side of West 48th Street with the west side of Fifth Avenue; running thence Westerly along the north side of West 48th Street 720 feet to the corner formed by the intersection of the north side of West 48th Street with the east side of Avenue of the Americas, formerly named "Sixth
Avenue"; running

thence Northerly along the east side of Avenue of the Americas, 200 feet 10 inches to the corner formed by the intersection of the south side of West
49th Street with the east side of Avenue of the Americas; running thence Easterly along the south side of West 49th Street 695 feet to a point distant 225 feet westerly from the west side of Fifth Avenue;

thence Southerly parallel with Fifth Avenue and for part of the distance through a party wall 100 feet 5 inches;

thence Easterly parallel with West 49th Street, 25 feet;

thence Southerly parallel with Fifth Avenue, 100 feet 5 inches to the north side of West 48th Street at the place of Beginning.


PARCEL D (Block 1265 Lot 71)

ALL certain lot, piece or parcel of land situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the Southerly side of West 50th Street and Easterly side of Avenue of the Americas (formerly known as 6th Ave.);

thence Southerly along the Easterly side of Avenue of the Americas 25 feet
4 1/2 inches;

thence Easterly parallel with the Southerly side of West 50th Street and part of a distance through a party wall 66 feet 5 1/2 inches;
















                                   D-A-8


thence Northerly parallel with the Easterly side of Avenue of the Americas
25 feet 4 1/2 inches to the Southerly side of West 50th Street;

thence Westerly along the Southerly side of West 50th Street 66 feet 5 1/2 inches to point or place of Beginning.


PARCEL E-1

BEGINNING at a point on the southerly side of Forth-ninth Street, distance
161 feet 6 inches, westerly from the corner formed by the intersection of the southerly line of Forty-ninth Street with the westerly line of Fifth
Avenue; and running thence southerly, 100 feet part of the way through the center of a party wall; thence westerly and parallel with Forty-ninth
Street 22 feet; thence northerly and part of the way through the center of a party wall 100 feet to said southerly side of Forty-ninth Street; and thence easterly along said southerly side of Forty-ninth Street 22 feet to the point or place of Beginning.


PARCEL E-2

BEGINNING at a point on the southerly side of 49th Street distance 183 feet
6 inches westerly from the corner formed by the intersection of the westerly side of Fifth Avenue with the southerly side of 49th Street and running thence southerly parallel with Fifth Avenue and part of the way through the center of a party wall 100 feet; thence westerly parallel with 49th Street 16 feet 6 inches; thence northerly parallel with Fifth Avenue and part of the way through the center of a party wall, 100 feet to the southerly side of 49th Street, and thence easterly along the southerly side of 49th Street 16 feet 6 inches to the point or place of Beginning.


PARCEL E-3

BEGINNING at a point on the southerly side of 49th Street distance 200 feet westerly from the corner formed by the intersection of the southerly side of 49th Street and the westerly side of Fifth Avenue; running thence southerly parallel with Fifth Avenue and part of the distance through a party wall, 100 feet 5 inches to the center line of the block; thence westerly along said center line of the block and parallel with 49th Street
25 feet; thence northerly again parallel with Fifth Avenue and part of the distance through another party wall 100 feet 5 inches to the southerly side of 49th Street; and thence easterly along the southerly side of 49th Street
25 feet to the point or place of Beginning.


















                                   D-A-9


STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )


            On the 28th day of December, 1994, before personally came
Richard M. Scarlata, to me known, who, being by me duly sworn, did depose and say that he resides at 2390 Palisade Avenue, Bronx, New York 10463;
that he is the president of ROCKEFELLER CENTER PROPERTIES, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.


                                    ___________________________________
                                          Notary Public















































                                   D-A-10


                  EXHIBIT B to Collateral Trust Agreement


                                                                     [Date]


RCP Associates
Rockefeller Center Properties
[Address]

Ladies and Gentlemen:

            Please be advised that pursuant to the Collateral Trust
Agreement dated as of _______________________
between_________________________ (the "Individual Trustee"),
_____________ (the "Corporate Trustee", together with the Individual Trustee, the "Trustee") and the undersigned, we have granted to the Trustee a security interest in the Mortgage Note dated as of September 19, 1985 in the principal amount of $1,255,160,004 and the Consolidated Note dated as of September 19, 1985 in the principal amount of $44,839,996, in each case made by you to the undersigned. Unless otherwise directed by the undersigned and the Corporate Trustee all payments by you on the Notes should be made to [Corporate Trustee] at _________________________.


                                    Very truly yours,

                                    ROCKEFELLER CENTER PROPERTIES, INC.



                                    By































                                   D-B-1

                  EXHIBIT C to Collateral Trust Agreement


                    Rockefeller Center Properties, Inc.
                        1270 Avenue of the Americas
                         New York, New York  10020

                                          December    , 1994

Lawyers Title Insurance Corporation
708 Third Avenue
New York, New York  10017

Ladies and Gentlemen:

            Please be advised that as of the date hereof the undersigned has assigned all of its right, title and interest in and under the following Mortgagee Title Policies to the Trustee (as defined herein) pursuant and subject to that certain Collateral Trust Agreement (the "Trust
Agreement"), dated as of the date hereof, among the undersigned, _________
(the "Corporate Trustee") and _______________, (the "Individual Trustee", and, together with the Corporate Trustee, the "Trustee"):


                  1.    Title Policy No. 22215 issued by Lawyers Title
                        Insurance Corporation on September 19, 1985 in the principal amount of $14,946,665.00.

                                    Very truly yours,


                                    ROCKEFELLER CENTER PROPERTIES, INC.



                                    By:
                                          Richard M. Scarlata
                                          President

Receipt acknowledged:

LAWYERS TITLE INSURANCE CORPORATION






















                                   D-C-1



By:________________________________





























































                                   D-C-2


                    Rockefeller Center Properties, Inc.
                        1270 Avenue of the Americas
                         New York, New York  10020

                                          December __, 19__

Chicago Title Insurance Company
Ticor Title Guarantee Company
1211 Avenue of the Americas
New York, New York  10036

Ladies and Gentlemen:

            Please be advised that as of the date hereof the undersigned has assigned all of its right, title and interest in and under the following Mortgagee Title Policies to the Trustee (as defined herein) pursuant and subject to that certain Collateral Trust Agreement (the "Trust
Agreement"), dated as of the date hereof, among the undersigned, _________
(the "Corporate Trustee") and _______________, (the "Individual Trustee", and, together with the Corporate Trustee, the "Trustee"):

                  1.    Title Policy No. 41-85-01028 issued by Ticor Title
                        Guarantee Company on September 19, 1985 in the principal amount of $14,946,665.00.

                  2.    Title Policy No. 8501-00147 issued by Chicago Title
                        Insurance Company on September 19, 1985 in the principal amount of $14,946,666.00.

                                    Very truly yours,

                                    ROCKEFELLER CENTER PROPERTIES, INC.


                                    By:
                                          Richard M. Scarlata
                                          President
Receipt acknowledged:

Chicago Title Insurance Company


By:_________________________

Ticor Title Guarantee Company


















                                   D-C-3




By:__________________________




























































                                   D-C-4


                  EXHIBIT D to Collateral Trust Agreement


                                                                     [Date]


[Name and address of
institution holding
Escrow Account]

Ladies and Gentlemen:

      Please be advised that pursuant and subject to the Collateral Trust
Agreement dated as of _________________________ between ______________________ (the "Trustee") and the undersigned, we have granted to the Trustee a security interest in that certain escrow account, [account title] account no. ___________________ held by you and established pursuant to the Loan Agreement dated as of September 19, 1985, as amended, among RCP Associates, Rockefeller Center Properties and the undersigned.



                                    Very truly yours,

                                    ROCKEFELLER CENTER PROPERTIES, INC.


                                    By



Acknowledged:

[Institution holding
Escrow Account]


By________________________

























                                   D-D-1

       1          EXHIBIT E to Collateral Trust Agreement

                                                                     [Date]


[Name and address of
institution holding
Escrow Account]

Ladies and Gentlemen:

      Please be advised that pursuant and subject to the Collateral Trust
Agreement dated as of _________________________ between ______________________ (the "Trustee") and the undersigned, we have granted to the Trustee a security interest in that certain escrow account, [account title] account no. ___________________ held by you and established pursuant to the Loan Agreement dated as of September 19, 1985, as amended, among RCP Associates, Rockefeller Center Properties and the undersigned.



                                    Very truly yours,

                                    ROCKEFELLER CENTER PROPERTIES, INC.


                                    By



Acknowledged:

[Institution holding
Escrow Account]


By________________________




























                                   D-E-1


                                 EXHIBIT E


       Form of Letter Agreements Relating to Title Insurance Policies

               [See EXHIBIT E to Collateral Trust Agreement
                       attached hereto as Exhibit D]
























































                                    E-1

       1                         EXHIBIT F


                       REGISTRATION RIGHTS AGREEMENT

            REGISTRATION RIGHTS AGREEMENT, dated as of December 29, 1994, by and among Rockefeller Center Properties, Inc., a Delaware corporation
(the "Company"), Goldman Sachs Mortgage Company, a New York limited partnership ("GSMC") and Whitehall Street Real Estate Limited Partnership V
("Whitehall").

                                  RECITALS

            WHEREAS, the Company, the lenders party thereto (the "Lenders") and GSMC, as Agent, have entered into a Loan Agreement (the "Loan
Agreement"), dated as of December 18, 1994, providing for the making of certain loans by the Lenders (the "Loans") in the aggregate principal amount of $150,000,000 to be evidenced by certain floating rate notes, due
2000 (the "Notes", which term shall include any security issued by the Company pursuant to Section 5.09 of the Loan Agreement); and

            WHEREAS, the Company and Whitehall have entered into a Debenture Purchase Agreement (the "Debenture Purchase Agreement"), dated as of December 18, 1994, providing for the issuance by the Company and the purchase by Whitehall of Debentures (the "Debentures", which term shall include any security issued by the Company pursuant to Section 5.09 of the Debenture Purchase Agreement) in the aggregate principal amount of $75 million.

            WHEREAS, this Agreement is being entered into as a condition to the making of the Loans and the purchase of the Debentures of the Loan
Agreement and Debenture Purchase Agreement to facilitate the resale by GSMC and Whitehall and their successors and assigns of the Notes and Debentures, respectively;

            NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:


            1. Certain Definitions.

            1.1. As used in this Agreement, the following terms shall have the following respective meanings:

            (a) "Business Day" means any day that is not a day on which banking institutions are authorized or required to be closed in the State of New York or the State in which the principal corporate trust office of any trustee under an Indenture is located.
















                                    F-1



            (b)   "Collateral Trust Agreement" means the Collateral Trust
Agreement, dated as of December 29, 1994, from the Company to Bankers Trust
Company, as Corporate Trustee, and Gary Vaughan, as Individual Trustee.

            (c) "Company" has the meaning specified in the first paragraph to this agreement.

            (d)   "Company Securities" has the meaning specified in Section
2.1(g).

            (e)   "Cut Back Notice" has the meaning specified in Section
2.1(d).

            (f) "Debenture Purchase Agreement" has the meaning specified in the Recitals.

            (g)   "Debentures" has the meaning specified in the Recitals.

            (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (i) "Holders" means the holders from time to time of the Notes or Debentures.

            (j)   "Lender" has the meaning specified in the Recitals.

            (k) "Loan Agreement" has the meaning specified in the Recitals.

            (l)   "Loans" has the meaning specified in the Recitals.

            (m)   "Notes" has the meaning specified in the Recitals.

            (n) "Piggy Back Registration Statement" has the meaning specified in Section 2.2.

            (o) "Piggyback Registration Rights" has the meaning specified in Section 2.2.

            (p) "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering made pursuant to
Section 2.1 or 2.2 of any of the Company's securities covered by such Registration Statement and by all other amendments and supplements to such prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

            (q)   "Registered Securities" has the meaning specified in
Section 3.1.













                                    F-2


            (r)   "Registration Demand" has the meaning specified in
Section 2.1.

            (s) "Registration Statement" means any registration statement of the Company pursuant to Section 2.1 or 2.2 filed under the Securities
Act that covers any of the Company's securities, including the Prospectus, any amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all materials incorporated by reference in such registration statement.

            (t)   "Representative" has the meaning specified in Section
3.8.

            (u) "SAR Agreement" means the SAR Agreement dated as of December 18, 1994 between the Company and Chemical Bank, as agent.

            (v)   "SEC" means the Securities and Exchange Commission.

            (w) "Securities Act" means the Securities Act of 1933, as amended.

            (x)   "Shelf Registration" has the meaning specified in Section
2.1(c)(i).

            (y) "Shelf Registration Statement" has the meaning specified in Section 2.1(c)(i).

            (z)   "60 Day Effective Date" has the meaning specified in
Section 2.1(c)(i).

            (aa)  "Takedown" has the meaning specified in
Section 2.1(c)(ii).

            (bb) "Warrant Agreement" means the Warrant Agreement dated as of December 18, 1994 between the Company and Chemical Bank, as agent.

            2.    Registration Rights.

            2.1. Demand Registration. (a) The Holders of (i) at least 5% of the aggregate principal amount of Notes or Debentures, as the case may be, then outstanding shall have the right to request in writing that the Company effect a registration of such Holders' Notes or Debentures, as the case may be, pursuant to the provisions of this Section 2.1 or (ii) at least 1% of the aggregate principal amount of Notes or Debentures, as the case may be, then outstanding shall have the right to request in writing that the Company effect a registration of such Holders' Notes or Debentures, as the case may be, pursuant to a Takedown under this Section
2.1 (each such request, a "Registration Demand"). A Registration Demand shall specify the principal amount of Notes or Debentures that each such Holder proposes to sell in the offering. If no Shelf Registration
Statement (as defined in Section












                                    F-3


2.1(c)(i) below) shall be effective as of the date of the Registration
Demand, the demanding Holders may elect to have the Company register such Notes or Debentures in accordance with either Section 2.1(c)(i) or Section
2.1(d). If a Shelf Registration Statement shall be effective as of the date of the Registration Demand, then all demanding Holders shall be deemed to have elected to register their Notes or Debentures, as the case may be, pursuant to Section 2.1(c)(ii). The Holders of Notes and the Holders of Debentures may each make four Registration Demands pursuant to Sections
2.1(c)(i) and 2.1(d) and four Registration Demands per year pursuant to an existing Shelf Registration Statement pursuant to Section 2.1(c)(ii) for which the Company will pay and bear all costs and expenses in accordance with Section 3.3 and thereafter the Holders may make an unlimited number of Registration Demands for which such requesting Holders shall pay and bear all costs and expenses.

            (b) Upon receipt of a Registration Demand (other than for a Takedown), the Company shall give written notice thereof to all of the other Holders of Notes or Debentures, as the case may be, at least 30 days prior to the initial filing of a Registration Statement relating to such Registration Demand. Each of the other Holders of Notes or Debentures, as the case may be, shall have the right, within 20 days after the delivery of such notice, to request that the Company include all or a portion of such Holder's Notes or Debentures, as the case may be, in such Registration
Statement. Upon receipt of a Registration Demand that is a Takedown, a Representative of such selling holders shall give written notice thereof to all of the Holders of Notes or Debentures, as the case may be, at least three Business Days prior to the initial filing of a Registration Statement relating to such Registration Demand. Each of the other such Holders shall have the right, within one Business Day after the delivery of such notice, to request that the Company include all or a portion of such Holder's Notes or Debentures, as the case may be, in such Registration Statement.

            (c) (i) As promptly as practicable and in no event later than 60 days after the Company receives a Registration Demand electing to register Notes or Debentures pursuant to this Section 2.2(c)(i), the Company shall file under the Securities Act a "shelf" registration statement (the "Shelf Registration Statement") providing for the registration and the sale on a continuous or delayed basis of all of the Notes or Debentures, as the case may be, pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the SEC (the
"Shelf Registration"). The Company agrees to use its best efforts to cause the Shelf Registration Statement to become or be declared effective no later than 60 calendar days after the filing (the "60 Day Effective Date") and to keep such Shelf Registration continuously effective for a period ending on the occurrence of the earlier of (x) the third anniversary of the Registration Demand and (y) notification by all of the requesting Holders that such Holders
















                                    F-4


have sold all of the Notes or Debentures, as the case may be, owned by them. The Company further agrees to supplement or make amendments to the Shelf Registration Statement and the prospectus included therein (x) as may be necessary to effect and maintain the effectiveness of such Shelf
Registration Statement for the period set forth in the previous sentence and (y) as may be required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf
Registration or by the Securities Act or rules and regulations thereunder for shelf registration. The Company agrees to furnish to the Holders of the securities registered thereby copies of any such supplement or amendment
(but excluding any periodic reports required to be filed with the SEC under the Exchange Act) so that such Holders through the Representative(s) have a reasonable opportunity to comment thereon prior to its being used and/or filed with the SEC.

            (ii) As promptly as practicable after the Company receives a Registration Demand from a Holder or Holders of Notes or Debentures pursuant to which such Holder is deemed to have elected to register Notes or Debentures pursuant to an existing Shelf Registration Statement (a
"Takedown"), the Company shall file a Prospectus or any necessary supplement to a Prospectus with the SEC and otherwise comply with the Securities Act and all rules, regulations and instructions thereunder applicable to such Takedown. In the event that no Prospectus or other filing is required nor any other action that necessitates the Company's participation is required to effect a sale of Notes or Debentures, as the case may be, pursuant to an effective Shelf Registration Statement, each selling holder agrees to provide the Company with at least three Business
Days' notice of its intention to sell Notes or Debentures pursuant to the Shelf Registration Statement; provided, however, that the Company shall have the right to postpone any such sale for a reasonable period of time not to exceed 90 days if: (i) in the opinion of counsel for the Company, the Company would, in connection with such sale, be required to disclose in such Registration Statement (or any prospectus supplement to be used in connection therewith) information not otherwise then required by law to be publicly disclosed and (ii) in the good faith judgment of the Board of Directors of the Company, such disclosure would adversely affect any material corporate development or business transaction contemplated by the Company.

            (d) As promptly as practicable and in no event later than 60 days after the Company receives a Registration Demand electing to register Notes or Debentures pursuant to this Section 2.1(d), the Company shall file with the SEC a Registration Statement, on any form that shall be available and appropriate for the sale of such Notes or Debentures in accordance with the intended method of distribution thereof. The Company shall include in such Registration Statement all of the Notes or Debentures, as the case may be, of such requesting Holders that such Holders have requested to be included therein















                                    F-5


pursuant to Sections 2.1(a) and 2.1(b); provided, however, that, if the requested registration involves an underwritten offering, the Notes or Debentures, as the case may be, to be registered may be reduced if the managing underwriter delivers a notice (a "Cutback Notice") pursuant to
Section 2.1(g).

            The Company shall use its best efforts to cause each such Registration Statement to be declared effective and to keep such Registration Statement continuously effective and usable for resale of such Notes or Debentures, as the case may be, for a period of 90 days from the date on which the SEC declares such Registration Statement effective or such shorter period as is necessary to complete the distribution of the securities registered thereunder.

            (e) The Representative(s) shall determine the method of distribution of Notes or Debentures pursuant to a Registration Demand.

            (f) If a Registration Demand involves an underwritten offering, Goldman, Sachs & Co. shall be the managing underwriter for such offering unless Goldman, Sachs & Co. declines such engagement, in which event, the Representative(s) shall select the managing underwriter;
provided that such managing underwriter so selected shall be reasonably satisfactory to the Company.

            (g) In the event that the proposed offering is an underwritten offering and includes securities to be offered for the account of the Company (the "Company Securities"), the provisions of this
Section 2.1(g) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its opinion, the principal amount of Company Securities and the principal amount of Notes or Debentures, as the case may be that the Holders have requested to be registered exceeds the maximum principal amount of securities specified by the managing underwriter in such Cutback Notice that may be distributed without adversely affecting the price, timing or distribution of the securities being distributed. If the managing underwriter delivers such Cutback
Notice, the number of Company Securities and Notes or Debentures, as the case may be, requested to be registered shall be reduced in the following order until the principal amount of securities to be registered has been reduced to the maximum principal amount of securities specified by the managing underwriter in the Cutback Notice: first, the Company Securities and second, the Notes or Debentures, as the case may be, in proportion to the respective principal amount of Notes or Debentures, as the case may be, that each Holder has requested to be registered.

            (h)   No Registration Demand relating to Notes or Debentures
(other than a Takedown) may be made until the expiration of six months following the completion of the distribution of the securities registered under any Registration Statement that has been filed and















                                    F-6


has become effective pursuant to a prior Registration Demand relating to Notes or Debentures, respectively.

            (i)   The Company shall not be obligated to file a Registration
Statement relating to any Registration Demand (other than a Takedown) unless the requests by the Holders for such registration cover 5% or more of aggregate principal amount of Notes or Debentures, as the case may be, then outstanding.

            2.2. Piggyback Registration Rights. (a) If the Company proposes to file a Registration Statement with the SEC respecting an offering, whether primary or secondary, of any debt securities of the Company, the Company shall give written notice to all the Holders of Notes and Debentures at least 30 days prior to the initial filing of the Registration Statement relating to such offering. Each Holder shall have the right, within 20 days after delivery of such notice, to request in writing that the Company include all or a portion of such Holder's Notes or Debentures in such Registration Statement ("Piggyback Registration
Rights").

            (b) In the event that the proposed offering is an underwritten offering covering debt securities to be offered for the account of Company Securities, the provisions of this Section 2.2(b) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its opinion, the aggregate principal amount of Company Securities and the principal amount of Notes or Debentures that the Holders have requested to be registered exceeds the maximum principal amount of securities specified by the managing underwriter in such Cutback Notice that may be distributed without adversely affecting the price, timing or distribution of the securities being distributed. If the managing underwriter delivers such Cutback Notice, the principal amount of Company
Securities, Notes and Debentures requested to be registered shall be reduced in the following order until the principal amount of securities to be offered has been reduced to the maximum principal amount of securities specified by the managing underwriter in the Cutback Notice: first, the Notes and Debentures in proportion to the respective principal amount of Notes and Debentures that each Holder has requested to be registered and second, the Company Securities.

            (c) The provisions of this Section 2.2 shall not be applicable in connection with (i) a registration statement filed by the Company pursuant to Section 2.1 or (ii) a transaction in which a registration statement is filed by the Company on Form S-4 or any successor forms.

            2.3.  Company's Ability to Postpone Registration Rights.
(a) The Company shall have the right to postpone the filing of any Registration Statement relating to a Demand Registration for a reasonable period of time not to exceed 90 days if: (i) in the opinion of counsel for the Company, the Company would be required to













                                    F-7


disclose in such Registration Statement information not otherwise then required by law to be publicly disclosed and (ii) in the good faith judgment of the Board of Directors of the Company, such disclosure would adversely affect any material corporate development or business transaction contemplated by the Company; provided, however, that such 90-day period shall be deducted from the six-month interval allowed between Registration
Demands pursuant to Section 2.1(h).

            (b) If at any time after the Company notifies the Holders of its intention to file a Registration Statement that would trigger Piggyback
Registration Rights, the Board of Directors of the Company in good faith shall determine for any reason not to effect such registration or to postpone such registration, the Company shall (i) in the case of a determination not to effect such registration, be relieved of its obligation to register any Notes or Debentures of Holders requesting inclusion in such registration, and (ii) in the case of a determination to postpone such registration, be permitted to postpone registering the Notes or Debentures of Holders requesting inclusion in such registration.

            (c) The Company shall as promptly as practicable notify the Holders of any postponement pursuant to this Section 2.3, specifying the reasons therefor.

            2.4. Holder Withdrawal Rights. The Company shall withdraw from registration any Notes and Debentures on request of a Holder thereof;
provided that, in the case of a Registration Demand under Section 2.1, a Demand Registration shall be deemed to have been made for the purpose of the number of such Demands permitted to be made under Section 2.1(a) if the Company shall have incurred $50,000 in expenses relating to such Demand
Registration at such time as such Holder makes such withdrawal.  The
Company shall not be obligated to maintain the effectiveness of any Registration Statement if, after any withdrawal of Notes and/or Debentures by a Holder, the principal amount of Notes and Debentures remaining subject to such Registration Statement is less than 5% of the aggregate principal amount of Notes or Debentures, as the case may be, then outstanding, unless
(i) the Company is also registering securities on such Registration
Statement for its own account or (ii) if such Registration Statement relates to securities other than for the account of the Company.


            3.    Registration Procedures.

            3.1.  Covenants of the Company Applicable to All Registration
Statements. This Section 3.1 applies to all Registration Statements filed by the Company and referred to in Section 2.1 or 2.2. The securities covered by each such Registration Statement are referred to as the "Registered Securities". Each underwriter, agent, selling broker, dealer manager or similar securities industry professional















                                    F-8


participating in any offering of the Registered Securities is referred to as an "underwriter" or "agent" and any agreement entered into with an underwriter or agent is referred to as an "underwriting or agency agreement". In connection with each such registration, the Company covenants with each Holder of Notes or Debentures participating in such offering (each, a "selling holder") and each underwriter or agent participating therein as follows:

            (a) The Company will notify the selling holders and the managing underwriter or agent, immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the SEC,
      (iii) of any request by the SEC to amend the Registration Statement or amend or supplement the Prospectus or for additional information,
      (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Registered Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes, (v) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registered Securities the representations and warranties of the Company contemplated by
      Section 3.1(i) cease to be true and correct and (vi) of the existence of any fact that results or may result in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading.

            (b) The Company will use every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

            (c) The Company will afford the Representative(s) and the managing underwriters a reasonable opportunity to comment prior to its being filed with the SEC any Registration Statement, any amendment thereto, or any amendment of or supplement to the Prospectus (including amendments of the documents incorporated by reference into the Prospectus but excluding any periodic reports required to be filed with the SEC pursuant to the Exchange Act).

            (d) The Company will furnish to each selling holder and to the managing underwriter or agent, without charge, as many signed copies of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Registration













                                    F-9


      Statement becomes effective, copies of all exhibits and documents filed therewith, including documents incorporated by reference into the Prospectus, and signed copies of all consents and certificates of experts, as such selling holder or the managing underwriter or agent may reasonably request, and will furnish to the managing underwriter, for each other underwriter participating in an underwritten offering, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

            (e) The Company will deliver to each selling holder and each underwriter or agent participating in such offering, without charge, as many copies of each preliminary prospectus as such selling holder or such underwriter or agent may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will deliver to each selling holder and each underwriter or agent participating in such offering, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as supplemented or amended) as such selling holder or such underwriter or agent may reasonably request.

            (f) The Company will comply to the best of its ability with the Securities Act and the rules and regulations of the SEC thereunder, and the Exchange Act and the rules and regulations of the SEC thereunder so as to permit the completion of the distribution of the Registered Securities in accordance with the intended method or methods of distribution contemplated in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registered Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the selling holders, counsel for the underwriters or agents or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion any of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the rules and regulations of the SEC thereunder, the Company will promptly prepare and file with the SEC, subject to
      Section 3.1(c), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration
      Statement or the Prospectus comply with such requirements.

















                                    F-10


            (g) The Company will use its best efforts, in cooperation with the selling holders or the underwriters or agents, as the case may be, to qualify the Registered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the selling holders or the managing underwriter or agents, as the case may be, may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
      The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Registered Securities have been qualified as above provided.

            (h) The Company will use its best efforts to effect the listing of the Registered Securities covered by a Registration
      Statement not then listed on each national securities exchange on which similar securities issued by the Company are then listed or, if no such securities are then listed, on any national securities exchange if, in either case, so requested by (i) Whitehall with respect to the Debentures for so long as it is a holder of Debentures or (ii) GSMC with respect to the Notes for so long as it is a holder of Notes, or if requested by the managing underwriter.

            (i) The Company shall make such representations and warranties to the selling holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten public offerings.

            (j) On the effective date of the Registration Statement or, in the case of an underwritten offering, on the date of delivery of the Registered Securities sold pursuant thereto, the Company shall cause to be delivered to the selling holders and the underwriters or agents, if any, opinions of counsel for the Company with respect to, among other things, the due incorporation and good standing of the Company; the qualification of the Company to transact business as foreign corporation; the due authorization, execution and delivery of this Agreement; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the Notes or Debentures, as the case may be; the absence of material legal or governmental proceedings involving the Company; the absence of a breach by the Company of, or a default under, agreements binding the Company; the absence of governmental approvals required to be obtained in connection with the registration, offering and sale of the Notes or Debentures as the case may be; the compliance as to form of the Registration Statement and any documents incorporated by reference therein with the requirements of the Securities Act; the effectiveness of such Registration Statement under the Securities
      Act; the security interest created by the Collateral Trust Agreement













                                    F-11


      and a statement that, as of the date of the opinion and of the Registration
      Statement or most recent post-effective amendment thereto, as the case may be, nothing has come to the attention of such counsel which causes them to believe that either the Registration Statement or the Prospectus included therein, as then amended or supplemented, or the documents incorporate by reference therein (in the case of such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion as to the financial statements and other financial data included therein or omitted therefrom).

                  In the event that any broker-dealer registered under the Exchange Act shall be an "affiliate" of, or shall have a "conflict of interest" with, the Company (each such term as defined in Schedule E to the By-Laws of the National Association of Securities Dealers
      ("NASD")), and such broker-dealer shall underwrite debt securities of the Company or participate as a member of an underwriting syndicate or selling group or otherwise "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the
      NASD) thereof, whether as a holder of such debt securities of the Company or as an underwriter, a placement or sales agent or a broker or dealer in respect of such debt securities or otherwise, the Company shall assist such broker-dealer, in complying with the requirements of such Rules and By-Laws, including, without limitation, by (1) if such Rules or By-Laws, including Schedule E thereto, shall so require, engaging a "qualified independent underwriter" (as defined in such Schedule) to participate in the preparation of the registration statement relating to such debt securities to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by the Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the maximum public offering price of such debt securities, (2) paying the fees and expenses of any such qualified independent underwriter and indemnifying the qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 3.4 hereof, and
      (3) providing to such broker-dealer such information concerning the Company and its affiliates, officers, directors, employees and securityholders as may be required in order for such broker-dealer to comply with the requirements of Schedule E to the NASD Bylaws and
      Section 44 of the Rules of Fair Practice.

            (k) Immediately prior to the effectiveness of the Registration Statement or, in the case of an underwritten offering, at the time of delivery of any Registered Securities sold pursuant thereto, the Company shall cause to be delivered to the selling holders and the














                                    F-12


      underwriters or agents, if any, letters from the Company's independent public accountants stating that such accountants are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations of the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent public accountants delivered in connection with primary underwritten public offerings.

            (l) If the managing underwriter or agent so requests, the underwriting or agency agreement shall set forth in full the provisions hereof relating to covenants, registration expenses, lock-up agreements, indemnification and contribution contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.8 and 3.9, with such changes therein as may be agreed to by the managing underwriter or agent, the Company and the selling holders.

            (m) The Company shall deliver such documents and certificates as may be requested by any selling holder or the underwriters or agents, if any, to evidence compliance with Section 3.1(i) and with any customary conditions contained in the underwriting or agency agreement, if any.

            (n) The Company will make available for inspection by representatives of the selling holders and the underwriters or agents participating in such offering, any attorney or accountant retained by such selling holders or underwriters or agents and, with respect to any private placement of Notes or Debentures, as the case may be, upon notice to the Company, prospective purchasers, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter or agent, attorney or accountant in connection with the preparation of the Registration Statement;
      provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by each such person (by, among other things, if so requested by the Company, entering into a confidentiality agreement in form and substance satisfactory to the Company) unless such records, information or documents become part of the public domain through no fault of such person or unless disclosure thereof is required by court or administrative order or the SEC (including the federal securities law).

            (o) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby (or 90 days if such period is a fiscal year), an earnings statement of the Company (in form complying with the provisions of Rule 158 under the rules and regulations of the SEC under the Securities Act), covering a period of 12 months













                                    F-13


      beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date.

            (p) The Company will enter into such customary agreements, including a customary underwriting or agency agreement with the underwriters or agents, if any, and take all such other actions in connection with the offering in order to expedite or facilitate the disposition of the Registered Securities.

            (q) (i) Prior to or at the time the Registration Statement becomes effective, the Company will prepare and qualify a trust indenture relating to the Notes or Debentures, as the case may be (an
      "Indenture"), under the Trust Indenture Act of 1939. In the event that any modification or amendment to such Indenture is required by such Act or the rules and regulations thereunder or by the staff of the SEC in order so to qualify the Indenture, the Company shall without delay solicit consents of holders (as defined in such Indenture) in the manner and with the effect provided by such Indenture, pursuant to which such holders shall be asked to consent to such modifications or amendments, but only such modifications or amendments, as shall be so required. In connection with any such solicitation, the Company shall recommend that Holders of Notes or Debentures, as the case may be, consent to such modifications or amendments. Notwithstanding the foregoing, in the event that such modifications or amendments may be effected without the consent of such Holders pursuant to the applicable provisions of the Indenture, the Company shall use its best efforts to effect such modifications or amendments without such consent.

                  (ii)  In the event that any such amendment or
      modification involves the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.


            3.2. Covenants of the Selling Holders. (a) Each selling holder shall use its best efforts to furnish to the Company such information regarding the distribution of such Registered Securities as is customarily requested from selling holders in underwritten public offerings.

            (b) Each selling holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(a)(vi), such selling holder will forthwith discontinue the disposition of its Registered Securities pursuant to the Registration
Statement until such selling holder's receipt of the copies of a supplemented or amended Prospectus contemplated by Section 3.1(f), or until it is advised in writing by the Company that the use of such Prospectus may be resumed. If the Company shall give













                                    F-14


any such notice, the Company shall extend the period of time during which the Company is required to keep the Registration Statement effective and usable by the number of days during the period from the date of receipt of such notice to the date when each selling holder of Registered Securities covered by such Registration Statement either receives the copies of a supplemented or amended Prospectus contemplated by Section 3.1(f) or is advised in writing by the Company that the use of such Prospectus may be resumed.

            (c) Each selling holder agrees to make customary representations and warranties to the Company and the underwriters or agents, if any, in form, substance and scope as are customarily made by selling holders in underwritten public offerings, but no selling holders, as such, shall be required to make any representation or warranty as to the accuracy or completeness of the Registration Statement (except as to written information furnished to the Company by such selling holder expressly for use therein).

            (d) Each selling holder agrees to provide the Company, upon receipt of its request, with such information about the selling holder to enable the Company to comply with the requirements of the Securities Act and to execute such certificates as the Company may reasonably request in connection with such information and otherwise to satisfy any requirements of law.

            3.3. Registration Expenses. (a) The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement with respect to each registration pursuant to
Section 2.1 or 2.2, including, without limitation:

            (i)   the preparation, printing and filing of the Registration
      Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the selling holders or the underwriters or agents, as the case may be;

            (ii) the preparation, printing and distribution of any underwriting or agency agreement, certificates representing the Registered Securities, any Blue Sky Survey and other documents relating to the performance of and compliance with this Agreement;

            (iii) the fees and disbursements of the Company's counsel and accountants and the reasonable fees and disbursements of one counsel retained by the selling holders pursuant to Section 3.3(b);

            (iv) the fees and disbursements of the underwriters or agents customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in














                                    F-15


      connection with the Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any;

            (v) the qualification of the Registered Securities under applicable securities laws in accordance with Section 3.1(g) and any filing for review of the offering with the NASD, including filing fees and fees and disbursements of counsel for the selling holders and the underwriters or agents, as the case may be, in connection therewith, in connection with any Blue Sky Survey; and

            (vi) all fees and expenses incurred in connection with the listing, if any, of any of the Registered Securities on any securities exchange pursuant to Section 3.1(h).

            (b)   In connection with the filing of each Registration
Statement, the Company will reimburse the selling holders for the reasonable fees and disbursements of one firm of legal counsel, which shall be chosen by the Representative(s) and shall be reasonably satisfactory to the Company.

            (c) Each selling holder will pay and bear all costs and expenses incident to the delivery of the Registered Securities to be sold by it, including any transfer taxes payable upon the sale of such Registered Securities to the purchaser thereof and any underwriting discounts or commissions payable to underwriters or agents in connection therewith.

            3.4. Indemnification. (a) In connection with each registration pursuant to Section 2.1 or 2.2, the Company agrees to indemnify and hold harmless each selling holder, each underwriter or agent participating in such offering, and each person, if any, who controls any selling holder or any such underwriter or agent within the meaning of
Section 15 of the Securities Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or













                                    F-16


      proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, which shall not be unreasonably withheld; and

            (iii)  against any and all expense whatsoever, as incurred
      (including fees and disbursements of counsel chosen by the selling holders and by the underwriters or agents), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that, with respect to any selling holder or any underwriter or agent, this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any such selling holder or underwriter or agent, respectively, expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (b) Each selling holder agrees severally, and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed a Registration Statement, each underwriter or agent participating in such offering and the other selling holders, and each person, if any, who controls the Company, any such underwriter or agent and any other selling holder within the meaning of Section 15 of the Securities
Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 3.4(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling holder expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (c) The obligations of the Company under Section 3.4(a) and of the selling holders under Section 3.4(b) to indemnify any underwriter or agent who participates in an offering (or any person, if any, controlling such underwriter or agent within the meaning of Section 15 of the Securities Act) shall be conditioned upon the underwriting or agency agreement with such underwriter or agent containing an














                                    F-17


agreement by such underwriter or agent to indemnify and hold harmless the Company, its directors, each of its officers who signed a Registration
Statement, and each selling holder, and each person, if any, who controls the Company or any such selling holder within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 3.4(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement
(or any amendment thereto), or any preliminary prospectus or the Prospectus
(or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such underwriter or agent expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (d) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve the indemnifying party from any liability it may have under this Agreement, except to the extent that the indemnifying party is materially prejudiced thereby. If it so elects, after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it, provided that the indemnified party shall be entitled to participate in the defense of such action with counsel chosen by it, the fees and expenses of which, subject to the next sentence, shall be paid by the indemnifying party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for
(i) the Company, its officer, directors and controlling persons as a group,
(ii) the selling holders and their controlling persons as a group and (iii) the underwriters or agents and their controlling persons as a group, in each case, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

            3.5. Contribution. (a) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this Section 3 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the selling holders and the underwriters or agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, the selling holders and one or more of the underwriters or agents, as incurred, in such proportions that (i) the underwriters or agents are responsible for that portion represented by the percentage that the underwriting discounts and commissions for the offering appearing on the cover page of the Prospectus (or, if not set forth on the cover page, that are















                                    F-18


applicable to the offering) bear to the initial public offering price appearing on the cover page (or, if not set forth on the cover page, that are applicable to the offering) and (ii) each of the selling holders and the Company is responsible for an equal portion of the balance.

            (b) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.5, each person, if any, who controls an underwriter or agent within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter or agent, and each director of the Company, each officer of the Company who signed a Registration Statement, and each person, if any, who controls the Company or a selling holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company or such selling holder, as the case may be.

            3.6.  Representations, Warranties and Indemnities to Survive.
The indemnity and contribution agreements contained in this Section 3 and the representations and warranties of the Company referred to in
Section 3.1(i) shall remain operative and in full force and effect regardless of (i) any termination of any underwriting or agency agreement,
(ii) any investigation made by or on behalf of the selling holders, the Company or any underwriter or agent or controlling person or (iii) the consummation of the sale or successive resales of the Registered
Securities.

            3.7. Rule 144. The Company covenants that it will continue to file the reports required to be filed by it under the Securities Act and the rules and regulations of the SEC thereunder and the Exchange Act and the rules and regulations of the SEC thereunder and it will take such further action as any Holder of Debentures or Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell
Notes or Debentures, as the case may be, without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time.
Upon the request of any Holder of Notes or Debentures, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

            3.8.  Participation in Underwritten Offerings.  No Holder of
Notes or Debentures may participate in any underwritten offering hereunder unless:

            (a) Such Holder executes a power of attorney appointing one or more (up to three) attorneys (each, a "Representative") designated by the selling holders proposing to sell a majority of the Notes or
















                                    F-19


      Debentures, as the case may be, proposed to be sold by all selling holders.
      Each such Representative shall be authorized, on customary terms, to execute the underwriting agreement on behalf of each selling holder and to otherwise act for the selling holders in connection with the offering.

            (b) Such Holder directly through its Representative enters into an underwriting agreement with the Company, the other selling holders, any selling securityholders and the underwriters, which underwriting agreement shall comply with the provisions of this
      Section 3.

            (c) Such Holder executes all questionnaires and other documents required by the underwriting agreement to be executed by such Holder.

            3.9. Lock-Up Agreements. (a) The Company agrees that it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of the Company, in the case of any registration pursuant to Section 2.1, for a period of 90 days from the effective date of any Registration Statement.

            (b) Each Holder whose Notes and/or Debentures are covered by a Registration Statement filed pursuant to Section 2.1 or 2.2 agrees that it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of the Company (except such Notes and/or Debentures covered by such Registration
Statement) for a period of 90 days from the effective date of any Registration Statement.

            (c) The lock-up agreements set forth in Sections 3.9(a) and 3.9(b) shall be subject to customary exceptions that may be contained in an underwriting agreement if any such registration involves an underwritten offering.

            4.    Miscellaneous.

            4.1. No Inconsistent Agreements. The Company covenants and agrees that it shall not grant registration rights with respect to Registrable Securities or any other securities which would be inconsistent with the terms contained in this Agreement. The Company is not currently a party to any agreement with respect to any of its equity or debt securities granting any registration rights to any person, other than the Warrant
Agreement and the Stock Appreciation Rights Agreement.

            4.2. Specific Performance. The parties hereto acknowledge that there may be no adequate remedy at law if any party fails to perform any of its obligations hereunder and that each party may be irreparably harmed by any such failure, and accordingly agree that















                                    F-20


each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.

            4.3. Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to the Company, to it at 1270 Avenue of the Americas, New York, New York
10020, Attention:  Secretary; if to GSMC, to it at 85 Broad Street, New
York, New York 10004; if to Whitehall, to it at 85 Broad Street, New York,
New York 10004; and if to a Holder, to the address of such Holder set forth in the security register or other records of the Company, or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

            4.4. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. In the event that any transferee of any holder of Notes or Debentures shall acquire Notes or Debentures, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a party hereto for all purposes and such Notes or Debentures shall be held subject to all of the terms of this Agreement, and by taking and holding such Notes or Debentures such transferee shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement. If the Company shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Notes or Debentures subject to all of the terms hereof.

            4.5. Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Notes or Debentures, any director, officer or partner of such holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Notes and Debentures pursuant to the Loan Agreement and Debenture Purchase Agreement and the transfer and registration of Notes or Debentures by such holder.

















                                    F-21


            4.6.  LAW GOVERNING.  THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            4.7.  Headings.  The descriptive headings of the several
Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

            4.8. Amendments. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the holders of at least 75 percent in aggregate principal amount of the Notes or Debentures, as the case may be, at the time outstanding. Each holder of any Notes or Debentures, as the case may be, at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 4.8, whether or not any notice, writing or marking indicating such amendment or waiver appears on such Notes or Debentures, as the case may be, or is delivered to such holder.

            4.9. Inspection. For so long as this Agreement shall be in effect, this Agreement and a complete list of the names and addresses of all the holders of Notes and Debentures shall be made available for inspection and copying on any business day, on reasonable notice, by any holder of Notes or Debentures, as the case may be, at the offices of the Company at the address thereof set forth in Section 4.3.

            4.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

































                                    F-22



            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.


                        ROCKEFELLER CENTER PROPERTIES, INC.



                              By:
                                 Richard M. Scarlata
                                 President


                        GOLDMAN SACHS MORTGAGE COMPANY

                              By:   Goldman Sachs Real Estate Funding
                                    Corp., General Partner

                                    By:
                                       Steven T. Mnuchin
                                       President


                        WHITEHALL STREET REAL ESTATE LIMITED PARTNERSHIP V

                              By:   WH Advisors, L.P. V, General Partner


                                    By:   WH Advisors, Inc. V, General
                                          Partner


                                         By:
                                            Ralph F. Rosenberg
                                             Vice-President



























                                    F-23



